Exhibit 99.1

ASSET PURCHASE AGREEMENT

DATED AS OF AUGUST 25, 2006,

BY AND BETWEEN

CABOT OIL & GAS CORPORATION AND CODY ENERGY LLC,

AS SELLER,

AND

PHOENIX EXPLORATION COMPANY LP,

AS BUYER

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EXHIBITS

Exhibit 8.3	Conveyance
Exhibit 10.2(c)	Affidavit of Non-Foreign Status
Exhibit A-1	Arbitration Procedures
Exhibit A-2	Property Schedule
Exhibit A-3	Allocated Values

SCHEDULES

Schedule 4.1(d)	Sellers’ Conflicts or Violations
Schedule 4.1(e)	Seller’s Consents
Schedule 4.1(f)	Seller’s Actions
Schedule 4.1(g)	Non-Compliance with Laws
Schedule 4.1(h)	Environmental Matters
Schedule 4.1(k)	Basic Documents
Schedule 4.1(l)	Commitments, Abandonments and Proposals
Schedule 4.1(n)	Certain Wells
Schedule 4.1(r)	Certain Crude Oil and Condensate Sales Contracts
Schedule 4.1(u)	Tax Partnerships
Schedule 4.1(v)	Insurance
Schedule 4.2(d)	Buyer’s Conflicts or Violations
Schedule 4.2(e)	Buyer’s Consents
Schedule 4.2(f)	Buyer’s Actions
Schedule 7.1 - Part I	Preference Rights
Schedule 7.1 - Part II	Transfer Requirements
Schedule 8.1	Conduct of Business
Schedule 8.12	Hedging Transactions
Schedule A-1	Certain Excluded Assets
Schedule A-2	Certain Permitted Encumbrances
Schedule A-3	Scheduled Imbalances
Schedule A-4	Royalty Amounts

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ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (this “Agreement”), dated as of August 25, 2006, is by and between CABOT OIL & GAS CORPORATION, a Delaware corporation (“COGC”), and CODY ENERGY LLC, a Colorado limited liability company (“Cody”) (collectively, “Seller”), and, PHOENIX EXPLORATION COMPANY LP, a Delaware limited partnership (“Buyer”).

WHEREAS, Seller owns certain oil and gas properties and related assets;

WHEREAS, Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, such oil and gas properties and related assets upon the terms and subject to the conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

ARTICLE I.

CERTAIN DEFINITIONS

Section 1.1 Certain Defined Terms. Unless the context otherwise requires, the respective terms defined in Appendix A attached hereto and incorporated herein shall, when used herein, have the respective meanings therein specified, with each such definition to be equally applicable both to the singular and the plural forms of the term so defined.

Section 1.2 References, Gender, Number. All references in this Agreement to an “Article,” “Section,” or “subsection” shall be to an Article, Section or subsection of this Agreement, unless the context requires otherwise. Unless the context otherwise requires, the words “this Agreement,” “hereof,” “hereunder,” “herein,” “hereby,” or words of similar import shall refer to this Agreement as a whole and not to a particular Article, Section, subsection, clause or other subdivision hereof. Whenever the context requires, the words used herein shall include the masculine, feminine and neuter gender, and the singular and the plural.

ARTICLE II.

SALE AND PURCHASE

Subject to the terms and conditions of this Agreement, Seller agrees to sell and convey to Buyer, and Buyer agrees to purchase from Seller, the Assets.

ARTICLE III.

CONSIDERATION AND PAYMENT

Section 3.1 Consideration. The consideration for the sale and conveyance of the Assets to Buyer is Three Hundred and Forty Million Dollars ($340,000,000.00) (the “Purchase Price”), as adjusted in accordance with the terms of this Agreement. The “Adjusted Purchase Price” shall be the Purchase Price

(i) as adjusted by the Initial Adjustment Amount determined pursuant to Section 3.3,

(ii) as adjusted for Title Defects, if any, in accordance with Section 6.2,

(iii) as may be adjusted in respect of the exercise of Preference Rights contemporaneously with Closing, in accordance with and as contemplated by Section 7.2,

(iv) as may be adjusted for amounts paid to the Escrow Agent pursuant to the Escrow Agreement in respect of Preference Properties that are not conveyed to Buyer at the Closing because the third parties holding such Preference Rights have not elected to purchase and have not waived such Preference Right as of the Closing, in accordance with and as contemplated by Section 7.2,

(v) as may be adjusted for amounts paid to the Escrow Agent pursuant to the Escrow Agreement in respect of Retained Assets that are not conveyed to Buyer at the Closing because of Transfer Requirements that have not been satisfied as of the Closing, in accordance with and as contemplated by Section 7.3,

(vi) as adjusted for the net gas imbalance position set forth on Schedule A-3 calculated in the manner contemplated by Section 3.5,

(vii) as adjusted for the total amount of Royalty Amounts set forth on Schedule A-4, and

(viii) as adjusted upward by an amount equal to interest on the Purchase Price, as adjusted in the manner provided in items (i) through (vii) above, minus the General Deposit Amount, from the Effective Time until the Closing Date at the Agreed Rate.

Section 3.2 Payment. Contemporaneously with the execution of this Agreement, Buyer has deposited $22,000,000.00 with Seller as a deposit hereunder (the “Deposit”). Upon the execution of the Escrow Agreement by Seller, Buyer and the Escrow Agent, Seller shall promptly pay to the Escrow Agent $5,000,000.00 of the Deposit (the “Hedging Security”) to be held by Escrow Agent pursuant to and in accordance with the Escrow Agreement. At (and subject to) the Closing, Buyer shall wire transfer an amount equal to the Adjusted Purchase Price minus $17,000,000.00 of the Deposit (the “General Deposit Amount”) in immediately available funds to JPMorgan Chase Bank, N.A. ABA No. 111-000-614 for the account of Seller, Account No. 636462608, or such other account specified by Seller to Buyer on or prior to the Business Day immediately preceding the Closing Date.

Section 3.3 Adjustment Period Cash Flow. (a) The Purchase Price shall be increased or decreased, as the case may be, by an amount equal to the Net Cash Flow with respect to the Assets for the time period (the “Adjustment Period”) beginning at the Effective Time and ending at 7:00 a.m. (local time) on the Closing Date. Seller shall deliver to Buyer no later than noon on the Business Day immediately preceding the Closing Date a statement (the “Adjustment Statement”) setting forth Seller’s preliminary determination (the “Initial Adjustment Amount”) of the Net Cash Flow. If the Initial Adjustment Amount shown on the Adjustment Statement is a positive number, then the Purchase Price shall be increased by such amount. If the Initial Adjustment Amount shown on the Adjustment Statement is a negative number, then the Purchase Price shall be decreased by such amount.

(b) The Adjustment Statement shall be based upon actual information available to Seller at the time of its preparation (which shall occur no earlier than ten (10) days prior to the Closing Date) and upon Seller’s good faith estimates and assumptions. There shall be attached to the Adjustment Statement such supporting documentation and other data as is reasonably necessary to provide a basis for the Net Cash Flow shown therein.

(c) The “Net Cash Flow” shall be the algebraic sum of (i) a positive amount equal to the aggregate amount paid by Seller as Seller’s share of the costs and expenses of exploration, maintenance, development, production and operation of the Assets incurred with respect to the Adjustment Period (including prepayments of any such costs or expenses), (ii) a positive amount equal to the sum of (A) all overhead charges paid by Seller to any operator of any of the Assets (other than operators that are Affiliates of Seller) incurred with respect to the Adjustment Period, and (B) with respect to any properties operated by Seller or any Affiliate of Seller, the overhead charges payable to Seller or such Affiliated operator on account of the Subject Interests in such properties under existing operating agreements or, if no overhead charge is applicable to a Subject Interest under an existing operating agreement, an overhead charge to such Subject Interest equal to the average drilling and producing well rates paid by Seller in the same geographic area as such Subject Interest during the six-month period immediately preceding the Effective Time, in each case incurred with respect to the Adjustment Period, and (iii) a negative amount equal to the aggregate gross proceeds received by Seller (A) from the sale or disposition of oil, gas and other hydrocarbons produced from the Assets during the Adjustment Period and (B) from the rental, sale, salvage or other disposition of any other Assets during the Adjustment Period.

Section 3.4 Post Closing Review. After the Closing, Seller shall review the Adjustment Statement, actual revenues and expenses and determine the actual Net Cash Flow. On or prior to the ninetieth (90th) day after the Closing Date, Seller shall present Buyer with a statement of the actual Net Cash Flow and such supporting documentation as is reasonably necessary to support the Net Cash Flow shown therein (the “Final Adjustment Statement”). Buyer will give representatives of Seller reasonable access to its premises and to its books and records for purposes of preparing the Final Adjustment Statement and will cause appropriate personnel of Buyer to assist Seller and Seller’s representatives, at no cost to Seller, in the preparation of the Final Adjustment Statement. Seller will give representatives of Buyer reasonable access to its premises and to its books and records for purposes of reviewing the calculation of Net Cash Flow and will cause appropriate personnel of Seller to assist Buyer and its representatives, at no cost to Buyer, in verification of such calculation. The Final Adjustment Statement shall become final and binding on Seller and Buyer as to the Net Cash Flow thirty (30) days following the date the Final Adjustment Statement is received by Buyer, except to the extent that prior to the expiration of such thirty (30) day period Buyer shall deliver to Seller notice, as hereinafter required, of its disagreement with the contents of the Final Adjustment Statement. Such notice shall be in writing and set forth all of Buyer’s disagreements with respect to any portion of the Final Adjustment Statement, together with Buyer’s proposed changes thereto, and shall include an explanation in reasonable detail of, and such supporting documentation as is reasonably necessary to support, such changes. If Buyer has timely delivered such a notice of disagreement to Seller, then, upon written agreement between Buyer and Seller resolving all disagreements of Buyer set forth in such notice, the Final Adjustment Statement will become final and binding upon Buyer and Seller as to the Net Cash Flow. If the Final Adjustment Statement has not become final and binding by the sixtieth (60th) day following its receipt by Buyer, then Buyer or Seller may submit any unresolved disagreements of

Buyer set forth in such notice to final and binding arbitration in accordance with the Arbitration Procedures. Upon resolution of such unresolved disagreements of Buyer, the Final Adjustment Statement shall be final and binding upon Buyer and Seller as to the Net Cash Flow. Within three (3) Business Days after the Final Adjustment Statement becomes final and binding, Seller or Buyer, as appropriate, shall pay to the other party the amount, if any, by which the Net Cash Flow as shown in the Final Adjustment Statement is less than or exceeds the Initial Adjustment Amount, together with interest thereon from the Closing Date until paid at the Agreed Rate.

Section 3.5 Gas Imbalances. On or prior to the 180th day after the Closing Date, Buyer shall prepare and present to Seller a revised Schedule A-3 setting forth the Negative Imbalances and the Positive Imbalances together with such supporting documentation, similar to that used by Seller in preparing Schedule A-3, as is reasonably necessary for Seller to substantiate the information set forth therein (collectively, the “Imbalance Information”). The Adjusted Purchase Price paid by Buyer at the Closing shall be deemed to be (a) reduced by an amount equal to (1) the Negative Imbalances multiplied by (2) $4.00 per Mcf and (b) increased by an amount equal to (1) the Positive Imbalances multiplied by (2) $4.00 per Mcf. A calculation of such deemed adjustment to the Adjusted Purchase Price (together with supporting documentation reasonably necessary for Seller to substantiate same) shall accompany the Imbalance Information delivered to Seller by Buyer pursuant to the terms of this Section 3.5. The Imbalance Information shall become final and binding on Seller and Buyer as to the Negative Imbalances and Positive Imbalances ten (10) days following the date the Imbalance Information is received by Seller, except to the extent that prior to the expiration of such ten (10) day period Seller shall deliver to Buyer notice, as hereinafter required, of its disagreement with the contents of the Imbalance Information. Such notice shall be in writing and set forth all of Seller’s disagreements with respect to any portion of the Imbalance Information, together with Seller’s proposed changes thereto, and shall include an explanation in reasonable detail of, and such supporting documentation as is reasonably necessary to support, such changes. If Seller has timely delivered such a notice of disagreement to Buyer, then, upon written agreement between Buyer and Seller resolving all disagreements of Seller set forth in such notice, the Imbalance Information will become final and binding upon Buyer and Seller as to the Negative Imbalances and Positive Imbalances. If the Imbalance Information has not become final and binding by the thirtieth (30th) day following its receipt by Seller, then Buyer or Seller may submit any unresolved disagreements of Seller set forth in such notice to final and binding arbitration in accordance with the Arbitration Procedures. Upon resolution of such unresolved disagreements of Seller, the Imbalance Information shall be final and binding upon Buyer and Seller as to the Negative Imbalances and Positive Imbalances. Within three (3) Business Days after the Imbalance Information becomes final and binding, Seller or Buyer, as appropriate, shall pay to the other party the amount by which the Adjusted Purchase Price is deemed to be decreased or increased on account of such imbalances, together with interest thereon from the Closing Date until paid at the Agreed Rate.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES

Section 4.1 Representations and Warranties of Seller. Seller represents and warrants to Buyer as follows:

(a) Organization and Qualification. COGC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to carry on its business as it is now being conducted. Cody is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Colorado and has the requisite limited liability company power to carry on its business as it is now being conducted. Seller is duly qualified to do business, and is in good standing, in each jurisdiction in which the Assets owned or leased by it makes such qualification necessary.

(b) Authority. COGC has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. Cody has all requisite limited liability company power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement and the transactions contemplated hereby have been duly and validly authorized by all requisite corporate or limited liability company, as applicable, action on the part of Seller.

(c) Enforceability. This Agreement constitutes a valid and binding agreement of Seller enforceable against Seller in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application with respect to creditors, and (ii) general principles of equity.

(d) No Conflict or Violation. Neither the execution and delivery of this Agreement nor the consummation of the transactions and performance of the terms and conditions contemplated hereby by Seller will (i) conflict with or result in any breach of any provision of the certificate of incorporation or by-laws, limited liability company agreement or other governing documents of Seller; (ii) be rendered void or ineffective by or under the terms, conditions or provisions of any agreement, instrument or obligation to which Seller is a party or is subject; (iii) result in a material default under the terms, conditions or provisions of any Asset (or of any material agreement, instrument or obligation relating to or burdening any Asset); or (iv) subject to the limitations contained in Section 4.1(c), violate in any material respect or be rendered void or ineffective under any Law or any judgment, order or decree of a Governmental Authority; provided that the representations and warranties contained in clauses (ii), (iii) and (iv) of this Section 4.1(d) are subject to the matters expressly described and set forth in Schedule 4.1(d) and the exceptions set forth in clauses (i) and (ii) of Section 4.1(e).

(e) Consents. Except for (i) consents of or filings in connection with the assignment of any federal or state leases or any interest therein, (ii) Preference Rights and Transfer Requirements set forth on Schedule 7.1, and (iii) the consents, filings or notices expressly described and set forth in Schedule 4.1(e), no material consent, approval, authorization or permit of, or filing with or notification to, any Person is required for or in connection with the execution and delivery of this Agreement by Seller or for or in connection with the consummation of the transactions and performance of the terms and conditions contemplated hereby by Seller.

(f) Actions. Except as set forth on Schedule 4.1(f), there are no Actions pending against Seller or, to the knowledge of Seller, threatened against Seller that relate to the Assets or the transactions contemplated by this Agreement. Seller is not subject to any outstanding order, writ, injunction or decree that is reasonably likely to interfere in any material respect with the use, ownership or operation of the Assets or would prevent or delay in any material respect the consummation of the transactions contemplated by this Agreement. Except as set forth on Schedule 4.1(f), Seller has not received any written demand regarding improper royalty payments relating to the Subject Interests that has not been resolved.

(g) Compliance With Laws. Except as set forth on Schedule 4.1(g), Seller is not in violation in any material respect of any Law applicable to the Assets. This Section 4.1(g) does not apply to environmental matters (for which Section 4.1(h) is applicable).

(h) Environmental Matters. Except as set forth on Schedule 4.1(h), no written notice, demand or complaint has been received by Seller from any Governmental Authority with respect to any material violation of any Environmental Law applicable to the Assets.

(i) Brokerage Fees and Commissions. Neither Seller nor any Affiliate of Seller has incurred any obligation or entered into any agreement for any investment banking, brokerage or finder’s fee or commission in respect of the transactions contemplated by this Agreement for which Buyer shall incur any liability.

(j) Bankruptcy. There are no bankruptcy, reorganization or arrangement proceedings pending against, being contemplated by, or, to the knowledge of Seller, threatened against Seller.

(k) Basic Documents. To Seller’s knowledge, Seller is not in material breach of the Basic Documents and to Seller’s knowledge, all Basic Documents are set forth on Schedule 4.1(k). All Basic Documents are in full force and effect and are the valid and legally binding obligations of the parties thereto and are enforceable in accordance with their respective terms, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application with respect to creditors, and (ii) general principles of equity. To the knowledge of Seller, no other party to any Basic Document (or any successor in interest thereto) is in material breach or default with respect to any of its obligations thereunder. To Seller’s knowledge, there has not occurred any event, fact or circumstance that with the lapse of time or the giving of notice, or both, would constitute such a material breach or default on behalf of Seller or with respect to any other party under the Basic Documents. Neither Seller nor, to the knowledge of Seller, any other party to any Basic Document has given or threatened to give notice of any action to terminate, cancel, rescind or procure a judicial reformation of any Basic Document or any provision thereof.

(l) Commitments, Abandonments or Proposals. Except as set forth in Schedule 4.1(l), to Seller’s knowledge, (1) Seller has incurred no expenses, and has made no commitments to make expenditures (including Seller has not entered into any agreements that would obligate Buyer to make expenditures), in connection with the ownership or operation of the Assets after the Effective Time, other than routine expenses incurred in connection with the ownership and normal operation of the Assets; (2) Seller has not abandoned any wells (or removed any material items of equipment, except those replaced by items of materially equal or better condition, suitability and value) on the Subject Interests since the Effective Time; and (3) no proposals or authorities for expenditures are currently outstanding (whether made by Seller or by any other party) to drill additional wells, or to deepen, plug back or rework existing wells, or to conduct other operations for which consent is required under the applicable operating or unitization agreement, or to conduct any other operations other than normal operation of existing wells on the Subject Interests, or to abandon any wells, on the Subject Interests.

(m) Consents and Preferential Rights. To Seller’s knowledge, Schedule 7.1 contains a complete and accurate list of all Preference Rights and Transfer Requirements required to be obtained by Seller or waived for the assignment of the Assets to Buyer.

(n) Well Status. Except as set forth on Schedule 4.1(n), and except to the extent as would not have a material impact on the value, use or operation of the Assets, to Seller’s knowledge, there are no wells located on the Subject Interests that: (a) have been plugged and abandoned but have not been plugged in accordance with all applicable requirements of each Regulatory Authority having jurisdiction over the Subject Interests or (b) have been temporarily abandoned but not yet plugged and abandoned.

(o) FIRPTA Disclaimer. Seller is not a foreign person or foreign corporation under the Deficit Reduction Act of 1984, 26 U.S.C. § 1445, et seq. and none of the Purchase Price need be withheld pursuant to such statute or the regulations promulgated thereunder.

(p) Federal Leases. To Seller’s knowledge, all federal lease accounts, with respect to federal leases included in the Assets, are current and all payments required thereunder have been made.

(q) Taxes. Seller has timely filed or caused to be filed all federal, state, local and foreign Tax and information returns required under the Law of such jurisdictions. All Taxes (other than those being contested in good faith for which adequate provisions will be made) shown on said returns to be due and additional assessments received prior to the date hereof that are due and payable have been paid.

(r) Sales Agreements. Except as set forth on Schedule 4.1(r), (i) all crude oil and condensate sales arrangements and division orders relating to the Properties have index price or other market-sensitive price terms and may be terminated by Buyer upon not more than 92 days’ notice without penalty or detriment to Buyer; and (ii) to Seller’s knowledge, Seller has not received at any time nor is Seller obligated to receive any advance, take-or-pay or other similar payments under production sales contracts that entitle the purchasers thereunder to recoup or otherwise receive deliveries of oil, gas or other hydrocarbons at any time on or after the Effective Date without payment therefor.

(s) Wells. To Seller’s knowledge, (i) all of the wells in which Seller has an interest by virtue of its ownership in the Assets have been drilled and completed within the boundaries of the related Subject Interest or within the limits otherwise permitted by contract, pooling or unit agreement, and by Law, and (ii) all drilling and completion of the wells included in each Subject Interest and all development and operations on such Subject Interest are being conducted in compliance in all material respects with all applicable Laws and permits, and judgments, orders and decrees of any Governmental Authority. To Seller’s knowledge, no well included on any Subject Interest is subject to material penalties on allowables after the date hereof because of any overproduction or any other violation of applicable Laws or permits or judgments, orders or decrees of any Governmental Authority that would prevent in any material respect such well from being entitled to its full legal and regular allowable from and after the date hereof as prescribed by any Governmental Authority. Notwithstanding anything herein provided to the contrary, this Section 4.1(s) does not apply to environmental matters (for which Section 4.1(h) is applicable).

(t) Imbalances. To Seller’s knowledge, based on the information available to Seller at the date of execution of this Agreement, Schedule A-3 sets forth all wellhead or pipeline imbalances pertaining to the Subject Interests and the Gas Plants as of June 30, 2006.

(u) Tax Partnerships. Except as set forth on Schedule 4.1(u), none of the Properties is subject to an agreement or arrangement which is treated as a partnership for federal income tax purposes with respect to which a valid election has not been made to be excluded from all of Subchapter K of Chapter 1 of Subtitle A of the Code.

(v) Insurance. Schedule 4.1(v) sets forth Seller’s insurance coverages on the Assets and the operation thereof. The insurance coverages set forth in Schedule 4.1(v) are in full force and effect and Seller has paid all premiums associated therewith on a timely basis. To Seller’s knowledge, there have been no actions or omissions by Seller which violate the terms of Seller’s insurance coverages set forth on Schedule 4.1(v).

Section 4.2 Representations and Warranties of Buyer. Buyer represents and warrants to Seller as follows:

(a) Organization and Qualification. Buyer is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite limited partnership power to carry on its business as it is now being conducted. As of the Closing Date, Buyer will be duly qualified to do business and is in good standing in each jurisdiction in which the Assets to be acquired by it makes such qualification necessary.

(b) Authority. Buyer has all requisite limited partnership power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement. The execution, delivery and performance of this Agreement and the transactions contemplated hereby have been duly and validly authorized by all requisite limited partnership action on the part of Buyer.

(c) Enforceability. This Agreement constitutes a valid and binding agreement of Buyer enforceable against Buyer in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws of general application with respect to creditors, and (ii) general principles of equity.

(d) No Conflict or Violation. Neither the execution and delivery of this Agreement nor the consummation of the transactions and performance of the terms and conditions contemplated hereby by Buyer will (i) conflict with or result in any breach of any provision of the certificate of formation or agreement of limited partnership (or other similar governing documents) of Buyer; (ii) be rendered void or ineffective by or under the terms, conditions or provisions of any agreement, instrument or obligation to which Buyer is a party or is subject; or (iii) subject to the limitations contained in Section 4.2(c), violate in any material respect or be rendered void or ineffective under any Law or any judgment, order or decree of a Governmental Authority; provided that the representations and warranties contained in clauses (ii) and (iii) of this Section 4.2(d) are subject to the matters expressly described and set forth in Schedule 4.2(d) and the exceptions set forth in clauses (i) and (ii) of Section 4.2(e).

(e) Consents. Except for (i) consents of or filings in connection with the assignment of any federal or state leases or any interest therein, (ii) Preference Rights and Transfer Requirements, and (iii) the consents, filings or notices expressly described and set forth in Schedule 4.2(e), no consent, approval, authorization or permit of, or filing with or notification to, any Person is required for or in connection with the execution and delivery of this Agreement by Buyer or for or in connection with the consummation of the transactions and performance of the terms and conditions contemplated hereby by Buyer.

(f) Actions. Except as set forth on Schedule 4.2(f), there are no Actions pending against Buyer or, to the knowledge of Buyer, threatened against Buyer that relate to the transactions contemplated by this Agreement.

(g) Brokerage Fees and Commissions. Neither Buyer nor any Affiliate of Buyer has incurred any obligation or entered into any agreement for any investment banking, brokerage or finder’s fee or commission in respect of the transactions contemplated by this Agreement for which Seller shall incur any liability.

(h) Qualified Owner. As of the Closing Date, Buyer (i) will be qualified to own federal oil, gas and mineral leases, and state oil and gas leases in the states of Texas and Louisiana, and (ii) will have complied with all necessary governmental bonding requirements arising from its ownership of the Assets. The consummation of the transactions contemplated hereby will not cause Buyer to be disqualified as an owner of such leases or to exceed any acreage limitation imposed by any statute, rule, regulation or order of Governmental Authority.

(i) Funds. Buyer has sufficient funds available to enable Buyer to consummate the transactions contemplated hereby and to pay all related fees and expenses of Buyer.

(j) No Distribution. Buyer is an experienced and knowledgeable investor in the oil and gas business. Prior to entering into this Agreement, Buyer was advised by its counsel and such other Persons it has deemed appropriate concerning this Agreement and has relied solely on the express representations and warranties of Seller in this Agreement and on an independent investigation and evaluation of, and appraisal and judgment with respect to, the geologic and geophysical characteristics of the Subject Interests, the estimated reserves recoverable therefrom, and the price and expense assumptions applicable thereto. Buyer is not acquiring any interests in the Assets in connection with a distribution thereof in violation of the Securities Act of 1933 and the rules and regulations thereunder or any applicable state blue sky laws.

(k) Bankruptcy. There are no bankruptcy, reorganization or arrangement proceedings pending against, being contemplated by, or to the knowledge of Buyer, threatened against Buyer.

ARTICLE V.

INVESTIGATION OF ASSETS; CONFIDENTIALITY

Section 5.1 Investigation of Assets. Promptly following the execution of this Agreement and until the Closing Date (or earlier termination of this Agreement), Seller (i) shall permit Buyer and its representatives at reasonable times to examine, in Seller’s offices, all drill site title opinions, division order title opinions, ownership maps, lease files, assignments and division orders and other Records relating to the Assets insofar as the same are in Seller’s possession and insofar as Seller may do so without (a) violating legal constraints or any legal obligation or (b) waiving any attorney/client privilege (except with respect to title opinions, title reports and other title materials prepared by Seller’s attorneys, which shall be made available to Buyer) and (ii), subject to any required consent of any third Person, shall permit Buyer and its representatives at reasonable times and at Buyer’s sole risk, cost and expense, to conduct reasonable inspections of the Assets; provided, however, (x) Buyer shall have no right to perform any environmental due diligence whatsoever and (y) Buyer shall indemnify and hold harmless, release and agree to defend the Seller Indemnified Parties from and against any and all Covered Liabilities resulting or arising in whole or in part from Buyer’s inspection of the Assets, including, without limitation, claims for personal injuries, property damage and reasonable attorney’s fees, regardless of any concurrent negligence or strict liability on the part of the Seller Indemnified Parties and regardless of the form of claim whether at common law, strict liability, negligence or under any statute or regulation; provided that Buyer shall not indemnify any of the Seller Indemnified Parties for claims arising out of the gross negligence or willful misconduct of any Seller Indemnified Party.

Section 5.2 Confidential Information. Unless and until the Closing occurs, Buyer agrees to maintain all information made available to it pursuant to Section 5.1 confidential and to cause its officers, employees, representatives, consultants and advisors to maintain all information made available to them pursuant to Section 5.1 confidential, all as provided in that certain Confidentiality Agreement dated June 20, 2006 (the “Confidentiality Agreement”), by and between COGC and Buyer, the terms of which are incorporated herein by reference and made a part of this Agreement.

ARTICLE VI.

TITLE AND ENVIRONMENTAL DEFECTS

Section 6.1 No Warranty or Representation. Without limiting Buyer’s right to adjust the Purchase Price by operation of Section 6.2 and except to the extent expressly provided in the Conveyance, Seller makes no warranty or representation, express, implied, statutory or otherwise, with respect to Seller’s title to any of the Assets and Buyer hereby acknowledges and agrees that Buyer’s sole remedy for any defect of title, including any Title Defect, with respect to any of the Assets shall be pursuant to the procedures set forth in this Article VI, which remedies shall cease, and be deemed to be finally and conclusively satisfied, in all respects, other than with respect to any unresolved Deferred Adjustment Claims which will be governed by Section

6.5, upon the Closing. Furthermore, Seller makes no warranty or representation, express, implied, statutory or otherwise, with respect to the accuracy or completeness of the information, records and data now, heretofore or hereafter made available to Buyer in connection with this Agreement (including, without limitation, any description of the Assets, pricing assumptions, potential for production of oil, gas or other hydrocarbons from the Subject Interests or reserves attributable to the Subject Interests, projected development costs, projected plugging and abandonment costs, any geological or other interpretations or other economic evaluations or any other matters contained in or related to the Reserve Data; any environmental information; or any other material furnished to Buyer by Seller or by Seller’s agents or representatives). Without limiting in any way the provisions of Section 6.6, the preceding sentence is not intended to modify the express terms and provisions of Section 4.1.

Section 6.2 Buyer’s Title Review.

(a) Buyer’s Assertion of Title Defects. Prior to the expiration of the period commencing on the execution of this Agreement and ending at 12:00 p.m., Central Daylight Time, on September 20, 2006 (the “Title Examination Period”), Buyer shall notify Seller in writing of any matters that, in Buyer’s opinion, constitute Title Defects and that Buyer intends to assert as a Title Defect with respect to any Property pursuant to this Article VI. For all purposes of this Agreement, Buyer shall be deemed to have waived any Title Defect that Buyer fails to assert as a Title Defect by written notice given to Seller on or before the expiration of the Title Examination Period. To be effective, Buyer’s written notice of a Title Defect must include (i) a brief description of the matter constituting the asserted Title Defect, (ii) the claimed Title Defect Amount attributable thereto, and (iii) supporting documents reasonably necessary for Seller to verify the existence of such asserted Title Defect. Buyer shall promptly furnish Seller with written notice of any Seller Title Credit that is discovered by any of Buyer’s employees or representatives while conducting Buyer’s title review, due diligence or investigation with respect to the Subject Interests and Properties; provided, however, that nothing in this Agreement shall impose upon Buyer any affirmative duty or obligation to search for any Seller Title Credits.

(b) Purchase Price Allocations. The Purchase Price has been allocated to the various Subject Interests in Properties in the manner and in accordance with the respective values set forth in Allocated Value Schedule. If any adjustment is made to the Purchase Price pursuant to this Section 6.2, a corresponding adjustment shall be deemed to be automatically made to the portion of the Purchase Price allocated to the affected Property in the Allocated Value Schedule.

(c) Seller’s Opportunity to Cure. Seller shall have until two (2) days prior to the Closing Date, at its cost and expense, if it so elects but without obligation, to cure all or a portion of such asserted Title Defects. Notwithstanding Buyer’s assertion of a Title Defect pursuant to Section 6.2(a), by notice to Seller, Buyer may at any time thereafter waive such Title Defect. Any asserted Title Defects that are waived by Buyer or cured within such time shall be deemed “Permitted Encumbrances” hereunder. If Seller within such time fails to cure any Title Defect of which Buyer has given timely written notice as required above and Buyer has not and does not waive same on or before the day immediately preceding the Closing Date, the Property affected by such uncured and unwaived Title Defect shall be a “Title Defect Property”.

(d) Buyer’s Title Adjustments. Subject to the immediately following sentence of this Section 6.2(d), as Buyer’s sole and exclusive remedy against Seller or any of its Affiliates with respect to Title Defects asserted pursuant to Section 6.2(a), Buyer shall be entitled to reduce the Purchase Price at the Closing by the amount, if any, by which the aggregate amount of Title Defect Amounts with respect to all Title Defect Properties (other than those from which Seller elects to indemnify Buyer pursuant to the immediately following sentence and those that are the subject of a Deferred Adjustment Claim which will be governed by Section 6.5) exceeds the Deductible. Notwithstanding anything herein provided to the contrary, Seller may elect to indemnify Buyer (as provided in Article XIII) from and against any Covered Liabilities resulting from any Title Defect relating to a Title Defect Property by electing prior to Closing (with respect to an undisputed Title Defect) or before or within five (5) Business Days after receipt of the final and written decision of the board or arbitrators (with respect to a Title Defect that is the subject of a Deferred Adjustment Claim) to treat the Covered Liabilities resulting from such Title Defect as Retained Liabilities. “Title Defect Amount” shall mean, with respect to a Title Defect Property, the amount by which the value of such Title Defect Property is impaired as a result of the existence of one or more Title Defects, which amount shall be determined as follows:

(1) If the Title Defect results from Seller having a lesser Net Revenue Interest in such Title Defect Property than the Net Revenue Interest specified therefor in the Allocated Value Schedule, the Title Defect Amount shall be equal to the product obtained by multiplying the portion of the Purchase Price allocated to such Title Defect Property in the Allocated Value Schedule by a fraction, the numerator of which is the reduction in the Net Revenue Interest and the denominator of which is the Net Revenue Interest specified for such Title Defect Property in the Allocated Value Schedule.

(2) If the Title Defect results from Seller having a greater Working Interest in a Title Defect Property than the Working Interest specified therefor in the Allocated Value Schedule, the Title Defect Amount shall be equal to the present value (discounted at 10% compounded annually) of the increase in the costs and expenses forecasted in the Reserve Data with respect to such Title Defect Property for the period from and after the Effective Time that is attributable to such increase in Seller’s Working Interest.

(3) If the Title Defect results from the existence of a lien, security interest or charge for a liquidated amount, the Title Defect Amount shall be an amount sufficient to discharge such lien, security interest, or charge for a liquidated amount.

(4) If the Title Defect results from any matter not described in paragraphs (1), (2) or (3) above, the Title Defect Amount shall be an amount equal to the difference between the value of the Title Defect Property affected by such Title Defect with such Title Defect and the value of such Title Defect Property without such Title Defect (taking into account the portion of the Purchase Price allocated in the Allocated Value Schedule to such Title Defect Property); provided, that if such Title Defect is reasonably susceptible of being cured, the Title Defect Amount shall be the reasonable cost and expense of curing such Title Defect, if less.

(5) If a Title Defect is not effective or does not affect a Title Defect Property after a date certain, such fact shall be taken into account in determining the Title Defect Amount.

(6) The Title Defect Amount with respect to a Title Defect Property shall be determined without duplication of any costs or losses included in another Title Defect Amount hereunder. For example, but without limitation, if a lien affects more than one Title Defect Property or the curative work with respect to one Title Defect results in the curing of any other Title Defect affecting the same or another Title Defect Property, the amount necessary to discharge such lien or the cost and expense of such curative work shall only be included in the Title Defect Amount for one Title Defect Property and only once in such Title Defect Amount.

(7) If a Title Defect affects only a portion of a Property (as contrasted with an undivided interest in the entirety of such Property) and a portion of the Purchase Price has not been allocated specifically to such portion of a Property in the Allocated Value Schedule, then for purposes of computing the Title Defect Amount, the portion of the Purchase Price allocated to such Property shall be further allocated among the portions of such Property in the proportion that the portion of such Property affected by such Title Defect bears to the entire Property.

(8) The Title Defect Amount attributable to a Title Defect Property or any portion thereof shall not exceed the portion of the Purchase Price allocated to such Title Defect Property or such portion in Section 6.2(b) and paragraph (7) above. For example, but without limitation, if Seller does not own fifty percent (50%) of the Net Revenue Interest specified in the Allocated Value Schedule for a Title Defect Property and such unowned fifty percent (50%) interest is also burdened by a lien, the Title Defect Amount for such Title Defect Property shall not exceed the portion of the Purchase Price allocable to such fifty percent (50%) interest notwithstanding that it may be affected by multiple Title Defects.

(9) No Title Defect Amount shall be allowed on account of and to the extent that an increase in Seller’s Working Interest in a Property has the effect of proportionately increasing Seller’s Net Revenue Interest in such Property.

Section 6.3 Determination of Title Defects. A portion of a Property shall be deemed to have a “Title Defect” if any one or more of the following statements is untrue with respect to such portion of a Property as of the Effective Time and as of the Closing Date:

(a) Seller has Defensible Title thereto.

(b) All royalties, rentals, Pugh clause payments, shut-in gas payments and other payments due with respect to such portion of a Property have been properly and timely paid, except for payments held in suspense for title or other reasons that do not constitute grounds for cancellation of Seller’s rights in such Property.

(c) Seller is not in default under the material terms of any leases, farm-out agreements or other contracts or agreements respecting such portion of a Property that could (1) prevent Seller from receiving the oil, gas or other hydrocarbons or proceeds from the sale of such production attributable to Seller’s interest therein, or (2) result in cancellation, forfeiture, termination or relinquishment of Seller’s interest therein.

Notwithstanding any other provision in this Agreement to the contrary, the following matters shall not be asserted as, and shall not constitute Title Defects: (i) any title defect that does not result in a diminution in the present value of a Property by more than $100,000.00, (ii) defects in the early chain of the title consisting of the mere failure to recite marital status in a document or omissions of successions of heirship proceedings, unless Buyer provides affirmative evidence that such failure or omission results in another party’s superior claim of title to the relevant Property, or portion thereof, (iii) defects arising out of lack of survey, (iv) defects arising out of lack of corporate authorization, unless Buyer provides affirmative evidence that such corporate action was not authorized and results in another party’s superior claim of title to the relevant Property or portion thereof, (v) defects that have been cured by possession under the applicable statutes of limitations or statutes for prescription, (vi) any title defect that results from Seller’s compliance with Section 8.1(c), excluding Section 8.1(c)(4)(i), provided that such compliance does not result in a violation of Section 8.1(b), (vii) the matter described in Schedule 4.1(h), and (viii) the matters referenced in or resulting from the disclosures set forth in item 4 on Schedule 4.1(f) and as threatened actions on Schedule 4.1(f) and the disclosures set forth in Schedule 4.1(u).

Section 6.4 Seller Title Credit. A “Seller Title Credit” shall mean, with respect to a Property, the amount by which the value of such Property is enhanced by virtue of (a) Seller having a greater Net Revenue Interest in such Property than the Net Revenue Interest specified therefor in the Allocated Value Schedule, or (b) Seller having a lesser Working Interest in such Property than the Working Interest specified therefor in the Allocated Value Schedule, which amount shall be determined as follows:

(1) If the Seller Title Credit results from Seller having a greater Net Revenue Interest in such Property than the Net Revenue Interest specified therefor in the Allocated Value Schedule, the Seller Title Credit shall be equal to the product obtained by multiplying the portion of the Purchase Price allocated to such Property in the Allocated Value Schedule by a fraction, the numerator of which is the increase in the Net Revenue Interest and the denominator of which is the Net Revenue Interest specified for such Property in the Allocated Value Schedule.

(2) If the Seller Title Credit results from Seller having a lesser Working Interest in a Property than the Working Interest specified therefor in the Allocated Value Schedule, the Seller Title Credit shall be equal to the present value (discounted at 10% compounded annually) of the decrease in the costs and expenses forecasted in the Reserve Data with respect to such Property for the period from and after the Effective Time that is attributable to such decrease in Seller’s Working Interest.

(3) In determining the amount of Seller Title Credits, the principles and methodology set forth in paragraphs (5), (6) and (7) of Section 6.2(d) shall be applied, mutatis mutandis.

(4) No Seller Title Credit shall be allowed on account of and to the extent that a decrease in Seller’s Working Interest in a Property has the effect of proportionately decreasing Seller’s Net Revenue Interest in such Property.

Section 6.5 Deferred Claims and Disputes. In the event that Buyer and Seller have not agreed upon one or more title adjustments, credits or offsets claimed by Buyer or Seller pursuant to and in accordance with the requirements of this Article VI, any such claim (a “Deferred Adjustment Claim”) shall be settled pursuant to this Section 6.5 and, except as provided in Sections 9.1(e) and 9.2(e), shall not prevent or delay Closing. With respect to each potential Deferred Adjustment Claim, Buyer and Seller shall deliver to the other a written notice describing each such potential Deferred Adjustment Claim, the amount in dispute and a statement setting forth the facts and circumstances that support such party’s position with respect to such Deferred Adjustment Claim. At Closing, the Purchase Price shall not be reduced on account of, and, except as provided in Sections 9.1(e) and 9.2(e), no effect shall be given to, the Deferred Adjustment Claim. On or prior to the thirtieth (30th) consecutive calendar day following the Closing Date (the “Deferred Matters Date”), Seller and Buyer shall attempt in good faith to reach agreement on the Deferred Adjustment Claims and, ultimately, to resolve by written agreement all disputes regarding the Deferred Adjustment Claims. Any Deferred Adjustment Claims that are not so resolved on or before the Deferred Matters Date may be submitted by either Buyer or Seller to final and binding arbitration in accordance with the Arbitration Procedures; provided, however, that Seller may elect at any time to resolve all disputes relating to the Deferred Adjustment Claims by (i) reducing the Deductible (to the extent the Deductible has not been reduced to zero) or paying to Buyer the amount by which the Purchase Price would have been reduced at Closing on account of the Title Defects that constitute Deferred Adjustment Claims if same did not constitute Deferred Adjustment Claims, together with interest thereon from the Closing Date to the date of such payment at the Agreed Rate, or (ii) indemnifying Buyer from and against any Covered Liabilities resulting from any Title Defect that constitutes a Deferred Adjustment Claim by electing to treat such Title Defect as a Retained Liability. Notwithstanding anything herein provided to the contrary, including Section 6.2(c), Seller shall be entitled to cure any Title Defect that constitutes a Deferred Adjustment Claim at any time prior to the point in time when a final and binding written decision of the board of arbitrators is made with respect thereto in accordance with the Arbitration Procedures. Subject to Seller’s indemnification rights pursuant to Section 6.2(d), any Title Defect Amount to which Buyer becomes entitled under the final and binding written decision of the board of arbitrators shall (i) reduce the Deductible (to the extent the Deductible has not been reduced to zero), or (ii) be refunded by Seller to Buyer within five Business Days after such decision, together with interest thereon from the Closing Date to the date of payment at the Agreed Rate.

Section 6.6 No Duplication. Notwithstanding anything herein provided to the contrary, if the breach of any representation or warranty of Seller set forth in Section 4.1 also could result in a Title Defect, then Buyer shall only be entitled to assert such Title Defect pursuant to this Article VI and shall be precluded from also asserting such Title Defect and recovering the resulting Title Defect Amount or any losses or damages resulting from such Title Defect on the basis of the breach of any such representation or warranty.

Section 6.7 Environmental Defects.

(a) Following the Closing, for any Environmental Defect Property for which Buyer provides notice of an Environmental Defect prior to the execution of this Agreement, Buyer shall, in its discretion, conduct investigative, remedial or other activities (“Environmental Activities”) at the Environmental Defect Property so that it ceases to have the Environmental Defect; provided however, all fair and reasonable out-of-pocket costs paid by Buyer to conduct Environmental Activities reasonably necessary to bring the Environmental Defect Property into compliance with Environmental Laws (as those Laws exist at Closing) for which Buyer furnishes Seller reasonable substantiation shall be applied to reduce any portion of the Deductible that has not been reduced pursuant to Section 6.2(d) or Section 13.4(b). Notwithstanding anything herein provided to the contrary, Buyer acknowledges and agrees that if the Environmental Defect Amount attributable to an Environmental Defect is less than or equal to $100,000.00, then Seller shall have no liability whatsoever with respect to such Environmental Defect pursuant to this Section 6.7 or otherwise. Any costs incurred by Buyer to conduct additional Environmental Activities required by standards imposed by a Governmental Authority that become applicable after Closing or costs for any additional Environmental Activities required as a result of events that occur after Closing shall not be applied to reduce the Deductible. If, and only if, Buyer pays costs in conducting Environmental Activities in accordance with this Section 6.7(a) that result in the reduction of the Deductible to zero, Buyer shall no longer be obligated to conduct or pay for Environmental Activities under this Subsection 6.7(a) and then Subsections 6.7(b)-(d) shall apply instead.

(b) If Buyer is no longer obligated to conduct or pay for Environmental Activities as provided in the last sentence of Section 6.7(a), then, with respect to any Environmental Defect Property for which Buyer provides notice of an Environmental Defect prior to the execution of this Agreement, Seller shall conduct, at Seller’s sole cost, risk and expense, Environmental Activities at the Environmental Defect Property so that it ceases to have the Environmental Defect. Seller’s obligation under this Section 6.7(b) shall be limited to Environmental Activities reasonably necessary to bring the Environmental Defect Property into compliance with Environmental Laws as those Laws exist at Closing. Buyer shall be responsible for any additional Environmental Activities required by standards imposed by a Governmental Authority that become applicable after Closing or for any additional Environmental Activities required as a result of events that occur after Closing. Buyer shall reasonably cooperate with Seller as Seller conducts any Environmental Activities. Seller shall use its commercially reasonable efforts to complete the Environmental Activities required to be performed by it pursuant to this Section 6.7(b) as soon as is reasonably practical. To the extent any damage to an Environmental Defect Property is caused by any Environmental Activities conducted by or on behalf of Seller, Seller shall be responsible to repair such damage. Seller shall keep Buyer informed of the nature, kind, scope, proposed timing, duration and results of the Environmental

Activities and shall share with the Buyer all information regarding the Environmental Activities and Environmental Defects as may be reasonably requested by Buyer.

(c) Seller shall, with reasonable care and consistent with sound investigation and remediation practices, undertake any Environmental Activities it conducts in a manner that will not unreasonably interfere with Buyer’s use of Environmental Defect Properties for oil and gas exploration and development purposes. Buyer acknowledges that Environmental Activities that may be undertaken by Seller include, without limitation, sampling and excavating soil and the sampling, operation and maintenance of groundwater monitoring and recovery wells, associated piping, groundwater pumping and treatment equipment, and other facilities and equipment. Buyer shall, without further compensation, cost or fees to Seller, grant and provide all necessary access reasonably required by Seller to enter Environmental Defect Properties to undertake Environmental Activities.

(d) Seller shall have the right to control any Environmental Activities it undertakes and the right to select an appropriate cleanup standard for any Environmental Defect in accordance with Environmental Laws, including cleanup standards applicable to industrial properties or oil and gas exploration and production properties. Buyer acknowledges that Environmental Activities conducted to remedy any Environmental Defects may involve the filing of land use and deed restrictions, institutional and engineering controls, groundwater use restrictions, and access and easement rights, and restrictive covenants (including, but not limited to, a prohibition against installation of water wells on Environmental Defect Properties). No such land and deed restriction, institutional and engineering controls, access and easement rights, or restrictive covenants shall unreasonably interfere with the ability to use the Environmental Defect Property for oil and gas exploration and production purposes, and the processing, treatment, handling and transportation of oil, gas and other hydrocarbons and the handling and disposal of other substances and materials used in such operations. Buyer shall cooperate with Seller in obtaining and maintaining any necessary documents, permits or deed conditions, and Buyer shall not take any action in contravention of such land use, deed restrictions and other requirements. To the extent such matters are within Buyer’s control, Buyer shall not use any Environmental Defect Property, or permit any Environmental Defect Property to be used, for residential, health care, childcare or school purposes unless such properties are used for such purposes as of the Closing Date.

ARTICLE VII.

PREFERENCE RIGHTS AND CONSENTS

Section 7.1 Compliance. Buyer’s purchase of the Assets is expressly subject to all validly existing and applicable Preference Rights and Transfer Requirements. Prior to the Closing Date, Seller shall initiate, and shall use commercially reasonable efforts to complete, all procedures required to comply with or obtain the waiver of all Preference Rights and Transfer Requirements set forth in Schedule 7.1 with respect to the transactions contemplated by this Agreement. With respect to all Retained Assets for which Seller has not obtained, complied with or otherwise satisfied applicable Transfer Requirements prior to the Closing Date, Seller shall continue to use its commercially reasonable efforts to obtain the waiver of such Transfer Requirements for one hundred eighty (180) days after the Closing Date. Seller shall be liable for any costs and expenses incurred in connection with complying with or obtaining the waiver of all

Preference Rights and Transfer Requirements. Notwithstanding anything herein provided to the contrary, neither Seller nor Buyer shall be obligated to pay any money to any Person in order to comply with or obtain the waiver of any Preference Right or Transfer Requirement.

Section 7.2 Effect of Preference Rights. If a third party who has been offered a Preference Property pursuant to Section 7.1 elects prior to Closing to purchase such Preference Property in accordance with the terms of such Preference Right, and Seller receives, and promptly delivers to Buyer, written notice of such election prior to the Closing Date, such Preference Property will be eliminated from the Assets and the Purchase Price shall be reduced by the portion of the Purchase Price allocated to such Preference Property pursuant to the immediately following sentence. The portion of the Purchase Price to be allocated to any Asset or portion thereof affected by a Preference Right (a “Preference Property”) shall be the portion of the Purchase Price allocated thereto in the Allocated Value Schedule. If a Preference Right affects only a portion of a Property and a portion of the Purchase Price has not been allocated specifically to such portion of a Property in Allocated Value Schedule, then the portion of the Purchase Price to be allocated to such Preference Property shall be determined in the same manner as provided in Section 6.2(d)(7) when a Title Defect affects only a portion of a Property. If a third party who has been offered a Preference Property or who has been requested to waive its Preference Right pursuant to Section 7.1 does not elect to purchase such Preference Property or waive such Preference Right with respect to the transactions contemplated by this Agreement prior to the Closing Date, such Preference Property shall be not be conveyed to Buyer at Closing subject to such Preference Right, but shall be retained by Seller pending resolution of the matter, and the value of the Preference Property shall be paid by the Buyer to the Escrow Agent at Closing. If a third party elects to purchase a Preference Property subject to a Preference Right and Closing has already occurred, Seller shall be obligated to convey said Preference Property to such third party and shall be entitled to the consideration for the sale of such Preference Property, and Buyer shall have no liabilities or obligations with respect to such Preference Property, and the Seller shall be obligated to direct the Escrow Agent to refund to Buyer the amount previously placed in escrow by Buyer in respect thereof, together with the interest earned on such amount pursuant to the Escrow Agreement. If a third party does not elect to purchase a Preference Property subject to a Preference Right and Closing has already occurred, Seller shall be obligated to convey said Preference Property to Buyer within ten (10) days following the date on which such third party elects not to purchase such Preference Property or such election period expires and Buyer shall be obligated to direct the Escrow Agent to pay to Seller contemporaneously with such conveyance an amount equal to the money withheld by Buyer from the Purchase Price on account thereof, together with the interest earned on such amount pursuant to the Escrow Agreement from the Closing Date to the date of payment. Any subsequent conveyance of a Preference Property will be subject to all Closing requirements and conditions applicable to the initial Closing hereunder and appropriate adjustments in Net Cash Flow and proration of revenues and expenses will be made to account for any delayed Closing with respect to a Preference Property.

Section 7.3 Transfer Requirements. Promptly after the execution of this Agreement, Seller shall initiate all procedures required to comply with or obtain the waiver of all Transfer Requirements set forth on Schedule 7.1 applicable to the transactions contemplated by this Agreement. If a Transfer Requirement applicable to the transactions contemplated by this Agreement is not obtained, complied with or otherwise satisfied prior to the Closing Date, then any Asset or portion thereof affected by such Transfer Requirement (a “Retained Asset”) shall be held back from the Assets to be transferred and conveyed to Buyer at Closing and the portion of the Purchase Price that would be allocated to such Retained Asset pursuant to Section 7.2 if such Retained Asset were a Preference Property shall be paid by the Buyer to the Escrow Agent at Closing. Any Retained Asset so held back at the initial Closing will be conveyed to Buyer within ten (10) days following the date on which Seller obtains, complies with or otherwise satisfies all Transfer Requirements with respect to such Retained Asset (or, in the absence of such compliance or satisfaction, if mutually agreed to by Seller and Buyer) and Buyer shall be obligated to direct the Escrow Agent to pay to Seller contemporaneously with such conveyance an amount equal to the money withheld by Buyer from the Purchase Price on account thereof, together with the interest earned on such amount pursuant to the Escrow Agreement from the Closing Date to the date of payment; provided, however, if all Transfer Requirements with respect to any Retained Asset so held back at the initial Closing are not obtained, complied with or otherwise satisfied within one hundred eighty (180) days following the Closing Date, then such Retained Asset shall be eliminated from the Assets and this Agreement and Buyer shall have no liabilities or obligations with respect to such Retained Asset, and the Seller shall be obligated to direct the Escrow Agent to refund to Buyer the amount previously placed in escrow by the Buyer in respect thereof, together with the interest earned on such amount pursuant to the Escrow Agreement. Any subsequent conveyance of a Retained Asset will be subject to all Closing requirements and conditions applicable to the initial Closing hereunder and appropriate adjustments in Net Cash Flow and proration of revenues and expenses will be made to account for any delayed Closing with respect to a Retained Asset.

Section 7.4 Express Conditions on Sale. Buyer acknowledges that Seller desires to sell all of the Assets and would not have entered into this Agreement but for Buyer’s agreement to purchase all of the Assets as herein provided. Accordingly, it is expressly understood and agreed that Seller does not desire to sell any Preference Property unless the sale of all of the Assets is consummated by the Closing Date in accordance with the terms of this Agreement. In furtherance of the foregoing, Seller’s obligation hereunder to sell the Preference Properties to Buyer is expressly conditioned upon the consummation by the Closing Date of the sale of all of the Assets in accordance with the terms of this Agreement, either by conveyance to Buyer or conveyance pursuant to an applicable Preference Right; provided that, nothing herein is intended or shall operate to extend or apply any Preference Right to any portion of the Assets that is not otherwise burdened thereby. Time is of the essence with respect to the parties’ agreement to consummate the sale of the Assets by the Closing Date.

ARTICLE VIII.

COVENANTS OF SELLER AND BUYER

Section 8.1 Conduct of Business Pending Closing. Subject to Section 8.2 and the constraints of applicable operating and other agreements from the date hereof through the Closing, except as disclosed in Schedule 8.1, or as otherwise consented to or approved by Buyer in writing (which consent or approval shall not be unreasonably withheld or delayed), Seller covenants and agrees that:

(a) Sales. Seller shall not sell, transfer, assign, convey, farmout, release, abandon or otherwise dispose of any Assets, or negotiate with, solicit offers from or otherwise pursue any transaction or series of transactions with any third party or enter into any transaction the effect of which would be to cause Seller’s ownership interest in any of the Assets to be altered from Seller’s ownership interest as of the date of this Agreement, other than (i) the sale of oil, gas and other hydrocarbons produced, saved and sold in the ordinary course of business, and (ii) the sale of personal property and equipment that is replaced with personal property and equipment of comparable or better value and utility in the ordinary and routine maintenance and operation of the Assets.

(b) Encumbrances. Seller shall not create or permit the creation of any lien, security interest or encumbrance on any Assets, except to the extent required or permitted incident to the operation of the Assets pursuant to this Section 8.1.

(c) Operation of Assets. Seller shall:

(1) cause the Assets to be maintained and operated in the ordinary course of business, as a reasonable and prudent operator and in accordance with Law, maintain insurance now in force with respect to the Assets, and pay or cause to be paid all costs and expenses in connection therewith promptly when due;

(2) not commit to participate in the drilling of any new well without the advance written consent of Buyer;

(3) not commit to other new operations on the Assets the cost of which (net to Seller’s interest) is in excess of $100,000.00 in any single instance, without the advance written consent of Buyer, which consent or non-consent must be given by Buyer within the lesser of (x) ten (10) days of Buyer’s receipt of the notice from Seller or (y) one-half ( 1/2) of the applicable notice period within which Seller is contractually obligated to respond to third parties to avoid a deemed election by Seller regarding such operation, as specified in Seller’s notice to Buyer requesting such consent;

(4) maintain and keep the Assets in full force and effect, except where such failure is due to (i) the failure to pay a delay rental, royalty, shut in royalty or other payment by mistake or oversight (including Seller’s negligence) unless caused by Seller’s gross negligence or willful misconduct; provided, that the Purchase Price shall be reduced by the value of the affected Assets as shown on the Allocated Value Schedule, or (ii) the failure to participate in an operation that Buyer does not timely approve;

(5) use commercially reasonable efforts to maintain its relationships with suppliers, customers and others having material business relations with Seller with respect to the Assets so that they will be preserved for Buyer on and after the Closing Date; and

(6) maintain all insurance currently maintained by Seller with respect to the Assets and waive any rights of subrogation against Buyer with respect thereto and, upon the request of Buyer, cause Buyer to be named as an additional insured thereunder (except with respect to any such Workers’ Compensation

Insurance) for the period commencing on the date of the execution of this Agreement through the earlier to occur of the Closing or the termination of this Agreement pursuant to Section 14.1, and cause the insurance underwriters to provide a waiver of subrogation against Buyer with respect thereto; provided, however, that all costs and expenses associated with the naming of Buyer as an additional insured thereunder shall be borne by Buyer.

(d) Contracts and Agreements. Seller shall not:

(1) grant or create any Preference Right or Transfer Requirement with respect to the Assets provided that the foregoing shall not prevent the performance by Seller of an obligation or agreement existing on the date hereof or pursuant to this Agreement;

(2) enter into any oil, gas or other hydrocarbon sales, supply, exchange, processing or transportation contract with respect to the Assets that is not terminable without penalty or detriment on notice of thirty (30) days or less;

(3) voluntarily relinquish any Seller’s position as operator with respect to the Assets; or

(4) enter into any Basic Document.

(e) Notice of Defaults. Seller shall give prompt written notice to Buyer of any Actions filed or threatened against Seller, or any written notice of default (or threat of default, whether disputed or denied) received or given by Seller under any material instrument or agreement affecting the Assets to which Seller is a party or by which Seller or any of the Assets are bound.

Section 8.2 Qualifications on Seller’s Conduct.

(a) Emergencies; Legal Requirements. Seller may take (or not take, as the case may be) any of the actions mentioned in Section 8.1(c) above if reasonably necessary under emergency circumstances or if required or prohibited (as the case may be) pursuant to Law and provided Buyer is notified as soon thereafter as practicable.

(b) Non-Operated Properties. If Seller is not the operator of a particular portion of the Assets, the obligations of Seller in Section 8.1 above with respect to such portion of the Assets that have reference to operations or activities which pursuant to existing contracts are carried out or performed by the operator shall be construed to require only that Seller use commercially reasonable efforts (without being obligated to incur any expense or institute any cause of action) to cause the operator of such portion of the Assets to take such actions or render such performance within the constraints of the applicable operating agreements and other applicable agreements.

(c) Certain Operations. Should Seller not wish to pay any lease rental or other payment or participate in any reworking, deepening, drilling, completion, equipping or other operation on or with respect to any well or other Subject Interest that may otherwise be required by Section 8.1 above, Seller shall give Buyer written notice thereof at least fifteen (15) days prior to the date such rental or other payment is due or, in the case of an operation, promptly after Seller receives notice of such proposed operation from the operator of such property (or if Seller is the operator, at the same time Seller gives or is required to give notice of such proposed operation to the non-operators of such property); and Seller shall not be obligated to make any such payment or to elect to participate in any such operation that Seller does not wish to make or participate in unless Seller receives from Buyer, within five days prior to the date when such payment or election is required to be made by Seller, the written election and agreement of Buyer (i) to require Seller to take such action and (ii) to pay all costs and expenses of Seller with respect to such lease rental or other payment or such operation. Notwithstanding the foregoing, Seller shall not be obligated to pay any lease rental or other payment or to elect to participate in any operation if the operator of the property involved recommends that such action not be taken. If Buyer advances any funds pursuant to this Section 8.2(c) with respect to a particular portion of the Assets, such portion of the Assets is not conveyed to Buyer at Closing or Closing does not occur, and such funds are not reimbursed to Buyer within thirty (30) days after the earlier of Closing or termination of this Agreement, then with respect to such particular portion of the Assets, (i) Buyer shall own and be entitled to any interest of Seller that would have lapsed but for such payment or (ii) in the case of operations, Buyer shall be entitled to receive the penalty, if any, that Seller, as nonconsenting party, would have suffered under the applicable operating or other agreement with respect to such operations as if Buyer were a consenting party thereunder; in each case, subject to and after deduction of any damages or other relief to which Seller may be entitled with respect to any breach by Buyer of this Agreement.

Section 8.3 Conveyance. Upon the terms and subject to the conditions of this Agreement, at or prior to the Closing, Seller and Buyer shall execute and deliver or cause the execution and delivery of the General Conveyance, in substantially the form attached hereto as Exhibit 8.3 (the “Conveyance”), together with recording counterparts thereof suitable for recording the counties and parishes where the Assets are located, together with any special state and federal assignment forms as may be required by Law to be executed in connection with the conveyance of specific Assets; provided that the terms and provisions of the Conveyance shall control as to any conflict between the Conveyance and any such special assignment forms.

Section 8.4 Public Announcements. Without the prior written approval of the other party hereto, which approval shall not be unreasonably withheld, no party hereto will issue, or permit any agent or Affiliate of it to issue, any press releases or otherwise make, or cause any agent or Affiliate of it to make, any public statements with respect to this Agreement and the transactions contemplated hereby, except where such release or statement is deemed in good faith by the releasing party to be required by Law or any national securities exchange, in which case the party will use commercially reasonable efforts to provide a copy to the other party prior to any release or statement.

Section 8.5 Further Assurances. Seller and Buyer each agrees that, from time to time, whether before, at or after the Closing Date, each of them will execute and deliver or cause their respective Affiliates to execute and deliver such further instruments of conveyance and transfer and take such other action as may be necessary to carry out the purposes and intents of this Agreement. Any separate or additional assignment of the Assets or any portion thereof required pursuant to this Section 8.5 shall (i) evidence the conveyance and assignment of the

Assets made or intended to be made in the Conveyance, (ii) not modify or be deemed to modify any of the terms, covenants and conditions set forth in the Conveyance, and (iii) be deemed to contain all of the terms and provisions of the Conveyance, as fully as though the same were set forth at length in such separate or additional assignment.

Section 8.6 Removal. Within sixty (60) days following the Closing, Buyer shall remove the name and mark of Seller and any of its Affiliates and any variations and derivatives thereof and logos relating thereto from the equipment and fixtures comprising the Assets (other than the Records).

Section 8.7 Records. At Closing, or, in Buyer’s discretion, within a reasonable period of time following the Closing, Seller shall make all Records available for delivery to Buyer in Houston, Texas or at the locations of the Assets in the case of Records maintained at such locations. Buyer agrees to maintain the Records that are acquired pursuant to this Agreement until the fifth anniversary of the Closing Date (or, at Seller’s cost, for such longer period of time as Seller shall advise Buyer is necessary in order to have Records available with respect to open years for tax audit purposes), or, if any of such Records pertain to any claim or dispute pending on the fifth anniversary of the Closing Date, Buyer shall maintain any of such Records designated by Seller until such claim or dispute is finally resolved and the time for all appeals has been exhausted. After Closing, Buyer shall provide Seller and its representatives reasonable access to and the right to copy, at Seller’s cost, such Records for the purposes of (i) preparing and delivering any accounting provided for under this Agreement and adjusting, prorating and settling the charges and credits provided for in this Agreement, (ii) complying with any law, rule or regulation affecting Seller’s interest in the Assets prior to the Closing Date, (iii) preparing any audit of the books and records of any third party relating to Seller’s interest in the Assets prior to the Closing Date, or responding to any audit prepared by such third parties, (iv) preparing tax returns, (v) responding to or disputing any tax audit or (vi) asserting, defending or otherwise dealing with any claim or dispute under this Agreement or with respect to the Assets.

Section 8.8 Recording. Immediately following the Closing, Buyer, at its cost and expense, shall use commercially reasonable efforts to record the Conveyance and all other instruments of assignment in the appropriate governmental offices of the jurisdictions in which the Assets are located. Following such recording, Buyer shall advise Seller in writing of the pertinent recording data.

Section 8.9 Asbestos and NORM. Buyer acknowledges that the Assets may currently or have in the past contained asbestos or naturally occurring radioactive materials (“NORM”) and that special procedures may be required for the assessment, remediation, removal, transportation or disposal of such asbestos and NORM. Notwithstanding anything contained in this Agreement to the contrary, Buyer agrees to accept full responsibility for and shall pay all costs and expenses associated with the assessment, remediation, removal, transportation and disposal of the asbestos or NORM associated with the Assets as required by Law, and shall not be entitled to claim the fact that the assessment, remediation, removal, transportation or disposal of the asbestos or NORM is not complete or that additional cost will be required to complete the assessment, remediation, removal, transportation or disposal of the asbestos or NORM as a Title Defect, breach of Seller’s representations and warranties or breach of any of Seller’s other obligations under this Agreement, and Buyer (on behalf of itself, its officers, agents, employees, Affiliates, successors and assigns) irrevocably waives such claims. In conducting the duties and obligations contained in this Section 8.9, Buyer agrees to comply with all Laws.

Section 8.10 Amendment of Schedules. As of the Closing Date, all Schedules hereto shall be deemed amended and supplemented to include reference to any matter (a) relating to Seller or the Assets that arises or occurs after the date hereof as a result of Seller’s compliance with Section 8.1 (other than Section 8.1(c)(1)), (b) that results in an adjustment to the Purchase Price pursuant to Section 3.1, or (c) that relates to a property excluded from the Assets pursuant to Section 8.2(c).

Section 8.11 Seismic Data. Upon the receipt by Seller of the written consent of the licensor of any seismic license or similar agreement related to the Subject Interests, Seller shall assign to Buyer all of Seller’s right, title and interest therein, provided that Seller shall have no obligation to make any payments to any provider of seismic data. Subject to the immediately preceding sentence, Seller shall cooperate with Buyer in its efforts to obtain any such consent to assign.

Section 8.12 Hedges. (a) Following the execution by Buyer of a ISDA Master Agreement with each of JPMorgan Chase Bank, N.A. and Banque Paribas (collectively, the “Counterparties”), COGC shall use commercially reasonable efforts to effect the hedging transactions set forth on Schedule 8.12 (the “Hedging Transactions”) with the Counterparties on terms and conditions reasonably acceptable to COGC and Buyer. Buyer acknowledges and agrees that COGC shall have no obligation to enter into any Hedging Transaction unless and until each of the Counterparties agrees in writing to (i) the assignment by COGC to Buyer at the Closing of all of the trades that are the subject of the Hedging Transactions and (ii) release COGC from any and all obligations and liabilities related or attributable to such Hedging Transactions upon such assignment. The respective agreements between COGC and each Counterparty shall be evidenced by a Novation Agreement that is in form and substance reasonably acceptable to COGC.

(b) COGC acknowledges and agrees that none of the hedges that are the subject of the Hedging Transactions shall cover any period prior to October 1, 2006. COGC further covenants and agrees that, subject to Section 8.12(e) below, any Hedging Transactions entered into by COGC pursuant to this Section 8.12 shall be maintained in effect by COGC until the Closing.

(c) Buyer does hereby covenant and agree that except in the case of a Seller Default Buyer shall be solely responsible for and shall pay any and all Covered Liabilities suffered by COGC resulting from or attributable to the Hedging Transactions prior to the Closing.

(d) At the Closing, Buyer shall accept an assignment from COGC of all of the trades that are the subject of the Hedging Transactions and shall assume all obligations and liabilities attributable thereto pursuant to documentation required by the Counterparties and Seller shall direct the Escrow Agent to refund the Hedging Security to Buyer, together with the interest earned on such amount pursuant to the Escrow Agreement.

(e) Within five (5) Business Days of the delivery by Buyer or Seller to the other Party, as the case may be, of a notice of the termination of this Agreement in accordance with Section 14.1, COGC shall furnish to Buyer written notice of whether it elects to unwind the Hedging Transactions. If COGC notifies Buyer that it elects not to unwind the Hedging Transactions, Buyer shall have no further obligations whatsoever to COGC or otherwise with respect to the Hedging Transactions and Seller shall direct the Escrow Agent to refund the Hedging Security to Buyer, together with the interest earned on such amount pursuant to the Escrow Agreement. However, if COGC notifies Buyer that it elects to unwind the Hedging Transactions, Buyer shall be obligated for and shall promptly pay, and Buyer does hereby indemnify and hold harmless COGC from and against, any and all Covered Liabilities suffered by COGC resulting from or attributable to the Hedging Transactions and the unwind thereof unless the termination of this Agreement resulted from the default by Seller of its obligations under this Agreement which default causes or results in one or more of Buyer’s conditions to Closing not being met (a “Seller Default”), in which case Seller shall remain liable for all such Covered Liabilities and Seller shall direct the Escrow Agent to refund the Hedging Security to Buyer, together with the interest earned on such amount pursuant to the Escrow Agreement. If COGC suffers any Covered Liabilities as a result of unwinding the Hedging Transactions and a Seller Default has not occurred, Buyer shall direct the Escrow Agent to release an amount equal to the Covered Liabilities suffered by COGC to Seller, and Buyer shall direct the Escrow Agent to refund an amount, if any, equal to the Hedging Security less the amount equal to the Covered Liabilities suffered by COGC to Buyer, together with the interest earned on such amount pursuant to the Escrow Agreement. Notwithstanding anything herein provided to the contrary, to the extent that the amount of the Hedging Security received by Seller from the Escrow Agent is insufficient to cover the Covered Liabilities suffered by COGC as a result of such unwind, Buyer shall promptly pay the difference to Seller. If COGC elects to unwind the Hedging Transactions and mark-to-market gain exists at the time of such unwind, (i) if the termination of this Agreement resulted from the default by Buyer of its obligations under this Agreement which default causes or results in one or more of Seller’s conditions to Closing not being met (a “Buyer Default”), COGC shall be entitled to retain 100% of any payment received by it on account of such gain and Buyer shall be entitled to no portion thereof, (ii) if the termination of this Agreement resulted from a Seller Default, COGC shall promptly pay to Buyer 100% of any payment received by it on account of such gain, or (iii) if the termination of this Agreement did not result from either a Buyer Default or a Seller Default, COGC shall promptly pay to Buyer one-half of any payment received by it on account of such gain.

ARTICLE IX.

CLOSING CONDITIONS

Section 9.1 Seller’s Closing Conditions. The obligation of Seller to consummate the transactions contemplated hereby is subject, at the option of Seller, to the satisfaction on or prior to the Closing Date of all of the following conditions:

(a) Representations, Warranties and Covenants. The (1) representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects (except with respect to any provisions that include an express materiality qualification, which shall be true and correct in all respects) on and as of the Closing Date, and (2) covenants and agreements of Buyer to be performed on or before the Closing Date in accordance with this Agreement shall have been duly performed in all material respects.

(b) Certificate. Seller shall have received a certificate of Buyer dated as of the Closing Date, executed by a duly authorized officer of Buyer, to the effect that the conditions set forth in paragraph (a) of this Section 9.1 have been satisfied.

(c) Conveyance. Buyer shall have executed and delivered the Conveyance prior to or on the Closing Date.

(d) No Action. On the Closing Date, no Action (excluding any such Action initiated by Seller or any of its Affiliates) shall be pending or threatened before any Governmental Authority seeking to enjoin or restrain the consummation of the transactions contemplated by this Agreement or to recover damages from Seller resulting therefrom.

(e) Title Adjustments and Environmental Defect Amounts. The sum of (i) the aggregate amount of all undisputed Title Defect Amounts, (ii) the aggregate amount of Title Defect Amounts claimed by Buyer with respect to unresolved Deferred Adjustment Claims, and (iii) the aggregate amount of Environmental Defect Amount for which Buyer has provided notice to Seller in accordance with Section 6.2(a) shall not exceed $20,000,000.00.

Section 9.2 Buyer’s Closing Conditions. The obligation of Buyer to consummate the transactions contemplated hereby is subject, at the option of Buyer, to the satisfaction on or prior to the Closing Date of all of the following conditions:

(a) Representations, Warranties and Covenants. The (1) representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects (except with respect to any provisions that include an express materiality qualification, which shall be true and correct in all respects) on and as of the Closing Date, and (2) covenants and agreements of Seller to be performed on or before the Closing Date in accordance with this Agreement shall have been duly performed in all material respects.

(b) Certificate. Buyer shall have received a certificate of Seller dated as of the Closing Date, executed by a duly authorized officer of Seller, to the effect that the conditions set forth in paragraph (a) of this Section 9.2 have been satisfied.

(c) Conveyance. Seller shall have executed and delivered the Conveyance prior to or on the Closing Date.

(d) No Action. On the Closing Date, no Action (excluding any such Action initiated by Buyer or any of its Affiliates) shall be pending or threatened before any Governmental Authority seeking to enjoin or restrain the consummation of the transactions contemplated by this Agreement or to recover damages from Buyer resulting therefrom.

(e) Title Adjustments and Environmental Defect Amounts. The sum of (i) the aggregate amount of all undisputed Title Defect Amounts, (ii) the aggregate amount of Title Defect Amounts claimed by Buyer with respect to unresolved Deferred Adjustment Claims, and

(iii) the aggregate amount of Environmental Defect Amounts for which Buyer has provided notice to Seller in accordance with Section 6.2(a) shall not exceed $20,000,000.00.

ARTICLE X.

CLOSING

Section 10.1 Closing. The Closing shall be held on the Closing Date at 10:00 a.m., Houston time, at the offices of Seller’s counsel, at 1301 McKinney Street, Houston, Texas, or at such other time or place as Seller and Buyer may otherwise agree in writing.

Section 10.2 Seller’s Closing Obligations. At Closing, Seller shall direct the Escrow Agent to refund the Hedging Security to Buyer, together with the interest earned on such amount pursuant to the Escrow Agreement, and shall execute and deliver, or cause to be executed and delivered, to Buyer the following and shall take the following actions:

(a) The Conveyance;

(b) The certificate referred to in Section 9.2(b);

(c) An Affidavit of Non-Foreign Status, substantially in the form attached hereto as Exhibit 10.2(c);

(d) Letters in lieu of division and transfer orders relating to the Subject Interests in form reasonably necessary to reflect the conveyances contemplated hereby;

(e) Deliver constructive possession of the Assets, subject to the rights of lessors, working interest owners and other co-tenants;

(f) Deliver to Buyer all required consents, approvals, authorizations or other matters evidencing satisfaction of all Transfer Requirements affecting the Assets, and evidence of the expiration or waiver, of all Preference Rights affecting the Assets, except for those relating to Properties that were excluded due to the exercise of a Preferential Right, inability to satisfy the Transfer Requirement or otherwise excluded pursuant to this Agreement;

(g) A Novation Agreement by and between COGC and each of the Counterparties in form and substance reasonably acceptable to COGC; and

(h) Any other agreements, instruments and documents that are required by other terms of this Agreement to be executed and/or delivered by Seller to Buyer at the Closing.

Section 10.3 Buyer’s Closing Obligations. At Closing, Buyer shall (i) deliver, or cause to be delivered, the Adjusted Purchase Price minus the General Deposit Amount to Seller in immediately available funds to the bank account as provided in Section 3.2 and (ii) execute and deliver, or cause to be executed and delivered, to Seller the following:

(a) The Conveyance;

(b) The certificate of Buyer referred to in Section 9.1(b);

(c) Documentation contemplated to be executed by Buyer pursuant to Section 8.12(d); and

(d) Any other agreements, instruments and documents that are required by other terms of this Agreement to be executed and/or delivered by Buyer to Seller at the Closing.

ARTICLE XI.

EFFECT OF CLOSING

Section 11.1 Revenues. After Closing, all proceeds, accounts receivable, notes receivable, income, revenues, monies and other items included in or attributable to the Excluded Assets and all other Excluded Assets shall belong to and be paid over to Seller and all proceeds, accounts receivable, notes receivable, income, revenues, monies and other items included in or attributable to the Assets with respect to any period of time after the Effective Time shall belong to and be paid over to Buyer except to the extent credited to Buyer in calculating the Adjusted Purchase Price. Buyer shall not be responsible for, and Seller expressly retains, all Retained Liabilities.

Section 11.2 Expenses. After Closing, all accounts payable and other costs and expenses with respect to the Assets for which Seller is given credit in the determination of Net Cash Flow pursuant to Section 3.3, as adjusted pursuant to Section 3.4, shall be borne and paid by Seller.

Section 11.3 Payments and Obligations. If monies are received by Buyer or Seller that, under the terms of this Article XI, belong to Seller or Buyer, as applicable, the same shall immediately be paid over to the proper party. If an invoice or other evidence of an obligation is received that under the terms of this Article XI is partially the obligation of Seller and partially the obligation of Buyer, then Buyer and Seller shall consult each other and each shall promptly pay its portion of such obligation to the obligee.

Section 11.4 Survival. No representation, warranty, covenant or agreement made herein shall survive the Closing except as provided in this Section 11.4. It is expressly agreed that the terms and provisions of (a) Article IV and Section 8.1 shall survive the Closing for a period of one (1) year from the Closing Date and (b) Sections 3.4, 3.5, 5.1, 6.1, 6.5, 6.6, 6.7, 7.2, 7.3, 8.2(c), 8.4, 8.5, 8.6, 8.7, 8.8, 8.9, 8.10, 8.12 and 14.3 and Articles XI, XIII and XV shall survive the Closing indefinitely. In addition, the definitions set forth in Appendix A to this Agreement that are used in the representations, warranties, covenants and agreements that survive the Closing pursuant to this Section 11.4 shall survive the Closing to the extent necessary to give operative effect to such surviving representations, warranties, covenants and agreements.

ARTICLE XII.

CASUALTY AND CONDEMNATION

Section 12.1 No Termination. If prior to the Closing any part of the Assets shall be destroyed by fire, wind, flood, storm, hurricane, blowout, uncontrolled flow or other casualty or if any part of the Assets shall be taken in condemnation or under the right of eminent domain or if proceedings for such purposes shall be pending or threatened, this Agreement shall remain in full force and effect notwithstanding any such destruction, taking or proceeding or the threat thereof; provided, however, that if the value of the Assets (i) destroyed by such casualty or (ii) taken (or threatened to be taken) in such a proceeding exceeds, in the aggregate, $20,000,000.00, then either Seller or Buyer may elect to terminate this Agreement by written notice to the other party.

Section 12.2 Proceeds and Awards. If this Agreement is not terminated pursuant to the terms of Section 12.1, to the extent insurance proceeds, condemnation awards or other payments are not committed, used or applied by Seller prior to the Closing Date to repair, restore or replace such damaged or taken Assets, Seller shall at the Closing pay to Buyer all sums paid to Seller by reason of such destruction or taking less any reasonable costs and expenses incurred by Seller in collecting same, and shall assign to Buyer all of Seller’s rights in respect of any other insurance coverage and claims against third parties, including condemnation claims, that may be applicable to such casualty or condemnation.

ARTICLE XIII.

ASSUMPTION AND INDEMNIFICATION

Section 13.1 Indemnification By Buyer. SUBJECT TO THE PROVISIONS OF THIS ARTICLE XIII, FROM AND AFTER THE CLOSING DATE, BUYER SHALL ASSUME AND PAY, PERFORM, FULFILL AND DISCHARGE ALL ASSUMED LIABILITIES, AND SHALL INDEMNIFY AND HOLD HARMLESS SELLER, ITS PRESENT AND FORMER DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS, AND EACH OF THE DIRECTORS, OFFICERS, HEIRS, EXECUTORS, SUCCESSORS AND ASSIGNS OF ANY OF THE FOREGOING (COLLECTIVELY, THE “SELLER INDEMNIFIED PARTIES”) FROM AND AGAINST ANY AND ALL (I) ASSUMED LIABILITIES INCURRED BY OR ASSERTED AGAINST ANY OF THE SELLER INDEMNIFIED PARTIES, INCLUDING, WITHOUT LIMITATION, ANY ASSUMED LIABILITY BASED ON NEGLIGENCE, GROSS NEGLIGENCE OR STRICT LIABILITY OF THE SELLER INDEMNIFIED PARTY OR ANY OTHER THEORY OF LIABILITY, WHETHER IN LAW (WHETHER COMMON OR STATUTORY) OR EQUITY AND (II) ANY COVERED LIABILITY RESULTING FROM ANY MISREPRESENTATION, BREACH OF WARRANTY OR NONFULFILLMENT OF ANY COVENANT OR AGREEMENT ON THE PART OF BUYER HEREUNDER.

Section 13.2 Indemnification By Seller. SUBJECT TO THE PROVISIONS OF THIS ARTICLE XIII, FROM AND AFTER THE CLOSING DATE, SELLER SHALL CONTINUE TO BE RESPONSIBLE FOR ALL RETAINED LIABILITIES, AND SELLER SHALL INDEMNIFY AND HOLD HARMLESS BUYER, ITS PRESENT AND FORMER DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS, AND EACH OF THE DIRECTORS, OFFICERS, HEIRS, EXECUTORS, SUCCESSORS AND ASSIGNS OF ANY OF THE FOREGOING (COLLECTIVELY, THE “BUYER INDEMNIFIED PARTIES”) FROM AND AGAINST ANY AND ALL (I) GENERAL RETAINED LIABILITIES INCURRED BY OR ASSERTED AGAINST ANY OF THE BUYER INDEMNIFIED PARTIES FOR WHICH BUYER ASSERTS A CLAIM WITHIN ONE (1) YEAR FROM THE CLOSING DATE, (II) OTHER RETAINED LIABILITIES INCURRED BY OR ASSERTED AGAINST ANY OF THE BUYER INDEMNIFIED PARTIES, AND (III) COVERED LIABILITIES RESULTING FROM ANY

MISREPRESENTATION, BREACH OF WARRANTY OR NONFULFILLMENT OF ANY COVENANT OR AGREEMENT ON THE PART OF SELLER HEREUNDER.

Section 13.3 Third Party Claims. If a claim by a third party is made against a Seller Indemnified Party or a Buyer Indemnified Party (an “Indemnified Party”), and if such party intends to seek indemnity with respect thereto under this Article XIII, such Indemnified Party shall promptly notify Buyer or Seller, as the case may be (the “Indemnitor”), of such claims. The Indemnitor shall have thirty (30) days after receipt of such notice to undertake, conduct and control, through counsel of its own choosing and at its own expense, the settlement or defense thereof, and the Indemnified Party shall cooperate with it in connection therewith; provided that the Indemnitor shall permit the Indemnified Party to participate in such settlement or defense through counsel chosen by such Indemnified Party, however, the fees and expenses of such counsel shall be borne by such Indemnified Party. So long as the Indemnitor, at Indemnitor’s cost and expense, (1) has undertaken the defense of, and assumed full responsibility for all Covered Liabilities with respect to, such claim, (2) is reasonably contesting such claim in good faith, by appropriate proceedings, and (3) has taken such action (including the posting of a bond, deposit or other security) as may be necessary to prevent any action to foreclose a lien against or attachment of the property of the Indemnified Party for payment of such claim, the Indemnified Party shall not pay or settle any such claim. Notwithstanding compliance by the Indemnitor with the preceding sentence, the Indemnified Party shall have the right to pay or settle any such claim, provided that in such event it shall waive any right to indemnity therefor by the Indemnitor for such claim. If, within thirty (30) days after the receipt of the Indemnified Party’s notice of a claim of indemnity hereunder, the Indemnitor does not notify the Indemnified Party that it elects, at Indemnitor’s cost and expense, to undertake the defense thereof and assume full responsibility for all Covered Liabilities with respect thereto, or gives such notice and thereafter fails to contest such claim in good faith or to prevent action to foreclose a lien against or attachment of the Indemnified Party’s property as contemplated above, the Indemnified Party shall have the right to contest, settle or compromise the claim but shall not thereby waive any right to indemnity therefor pursuant to this Agreement.

Section 13.4 Limitations on Liability.

(a) A breach of any representation or warranty of Seller or Buyer in this Agreement in connection with any single item or group of related items that results in Covered Liabilities of less than $100,000.00 shall be deemed for all purposes of this Article XIII not to be a breach of such representation or warranty;

(b) Seller shall have no liability arising out of or relating to Section 13.2 with respect to breaches of representations and warranties except if the aggregate Covered Liabilities actually incurred by the Buyer Indemnified Parties thereunder exceed the amount of Deductible that has not been exhausted pursuant to Section 6.2(d) or Section 6.7 (and then, subject to Section 13.4(c), only to the extent such aggregate Covered Liabilities exceed such amount); and

(c) Notwithstanding anything to the contrary herein, in no event shall Seller’s aggregate liability arising out of or relating to Section 13.2 with respect to breaches of representations or warranties exceed 15% of the Purchase Price.

Section 13.5 Exclusive Remedy. Seller and Buyer acknowledge and agree that from and after the Closing Date (other than in regard to common law actual fraud that is established by a party to have occurred) the indemnification provisions of this Article XIII are the sole and exclusive remedy of Seller and Buyer for the breach of any representation or warranty or nonfulfillment of any covenant or agreement on the part of Seller or Buyer under this Agreement or any certificate delivered pursuant hereto (but not pursuant to the Conveyance), and Seller does hereby release, acquit and forever discharge all Buyer Indemnified Parties and Buyer does hereby release, acquit, and forever discharge all Seller Indemnified Parties from any such other remedies.

ARTICLE XIV.

TERMINATION; REMEDIES; LIMITATIONS

Section 14.1 Termination.

(a) Termination of Agreement. This Agreement and the transactions contemplated hereby may be terminated at any time prior to the Closing:

(1) By the mutual consent of Seller and Buyer; or

(2) If the Closing has not occurred by the close of business on the Closing Date, then (i) by Seller if any condition specified in Section 9.1 has not been satisfied on or before such close of business, and shall not theretofore have been waived by Seller, or (ii) by Buyer if any condition specified in Section 9.2 has not been satisfied on or before such close of business, and shall not theretofore have been waived by Buyer; provided, in each case, that the failure to consummate the transactions contemplated hereby on or before such date did not result from the failure by the party or parties seeking termination of this Agreement to fulfill any undertaking or commitment provided for herein on the part of such party or parties that is required to be fulfilled on or prior to Closing.

(b) Effect of Termination. In the event of termination of this Agreement by Seller, on the one hand, or Buyer, on the other hand, pursuant to Section 14.1, written notice thereof shall forthwith be given by the terminating party or parties to the other party or parties hereto, and this Agreement shall thereupon terminate; provided, however, that following such termination Buyer will continue to be bound by its obligations set forth in Article V and Section 8.12. If this Agreement is terminated as provided herein all filings, applications and other submissions made to any Governmental Authority shall, to the extent practicable, be withdrawn from the Governmental Authority to which they were made and any notices or offers made pursuant to Section 7.1 shall become void. If this Agreement is terminated as provided herein and a Buyer Default does not exist, Seller shall return the General Deposit Amount to Buyer within three (3) Business Days after Buyer has satisfied all of its obligations under Section 8.12 without interest thereon, provided that if Seller does not return the General Deposit Amount within such period, interest shall accrue and be payable thereon at the Agreed Rate from the date of such satisfaction until the date when the General Deposit Amount is returned to Buyer, and, pursuant to Section 8.12, the Hedging Security shall be disbursed in accordance therewith.

Section 14.2 Remedies.

(a) Seller’s Remedies. Notwithstanding anything herein provided to the contrary, upon the failure by Buyer to fulfill any undertaking or commitment provided for herein on the part of Buyer that is required to be fulfilled on or prior to the Closing Date, Seller, at its sole option, may (i) enforce specific performance of this Agreement or (ii) terminate this Agreement and retain the General Deposit Amount as liquidated damages, as, except to the extent otherwise provided below, Seller’s sole and exclusive remedies for such default, all other remedies being expressly waived by Seller (except to the extent otherwise provided below). Subject to the immediately following sentence, Seller and Buyer agree upon the General Deposit Amount as liquidated damages due to the difficulty and inconvenience of measuring actual damages and the uncertainty thereof, and, subject to the immediately following sentence, Seller and Buyer agree that the General Deposit Amount is a reasonable estimate of Seller’s loss in the event of any such default by Buyer. Notwithstanding anything herein provided to the contrary, upon the termination of this Agreement for any reason other than a Seller Default, Buyer will continue to be bound by its obligations set forth in Section 8.12 and Seller shall be entitled to all remedies available under or pursuant to Law and the Escrow Agreement if Buyer does not timely comply with its obligations thereunder.

(b) Buyer’s Remedies. Notwithstanding anything herein provided to the contrary, upon failure of Seller to fulfill any undertaking or commitment provided for herein on the part of Seller that is required to be fulfilled on or prior to the Closing Date, Buyer, at its sole option, may (i) enforce specific performance of this Agreement or (ii) terminate this Agreement and receive back the General Deposit Amount as Buyer’s sole and exclusive remedies for such default, all other remedies being expressly waived by Buyer. In such circumstances, Seller shall return the General Deposit Amount to Buyer within three (3) Business Days after such termination without interest thereon, provided that if Seller does not return the General Deposit Amount within such period, interest shall accrue and be payable thereon at the Agreed Rate from the date of termination until the date when the General Deposit Amount is returned to Buyer, and, pursuant to Section 8.12, Seller shall direct the Escrow Agent to refund the Hedging Security to Buyer, together with the interest earned on such amount pursuant to the Escrow Agreement.

Section 14.3 Limitations.

(a) Disclaimer of Warranties. NOTWITHSTANDING ANYTHING CONTAINED TO THE CONTRARY IN ANY OTHER PROVISION OF THIS AGREEMENT, IT IS THE EXPLICIT INTENT OF EACH PARTY HERETO THAT SELLER IS NOT MAKING ANY REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, BEYOND THOSE REPRESENTATIONS OR WARRANTIES EXPRESSLY GIVEN IN THIS AGREEMENT AND THE CONVEYANCE, AND IT IS UNDERSTOOD THAT, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, BUYER TAKES THE ASSETS AS IS AND WHERE IS. WITHOUT LIMITING THE GENERALITY OF THE IMMEDIATELY PRECEDING SENTENCE, SELLER HEREBY (I) EXPRESSLY DISCLAIMS AND NEGATES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AT COMMON LAW, BY STATUTE OR OTHERWISE, RELATING TO

THE CONDITION OF THE ASSETS (INCLUDING, WITHOUT LIMITATION, ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS); AND (II) NEGATES ANY RIGHTS OF BUYER UNDER STATUTES TO CLAIM DIMINUTION OF CONSIDERATION AND ANY CLAIMS BY BUYER FOR DAMAGES BECAUSE OF REDHIBITORY VICES OR DEFECTS, WHETHER KNOWN OR UNKNOWN, IT BEING THE INTENTION OF SELLER AND BUYER THAT THE ASSETS ARE TO BE ACCEPTED BY BUYER IN THEIR PRESENT CONDITION AND STATE OF REPAIR.

(b) Texas Deceptive Trade Practices Act Waiver. BUYER (A) REPRESENTS AND WARRANTS TO SELLER THAT IT (i) IS ACQUIRING THE ASSETS FOR COMMERCIAL OR BUSINESS USE, (ii) IS REPRESENTED BY LEGAL COUNSEL, (iii) ACKNOWLEDGES THE CONSIDERATION PAID OR TO BE PAID FOR THE ASSETS WILL EXCEED $500,000.00, AND (iv) HAS KNOWLEDGE AND EXPERIENCE IN FINANCIAL AND BUSINESS MATTERS SUCH THAT ENABLE IT TO EVALUATE THE MERITS AND RISKS OF THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT AND IS NOT IN A SIGNIFICANTLY DISPARATE BARGAINING POSITION WITH RESPECT TO SELLER; AND (B) HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY AND ALL RIGHTS OR REMEDIES IT MAY HAVE UNDER THE DECEPTIVE TRADE PRACTICES - CONSUMER PROTECTION ACT OF THE STATE OF TEXAS, TEX. BUS. & COM. CODE § 17.41 ET SEQ. TO THE MAXIMUM EXTENT IT CAN DO SO UNDER APPLICABLE LAW, IF SUCH ACT WOULD FOR ANY REASON BE DEEMED APPLICABLE TO THE TRANSACTIONS CONTEMPLATED HEREBY.

WAIVER OF CONSUMER RIGHTS

BUYER WAIVES ITS RIGHTS UNDER THE DECEPTIVE TRADE PRACTICES - CONSUMER PROTECTION ACT, SECTION 17.41 ET SEQ., BUSINESS & COMMERCE CODE, A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS AND PROTECTIONS. AFTER CONSULTATION WITH AN ATTORNEY OF BUYER’S OWN SELECTION, BUYER VOLUNTARILY CONSENTS TO THIS WAIVER.

(c) Damages. NOTWITHSTANDING ANYTHING CONTAINED TO THE CONTRARY IN ANY OTHER PROVISION OF THIS AGREEMENT, SELLER AND BUYER AGREE THAT, EXCEPT FOR THE LIQUIDATED DAMAGES SPECIFICALLY PROVIDED FOR IN SECTION 14.2, THE RECOVERY BY EITHER PARTY HERETO OF ANY DAMAGES SUFFERED OR INCURRED BY IT AS A RESULT OF ANY BREACH BY THE OTHER PARTY OF ANY OF ITS REPRESENTATIONS, WARRANTIES OR OBLIGATIONS UNDER THIS AGREEMENT SHALL BE LIMITED TO THE ACTUAL DAMAGES SUFFERED OR INCURRED BY THE NON-BREACHING PARTY AS A RESULT OF THE BREACH BY THE BREACHING PARTY OF ITS REPRESENTATIONS, WARRANTIES OR OBLIGATIONS HEREUNDER AND IN NO EVENT SHALL THE BREACHING PARTY BE LIABLE TO THE NON-BREACHING PARTY FOR ANY INDIRECT,

CONSEQUENTIAL, SPECIAL, EXEMPLARY OR PUNITIVE DAMAGES SUFFERED OR INCURRED BY THE NON-BREACHING PARTY AS A RESULT OF THE BREACH BY THE BREACHING PARTY OF ANY OF ITS REPRESENTATIONS, WARRANTIES OR OBLIGATIONS HEREUNDER. For purposes of the foregoing, actual damages may, however, include indirect, consequential, special, exemplary or punitive damages to the extent (i) the injuries or losses resulting in or giving rise to such damages are incurred or suffered by a Person that is not a Seller Indemnified Party, a Buyer Indemnified Party or an Affiliate of any of the foregoing and (ii) such damages are recovered against an Indemnified Party by a Person that is not a Seller Indemnified Party, a Buyer Indemnified Party or an Affiliate of any of the foregoing. This Section 14.3(c) shall operate only to limit a party’s liability and shall not operate to increase or expand any contractual obligation of a party hereunder or cause any contractual obligation of a party hereunder to survive longer than provided in Section 11.4.

(d) Plugging and Abandonment Obligations. NOTWITHSTANDING ANYTHING CONTAINED TO THE CONTRARY IN ANY OTHER PROVISION OF THIS AGREEMENT, IT IS EXPRESSLY AGREED FOR ALL PURPOSES OF THIS AGREEMENT THAT (I) THE PLUGGING AND ABANDONMENT OBLIGATIONS CONSTITUTE ASSUMED LIABILITIES, (II) EXCEPT AS SET FORTH IN SECTION 4.1(n), SELLER MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, WITH RESPECT TO THE PLUGGING AND ABANDONMENT OBLIGATIONS, AND (III) SELLER SHALL HAVE NO LIABILITIES OR OBLIGATIONS WITH RESPECT TO PLUGGING AND ABANDONMENT OBLIGATIONS EXCEPT TO THE EXTENT SUCH OBLIGATIONS RELATE TO PROPERTY COMPRISING EXCLUDED ASSETS OR RESULT FROM A BREACH OF SECTION 4.1(n).

(e) Environmental Release. From and after Closing, except pursuant to Section 6.7(b), the Buyer Indemnified Parties shall have no rights to recovery or indemnification for Environmental Liabilities or any Environmental Matters under this Agreement or the Law, and all rights or remedies that any Buyer Indemnified Party may have at or under the Law with respect to any Environmental Liabilities or Environmental Matters are expressly waived. FROM AND AFTER CLOSING, ALL BUYER INDEMNIFIED PARTIES DO HEREBY AGREE, WARRANT AND COVENANT TO RELEASE, ACQUIT AND FOREVER DISCHARGE ALL SELLER INDEMNIFIED PARTIES FROM ANY AND ALL CLAIMS, DEMANDS AND CAUSES OF ACTION OF WHATSOEVER NATURE, INCLUDING WITHOUT LIMITATION ALL CLAIMS, DEMANDS AND CAUSES OF ACTION FOR CONTRIBUTION AND INDEMNITY UNDER STATUTE OR COMMON LAW, THAT COULD BE ASSERTED NOW OR IN THE FUTURE AND THAT RELATE TO OR IN ANY WAY ARISE OUT OF ENVIRONMENTAL LIABILITIES OR ENVIRONMENTAL MATTERS OTHER THAN FOR ENVIRONMENTAL DEFECTS PURSUANT TO SECTION 6.7(b). FROM AND AFTER CLOSING, ALL BUYER INDEMNIFIED PARTIES WARRANT, AGREE AND COVENANT NOT TO SUE OR INSTITUTE ARBITRATION AGAINST ANY SELLER INDEMNIFIED PARTY UPON ANY CLAIM, DEMAND OR CAUSE OF ACTION FOR INDEMNITY AND CONTRIBUTION THAT HAS BEEN ASSERTED OR COULD BE ASSERTED FOR

ANY ENVIRONMENTAL LIABILITIES OR ENVIRONMENTAL MATTERS OTHER THAN FOR ENVIRONMENTAL DEFECTS PURSUANT TO SECTION 6.7(b).

ARTICLE XV.

MISCELLANEOUS

Section 15.1 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

Section 15.2 Governing Law; Jurisdiction; Process.

(a) THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW RULES THAT WOULD DIRECT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION, EXCEPT THAT THE LAW OF ANOTHER JURISDICTION SHALL APPLY TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY INSOFAR AS THIS AGREEMENT AND SUCH TRANSACTIONS COVER OR RELATE TO A PART OF THE ASSETS FOR WHICH IT IS MANDATORY THAT THE LAW OF ANOTHER JURISDICTION, WHEREIN OR ADJACENT TO WHICH SUCH PART OF THE ASSETS ARE LOCATED, SHALL APPLY.

(b) SUBJECT TO THE ARBITRATION AGREEMENT SET FORTH IN SECTIONS 3.4, 3.5 AND 6.5, BUYER CONSENTS TO PERSONAL JURISDICTION IN ANY LEGAL ACTION, SUIT OR PROCEEDING WITH RESPECT TO THIS AGREEMENT IN ANY COURT, FEDERAL OR STATE, WITHIN HARRIS COUNTY, TEXAS, HAVING SUBJECT MATTER JURISDICTION AND WITH RESPECT TO ANY SUCH CLAIM, BUYER IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY CLAIM, OR ANY OBJECTION THAT BUYER MAY NOW OR HEREAFTER HAVE, THAT VENUE OR JURISDICTION IS NOT PROPER WITH RESPECT TO ANY SUCH LEGAL ACTION, SUIT OR PROCEEDING BROUGHT IN SUCH COURT IN HARRIS COUNTY, TEXAS, INCLUDING ANY CLAIM THAT SUCH LEGAL ACTION, SUIT OR PROCEEDING BROUGHT IN SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM AND ANY CLAIM THAT BUYER IS NOT SUBJECT TO PERSONAL JURISDICTION OR SERVICE OF PROCESS IN SUCH HARRIS COUNTY, TEXAS FORUM.

Section 15.3 Entire Agreement. Other than the Confidentiality Agreement, this Agreement and the Schedules and Exhibits hereto contain the entire agreement between the parties with respect to the subject matter hereof and there are no agreements, understandings, representations or warranties between the parties other than those set forth or referred to herein. The headings herein are for convenience only and shall have no significance in the interpretation hereof.

Section 15.4 Expenses. Buyer shall be responsible for (i) any sales Taxes that may become due and owing by reason of the sale of the Assets hereunder, (ii) all transfer, stamp, documentary and similar Taxes imposed on the parties hereto with respect to the Assets actually transferred pursuant to this Agreement and (iii) all recording fees relating to the filing of instruments transferring title to Buyer from Seller. Seller shall be responsible for (i) all recording and other fees relating to title curative documents and (ii) all income and other Taxes incurred by or imposed on Seller with respect to the transactions contemplated hereby. All other costs and expenses incurred by each party hereto in connection with all things required to be done by it hereunder, including attorney’s fees, accountant’s fees and the expense of title examination, shall be borne by the party incurring same.

Section 15.5 Notices. Unless otherwise expressly provided in this Agreement, all notices required or permitted hereunder shall be in writing and deemed sufficiently given for all purposes hereof if (i) delivered in person, by courier or by registered or certified United States Mail to the Person to be notified, with receipt obtained, or (ii) sent by telecopy, telefax or other facsimile or electronic transmission, with “answer back” or other “advice of receipt” obtained, in each case to the appropriate address or number as set forth below. Each notice shall be deemed effective on receipt by the addressee as aforesaid; provided that, notice received by telex, telecopy, telefax or other facsimile or electronic transmission after 5:00 p.m. at the location of the addressee of such notice shall be deemed received on the first Business Day following the date of such electronic receipt. Notices to Seller shall be addressed as follows:

Cabot Oil & Gas Corporation

1200 Enclave Parkway

Houston, TX 77077-1607

Attention: Vice President, Land

Telecopy No.: (281) 589-4839

and

Cody Energy LLC

1200 Enclave Parkway

Houston, TX 77077-1607

Attention: Vice President, Land

Telecopy No.: (281) 589-4839

With a copy to (which shall not constitute notice to Seller):

Fulbright & Jaworski L.L.P.

1301 McKinney, Suite 5100

Houston, Texas 77010-3095

Attention: Deborah A. Gitomer

Telecopy No.: (713) 651-5246

or at such other address or to such other telecopy, telefax or other facsimile or electronic transmission number and to the attention of such other Person as Seller may designate by written notice to Buyer. Notices to Buyer shall be addressed to:

Phoenix Exploration Company LP

1200 Smith, Suite 1700

Houston, Texas 77002

Attention: Chief Operating Officer

Telecopy No.: (713) 756-2500

With a copy to (which shall not constitute notice to Buyer):

Mayer, Brown, Rowe & Maw LLP

700 Louisiana, Suite 3400

Houston, Texas 77002

Attention: William S. Moss III

Telecopy No.: (713) 238-4649

or at such other address or to such other telecopy, telefax or other facsimile or electronic transmission number and to the attention of such other Person as Buyer may designate by written notice to Seller.

Section 15.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that except to the extent contemplated by Section 15.14, the respective rights and obligations of the parties hereto shall not be assignable or delegable by any party hereto without the express written consent of the non-assigning or non-delegating party. Notwithstanding the foregoing, Buyer may designate by notice to Seller one or more Affiliates of Buyer to be the grantee or assignee under the Conveyance with respect to certain of the Assets as designated by Buyer and each such Affiliate of Buyer shall be deemed to be the assignee and successor in interest to Buyer with respect to that portion of the Assets conveyed to each such Affiliate; provided, further, however, that no such designation or assignment shall relieve Buyer in any way from any of its obligations under this Agreement.

Section 15.7 Amendments and Waivers. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by Buyer and Seller. Any party hereto may, only by an instrument in writing, waive compliance by another party hereto with any term or provision of this Agreement on the part of such other party hereto to be performed or complied with. The waiver by any party hereto of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach.

Section 15.8 Schedules and Exhibits. All Schedules and Exhibits hereto that are referred to herein are hereby made a part hereof and incorporated herein by such reference.

Section 15.9 Ad Valorem Tax Proration. Ad valorem taxes related to the Assets will be prorated as of the Effective Time. For ad valorem taxes for a period that the Effective Time splits which have been paid by Seller, Buyer shall reimburse Seller for the portion thereof equal to the percentage of such period represented by the portion of such period beginning at the Effective Time. For ad valorem taxes for a period that the Effective Time splits which have not been paid to Seller, Buyer shall pay such taxes and Seller shall reimburse Buyer within ten Business Days after demand for a percentage of such taxes equal to the portion of such period that ends on the day immediately preceding the Effective Time. Ad valorem taxes shall be considered assessed for the period for which they are stated to be assessed, even if the same are based on production or activities occurring during a different period.

Section 15.10 Agreement for the Parties’ Benefit Only. Except as specified in Article XIII and Section 15.6, which is intended to benefit and to be enforceable by Seller or Buyer, as the case may be, on behalf of the other Indemnified Parties referenced therein, this Agreement is not intended to confer upon any Person not a party hereto any rights or remedies hereunder.

Section 15.11 Attorneys’ Fees. The prevailing party in any legal proceeding brought under or to enforce this Agreement shall be additionally entitled to recover court costs and reasonable attorneys’ fees from the nonprevailing party.

Section 15.12 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any adverse manner to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

Section 15.13 No Recordation. Without limiting any party’s right to file suit to enforce its rights under this Agreement, Buyer and Seller expressly covenant and agree not to record or place of record this Agreement or any copy or memorandum hereof.

Section 15.14 Like-Kind Exchange. Seller may elect to structure this transaction as a Like-Kind Exchange pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, with respect to any or all of the Assets, by notifying Buyer in writing of such election at any time prior to the Closing Date. In the event Seller elects a Like-Kind Exchange, then in order to effect such Like-Kind Exchange, Buyer shall cooperate and do all acts as may be reasonably required or requested by Seller with regard to effecting the Like-Kind Exchange, including, but not limited to, permitting Seller to assign its rights under this Agreement to a qualified intermediary of Seller’s choice in accordance with Treasury Regulation Section 1.1031(k) - 1(g)(4) or executing additional escrow instructions, documents, agreements or instruments or an amendment to this Agreement; provided, however, Buyer shall incur no expense (that is not reimbursed by Seller) or liability in connection with such Like-Kind Exchange and Buyer shall not be required to take title to any property other than the Assets in connection with the Like-Kind Exchange, and, in the case of a Like-Kind Exchange election by Seller, Buyer’s possession of the Assets will not be delayed by reasons of any such Like-Kind Exchange; provided, further, however, that no such assignment shall relieve Seller in any way from any of its obligations under this Agreement.

Section 15.15 Time of Essence. Time is of the essence in this Agreement. If the date specified in this Agreement for giving any notice or taking any action is not a Business Day

(or if the period during which any notice is required to be given or any action taken expires on a date that is not a Business Day), then the date for giving such notice or taking such action (and the expiration date of such period during which notice is required to be given or action taken) shall be the next day that is a Business Day.

Section 15.16 Joint & Several. All obligations and undertakings of Seller under this Agreement shall be joint and several liabilities of COGC and Cody.

IN WITNESS WHEREOF, this Agreement has been signed by or on behalf of each of the parties as of the day first above written.

SELLER:

CABOT OIL & GAS CORPORATION

By:
Name:	Dan O. Dinges
Title:	Chairman, President and Chief Executive Officer

CODY ENERGY LLC

By:
Name:	Dan O. Dinges
Title:	Chairman, President and Chief Executive Officer

BUYER:

PHOENIX EXPLORATION COMPANY LP

By:
Name:	William H. Flores
Title:	President

APPENDIX A

TO

ASSET PURCHASE AGREEMENT

DEFINITIONS

“Action” shall mean any action, suit, or other proceeding by or before any court or other Governmental Authority.

“Adjustment Period” shall be as defined in Section 3.3(a).

“Adjusted Purchase Price” shall be as defined in Section 3.1.

“Adjustment Statement” shall be as defined in Section 3.3(a).

“Affiliate” shall mean as to any Person, any other Person that is controlled by, controls or is under common control with such Person. For purposes of this definition, “control” means the beneficial ownership of securities or other ownership interests of a Person representing more than 50% of the equity or more than 50% of the ordinary voting power of such Person.

“Agreed Rate” shall mean an annual rate of interest equal to the lesser of (i) the prime rate, as designated from time to time, charged by JPMorgan Chase Bank, N.A. to its most creditworthy commercial borrowers (adjusted effective as of the effective time of any change in such prime rate) and (ii) the maximum rate of interest allowed by Law.

“Allocated Value Schedule” shall mean Exhibit A-3, setting forth an allocation of the Purchase Price to certain of the Properties.

“Arbitration Procedures” shall mean the arbitration procedures set forth in Exhibit A-1.

“Assets” shall mean the following described assets and properties (except to the extent constituting Excluded Assets):

(a) the Subject Interests;

(b) the Lands;

(c) the Incidental Rights;

(d) the Claims;

(e) the Royalty Amounts;

(f) all (i) oil, gas and other hydrocarbons produced from or attributable to the Subject Interests with respect to all periods subsequent to the

Appendix A Page 1

Effective Time and (ii) proceeds from or of such oil, gas and other hydrocarbon; and

(g) the Gas Plant Interests.

“Assumed Liabilities” shall mean all Covered Liabilities arising out of or attributable to the ownership, use, construction, maintenance or operation of the Assets after the Effective Time and all Environmental Liabilities (subject to any rights that Buyer may have pursuant to Section 6.7(b)) and all Covered Liabilities related to title to the Subject Interests arising out of or attributable to the ownership, use, construction, maintenance or operation of the Assets before or after the Effective Time. Assumed Liabilities shall not include any Retained Liabilities.

“Basic Documents” shall mean, collectively, all contracts and agreements that are included in the Assets or by which any of the Assets is bound and that:

(1) are with any Affiliate of Seller and which contract or agreement will survive the Closing;

(2) are contracts for the sale of hydrocarbons produced from or attributable to the Subject Interests, except those sales contracts that can be terminated by Seller and its assigns upon not more than ninety-two (92) days notice without penalty or detriment to Seller and its assigns;

(3) create any area of mutual interest with respect to the acquisition by Seller or its assigns of any Hydrocarbon Interests; and

(4) commit Seller to aggregate expenditures or receipts of more than $500,000.00 in any calendar year; excluding (i) the Subject Interests and any contracts or agreements creating interests in the Gas Plant Interests, Subject Interests or in any Hydrocarbon Interests, wells or units, (ii) joint operating agreements, (iii) unitization or pooling agreements, and (iv) any contracts or agreements described pursuant to other clauses of this definition of Basic Documents.

“Business Day” shall mean any day that is not a Saturday, Sunday or legal holiday recognized by the United States of America.

“Buyer Default” shall be as defined in Section 8.12.

“Buyer Indemnified Parties” shall be as defined in Section 13.2.

“Claims” shall mean all right, title and interest of Seller to any claims, causes of action, choses in action and similar rights to the extent attributable to ownership, use, construction, maintenance or operation of the Assets subsequent to the Effective Time, including, without limitation, past, present or future claims, whether or not previously asserted by Seller.

Appendix A Page 2

“Closing” shall be the consummation of the transaction contemplated by Article X.

“Closing Date” shall mean (a) September 29, 2006 or (b) such other date as may be mutually agreed to by Seller and Buyer.

“Confidentiality Agreement” shall be as defined in Section 5.2.

“Conveyance” shall be as defined in Section 8.3.

“Counterparties” shall be as defined in Section 8.12.

“Covered Liabilities” shall mean any and all debts, losses (including losses resulting from diminution in value of any affected Asset), liabilities, duties, claims (including, without limitation, those arising out of any demand, assessment, settlement, judgment or compromise relating to any actual or threatened Action), Taxes, costs and expenses (including, without limitation, any attorneys’ fees and any and all expenses whatsoever incurred in investigating, preparing or defending any Action), matured or unmatured, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, known or unknown, including, without limitation, any of the foregoing arising under, out of or in connection with any Action, any order or consent decree of any Governmental Authority, any award of any arbitrator, or any Law, contract, commitment or undertaking.

“Deductible” shall mean an amount equal to the sum of $10,000,000.00 plus the aggregate amount of all Seller Title Credits with respect to all Properties. For purposes of clarity, the Deductible shall be reduced (i) pursuant to Section 6.2(d), for all undisputed Title Defect Amounts that do not result in an adjustment to the Purchase Price if Seller does not elect to indemnify Buyer for the Title Defects which are the subject thereof, (ii) pursuant to Section 6.5, for any Title Defect Amount with respect to a Deferred Adjustment Claim which Seller elects to resolve prior to the written decision of the board of arbitrators by reducing the Deductible or to which Buyer becomes entitled pursuant to a final and binding written decision of the board of arbitrators with respect to such Deferred Adjustment Claim if Seller does not elect to indemnify Buyer for the Title Defect which is the subject thereof, (iii) pursuant to Section 6.7(a), for Buyer’s fair and reasonable out-of-pocket costs of conducting Environmental Activities in accordance with Section 6.7(a) and (iv) pursuant to Section 13.4(b), for all Covered Liabilities incurred by Buyer with respect to breaches of representations and warranties by Seller.

“Defensible Title” shall mean, respectively as to the Subject Interest or Subject Interests related to a particular Property, title (or, with respect to Subject Interests that are located within the State of Louisiana or its territorial waters, record title) to such Property and the Subject Interest or Subject Interests related to such Property that: (i) entitles Seller to receive not less than the applicable Net Revenue Interest or Net Revenue Interests as specified for such Property in the Allocated Value Schedule throughout the economic life of the Property; (ii) obligates Seller to bear the costs and expenses attributable to the maintenance, development, and operation of such Property in an amount not greater than the applicable Working Interest or Working Interests as specified for such Property in the Allocated Value Schedule throughout the

Appendix A Page 3

economic life of the Property; and (iii) is free and clear of all liens, charges and encumbrances, except for Permitted Encumbrances.

“Deferred Adjustment Claim” shall be as defined in Section 6.5.

“Deferred Matters Date” shall be as defined in Section 6.5.

“Deposit” shall be as defined in Section 3.2.

“Disputed Issues” shall be as defined in the Arbitration Procedures.

“Effective Time” shall mean 7:00 a.m., Central Daylight Time, on August 1, 2006.

“Environmental Activities” shall be as defined in Section 6.7(a).

“Environmental Defect” shall mean, except as disclosed on Schedule 4.1(h), any well, Property or other portion of the Assets the condition of which is in violation of Environmental Laws in any material respect. For purposes of this definition, a condition that requires remediation of air, land, soil, surface, subsurface strata, surface water, ground water or sediments under Environmental Laws shall be considered to be in violation of Environmental Laws.

“Environmental Defect Amount” shall mean the amount of cost reasonably required to remedy, in compliance with Law and all applicable contractual obligations, in the most cost effective manner any Environmental Defects at an Environmental Defect Property so that it no longer has any Environmental Defects.

“Environmental Defect Property” shall mean a well, Property or other portion of the Assets subject to an Environmental Defect.

“Environmental Laws” shall mean all Laws relating to (a) the control of any pollutant or potential pollutant (including Hazardous Materials) or protection of the air, water, land or the environment, (b) solid, gaseous or liquid waste generation, handling, treatment, storage, disposal or transportation, or (c) exposure to hazardous, toxic, explosive, corrosive or other substances alleged to be harmful. “Environmental Laws” shall include, but not be limited to, the Clean Air Act, 42 U.S.C. § 7401 et seq., the Clean Water Act, 33 U.S.C. § 1251 et seq., the Resource Conservation Recovery Act (“RCRA”), 42 U.S.C. § 6901 et seq., the Superfund Amendments and Reauthorization Act, 42 U.S.C. § 11001 et seq., the Water Pollution Control Act, 33 U.S.C. § 1251 et seq., the Safe Drinking Water Act, 42 U.S.C. § 300f et seq. and the Comprehensive Environmental Response, Compensation, and Liability Act (“CERCLA”), 42 U.S.C. § 9601 et seq.

“Environmental Liabilities” shall mean any and all costs (including costs of remediation), damages, settlements, expenses, penalties, fines, Taxes, prejudgment and post-judgment interest, court costs and attorneys’ fees incurred or imposed (i) pursuant to any order, notice of responsibility, directive (including requirements embodied in Environmental Laws), injunction, judgment or similar act (including settlements) by any Governmental Authority to the

Appendix A Page 4

extent arising out of or under Environmental Laws or (ii) pursuant to any claim or cause of action by a Governmental Authority or other third Person (other than Buyer and any Affiliate of Buyer) for personal injury, property damage, damage to natural resources, remediation or response costs to the extent arising out of or attributable to any violation of, or any remedial obligation under, any Environmental Law.

“Environmental Matters” shall mean (i) any order, notice of responsibility, directive (including requirements embodied in Environmental Laws), injunction, judgment or similar act (including settlements) by any Governmental Authority arising out of or under any Environmental Laws or (ii) pursuant to any claim or cause of action by a Governmental Authority or other Person for personal injury, property damage, damage to natural resources, remediation or response costs arising out of or attributable to any Hazardous Materials or any violation of, or any remedial obligation under, any Environmental Law.

“Escrow Agent” shall mean The Frost National Bank.

“Escrow Agreement” shall mean an escrow agreement in form and substance reasonably satisfactory to Seller, Buyer and Escrow Agent that will be executed by and among Seller, Buyer and Escrow Agent as soon as reasonably practical following the execution of this Agreement.

“Excluded Assets” shall mean the following:

(a) copies of all Records (to the extent copied by Seller prior to Closing);

(b) except to the extent constituting the Royalty Amounts, all deposits, cash, checks, funds and accounts receivable attributable to Seller’s interest in the Assets with respect to any period of time prior to the Effective Time;

(c) all (i) oil, gas and other hydrocarbons produced from or attributable to the Subject Interests with respect to all periods prior to the Effective Time, (ii) oil, gas and other hydrocarbons attributable to the Subject Interests that, at the Effective Time, are in storage, within processing plants, in pipelines or otherwise held in inventory, and (iii) proceeds from or of such oil, gas and other hydrocarbons;

(d) all receivables and cash proceeds that were expressly taken into account and for which credit was given in the determination of Net Cash Flow pursuant to Section 3.3, as adjusted pursuant to Section 3.4;

(e) claims of Seller for refund of or loss carry forwards with respect to any (i) Taxes attributable to any period prior to the Effective Time or (ii) Taxes attributable to the Excluded Assets;

(f) all corporate, financial, tax (other than copies of (i) ad valorem tax records directly related to the Assets for calendar year 2005 and (ii) severance tax records directly related to the Assets for the most recent available twelve (12)

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month period) and legal records of Seller and all acquisition files of Seller other than those relating exclusively to the acquisition of all or a portion of the Assets; and

(g) all rights, interests, assets and properties described in Schedule A-1.

“Final Adjustment Statement” shall be as defined in Section 3.4.

“Gas Plant Interests” shall mean all right, title and interest of Seller in and to the Yscloskey Gas Plant and the Terrebonne Gas Plant.

“General Deposit Amount” shall be as defined in Section 3.2.

“General Retained Liabilities” shall be as defined in the definition of Retained Liabilities.

“Governmental Authority” shall mean (i) the United States of America, (ii) any state, county, municipality or other governmental subdivision within the United States of America, and (iii) any court or any governmental department, commission, board, bureau, agency or other instrumentality of the United States of America or of any state, county, municipality or other governmental subdivision within the United States of America.

“Hazardous Materials” shall mean any explosives, radioactive materials, asbestos material, urea formaldehyde, hydrocarbon contaminants, underground tanks, pollutants, contaminants, hazardous, corrosive or toxic substances, special waste or waste of any kind, including compounds known as chlorobiophenyls and any material or substance the storage, manufacture, disposal, treatment, generation, use, transport, mediation or release into the environment of which is prohibited, controlled, regulated or licensed under Environmental Laws, including, but not limited to, (i) all “hazardous substances” as that term is defined in Section 101(14) of the Comprehensive Environmental Response, Compensation and Liability Act, as amended, and (ii) petroleum and petroleum products.

“Hedging Security” shall be as defined in Section 3.2.

“Hedging Transactions” shall be as defined in Section 8.12.

“Hydrocarbon Interests” shall mean (a) leases affecting, relating to or covering any oil, gas and other hydrocarbons and the leasehold interests and estates in the nature of working or operating interests under such leases, as well as overriding royalties, net profits interests, production payments, carried interests, rights of recoupment and other interests in, under or relating to such leases, (b) mineral interests, mineral servitudes and fee interests in oil, gas or other hydrocarbons, (c) royalty interests in oil, gas or other hydrocarbons, (d) any other interest in oil, gas or other hydrocarbons in place, (e) any economic or contractual rights, options or interests in and to any of the foregoing, including, without limitation, any farmout or farmin agreement or production payment affecting any interest or estate in oil, gas or other hydrocarbons, and (f) oil and gas or oil, gas and mineral unitization, pooling and communitization agreements, declarations or orders relating to the Lands, and the units, pools or

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communitized areas, if any, created thereby (including, without limitation, all units, pools or communitized areas formed under orders, regulations, rules or other official acts of any Governmental Authority having or asserting jurisdiction); all rights to oil, gas or other hydrocarbons from the unit, pool or communitized area allocated to the Lands, and all interests in any wells within the unit, pool or communitized area associated with the Lands, whether or not specifically mentioned herein, together with any and all rights and interests attributable or allocable thereto by virtue of any such pooling, unitization, communitization, production sharing or similar agreement, order or declaration.

“Imbalance Information” shall be defined in Section 3.5.

“Incidental Rights” shall mean all right, title and interest of Seller in and to or derived from the following insofar as the same are attributable to the Subject Interests and are assignable to Buyer: (a) all rights with respect to the use and occupancy of the surface of and the subsurface depths under the Lands; (b) all rights with respect to any pooled, communitized or unitized acreage by virtue of any Subject Interest being a part thereof; (c) all agreements and contracts, easements, rights-of-way, servitudes and other estates; including without limitation, surface leases; operating agreements; gas balancing agreements; oil, gas and condensate purchase and sale agreements; processing, gathering, compression and transportation agreements; joint venture agreements; farmout agreements, farmin agreements; dry hole agreements; bottom hole agreements; acreage contribution agreements; area of mutual interest agreements; salt water disposal agreements; surface use agreements; permits; escrow accounts (and the balances therein) pertaining to site specific trust arrangements, rights under warranties made by prior owners of the Assets who are not Affiliates of Seller; licenses; rights accruing under applicable statutes of limitation or prescription and other rights, estates and hereditaments incident or relating to the Subject Interests; (d) all real and personal property and immovable property located upon or appurtenant to the Lands and used or held for use in connection with the exploration, development or operation of the Subject Interests; including without limitation, platforms; wells (including, without limitation, the wells listed in the Property Schedule); fixtures; equipment; gas gathering or processing systems; and all other improvements used in connection therewith or with the production, treatment, sale or disposal of oil, gas and other hydrocarbons or waste produced therefrom or attributable thereto; and (e) the Records.

“Indemnified Party” shall be as defined in Section 13.3.

“Indemnitor” shall be as defined in Section 13.3.

“Initial Adjustment Amount” shall be as defined in Section 3.3(a).

“knowledge” as to Seller shall mean the actual knowledge (excluding any imputed or implied knowledge of any kind) of (i) the officers of Seller and (ii) James Parr, Matt Reid and Steve Lindeman.

“Lands” shall mean, except to the extent constituting Excluded Assets, all right, title, and interest of Seller in and to the lands covered by or subject to the Subject Interests.

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“Law” shall mean any applicable statute, law, ordinance, regulation, rule, ruling, order, restriction, requirement, writ, injunction, decree or other official act of or by any Governmental Authority.

“Negative Imbalance” shall mean, respectively as to each Property to which the Subject Interests are attributable and without duplication, the sum (expressed in Mcfs) of (i) the aggregate make-up, prepaid or other volumes of oil, gas or other hydrocarbons that Seller was obligated as of the Effective Time, on account of prepayment, advance payment, take-or-pay, gas balancing or similar obligations, to deliver from the Subject Interests attributable to such Property after the Effective Time without then or thereafter being entitled to receive full payment therefor and (ii), to the extent such obligations burden the Assets or Buyer could incur any liability therefor as a result of the transaction contemplated hereby and the same are not covered by clause (i) above, the aggregate pipeline or processing plant imbalances or overdeliveries for which Seller was obligated as of the Effective Time to pay or deliver oil, gas or other hydrocarbons or cash to any pipeline, gatherer, transporter, processor, co-owner or purchaser in connection with any other oil, gas or other hydrocarbons attributable to the Subject Interests.

“Net Cash Flow” shall be as defined in Section 3.3(c).

“Net Revenue Interest” shall mean an interest (expressed as a percentage or decimal fraction) in and to all oil, gas and other hydrocarbons produced and saved from or attributable to a Property.

“NORM” shall be as defined in Section 8.9.

“Other Retained Liabilities” shall be as defined in the definition of Retained Liabilities.

“Permitted Encumbrances” shall mean any of the following matters:

(a) all agreements, instruments, documents, and other matters that are listed in Schedule A-2, to the extent that originals or copies of such documents have been made available to Buyer during the Title Examination Period (provided, however, that Buyer acknowledges and agrees that all agreements, instruments, documents, and other matters that are located in the data room prepared by Seller in connection with the sale of the Assets or are located in other files to which Buyer has access upon request to Seller shall be deemed to have been made available to Buyer during the Title Examination Period);

(b) any (i) undetermined or inchoate operators’ liens or charges constituting or securing the payment of expenses that were incurred incidental to maintenance, development, production or operation of the Assets or for the purpose of developing, producing or processing oil, gas or other hydrocarbons therefrom or therein and (ii) materialman’s, mechanics’, repairman’s, employees’, contractors’ or other similar liens, security interests or charges for liquidated amounts arising in the ordinary course of business incidental to construction, maintenance, development, production or operation of the Assets or the production or processing of oil, gas or other hydrocarbons therefrom, in each

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case, to the extent that the same are not delinquent and will be paid in the ordinary course of business or, if delinquent, that are being contested in good faith;

(c) any liens for Taxes not yet delinquent or, if delinquent, that are being contested in good faith in the ordinary course of business;

(d) any liens or security interests created by Law or reserved in oil, gas and/or mineral leases for royalty, bonus or rental or for compliance with the terms of the Subject Interests;

(e) all Preference Rights and Transfer Requirements listed on Schedule 7.1;

(f) consents to assignment that may be required under the terms of (or regulations specifically applicable to) any federal or state oil and gas leases in connection with the assignment thereof or any interest therein;

(g) any easements, rights-of-way, servitudes, permits, licenses, surface leases and other rights with respect to surface operations to the extent such matters do not interfere in any material respect with the operation, value or use of the Assets;

(h) any prohibitions or restrictions similar to those contained in Article VIII.D. of the A.A.P.L. Form 610-1982 Model Form Operating Agreement and any contribution obligations under provisions similar to Article VII.B. of said Model Form Operating Agreement;

(i) all agreements and obligations relating to imbalances with respect to the production, transportation or processing of gas or calls or purchase options on oil or gas production;

(j) all royalties, overriding royalties, net profits interests, carried interests, reversionary interests and other burdens to the extent that the net cumulative effect of such burdens, as to a particular Property, does not operate to reduce the Net Revenue Interest of Seller in such Property as specified in the Allocated Value Schedule;

(k) all liens, charges, encumbrances, contracts, agreements, instruments, obligations, defects, irregularities and other matters affecting any Asset that individually or in the aggregate are not such as to interfere materially with the operation, value or use of such Asset;

(l) any Title Defect waived or deemed waived by Buyer pursuant to Article VI;

(m) rights reserved to or vested in any Governmental Authority to control or regulate any of the wells or units included in the Assets and all Laws so long as the same do not decrease or reduce Seller’s Net Revenue Interest in any

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Property to an amount that is less than the Net Revenue Interest shown in the Allocated Value Schedule for such Property;

(n) the terms and conditions of all contracts and agreements relating to the Subject Interests, including, without limitation, exploration agreements, gas sales contracts, processing agreements, farmins, farmouts, operating agreements, and right-of-way agreements, to the extent such terms and conditions do not decrease or reduce Seller’s Net Revenue Interest in any Property to an amount that is less than the Net Revenue Interest shown in the Allocated Value Schedule for such Property or increase Seller’s Working Interest in any Property to an amount that is greater than the Working Interest shown in the Allocated Value Schedule for such Property; and

(o) conventional rights of reassignment requiring notice to the holders of the rights prior to surrendering or releasing a leasehold interest.

“Person” shall mean any Governmental Authority or any individual, firm, partnership, corporation, limited liability company, joint venture, trust, unincorporated organization or other entity or organization.

“Plugging and Abandonment” and “plug and abandon” and its derivatives mean all plugging, replugging, abandonment, equipment removal, disposal or restoration associated with the Assets, including, but not limited to, all plugging and abandonment, removal, surface restoration (including without limitation restoration of wetlands, marshes and water bottoms restoration), site clearance and disposal of the wells, well cellars, structures and personal property located on or associated with the Assets (whether drilled or placed on Assets prior to or after the Effective Date), the removal and capping of all associated flowlines, field transmission and gathering lines, the removal of underwater obstructions, pit closures, the restoration of the surface, site clearance, and any disposal of related waste materials, including without limitation NORM and asbestos, all in accordance with applicable Laws and the terms and conditions of the leases, beneficial interests, easements and contracts, and Governmental Authorities.

“Positive Imbalance” shall mean, respectively as to each Property to which the Subject Interests are attributable and without duplication, the sum (expressed in Mcfs) of (i) the aggregate make-up, prepaid or other volumes of oil, gas or other hydrocarbons that Seller was entitled as of the Effective Time, on account of prepayment, advance payment, take-or-pay, gas balancing or similar obligations, to receive from the Subject Interests attributable to such Property after the Effective Time without then or thereafter being obligated to make any payment therefor and (ii) to the extent such entitlements run with the Assets and the same are not covered by clause (i) above, the aggregate pipeline or processing plant imbalances or underdeliveries for which Seller was entitled as of the Effective Time to receive oil, gas or other hydrocarbons or cash from any pipeline, gatherer, transporter, processor, co-owner or purchaser in connection with any oil, gas or other hydrocarbons attributable to the Subject Interests.

“Preference Property” shall be as defined in Section 7.2.

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“Preference Right” shall mean any right or agreement that enables or may enable any Person to purchase or acquire any Asset or any interest therein or portion thereof as a result of or in connection with (i) the sale, assignment, encumbrance or other transfer of any Asset or any interest therein or portion thereof or (ii) the execution or delivery of this Agreement or the consummation or performance of the terms and conditions contemplated by this Agreement.

“Property Schedule” means Exhibit A-2 attached to and made a part of this Agreement.

“Property” means each well location, well, well completion, multiple well completion, unit, lease, or other property described or referenced in the Allocated Value Schedule.

“Purchase Price” shall be as defined in Section 3.1.

“Records” shall mean, except to the extent the transfer thereof may not be made without violating legal constraints or legal obligations or waiving any attorney/client privilege (other than title opinions, title reports and other title materials prepared by Seller’s attorneys, all of which shall be included in the Records), (i) any and all lease files, land files, division order files, production marketing files, well files, production records, seismic, geological, geophysical and engineering data, and acquisition files relating primarily to all or a portion of the Assets, and (ii) except to the extent constituting Excluded Assets, all other files and maps arising out of or relating to the Subject Interests or the ownership, use, maintenance or operation of the Assets and, in the case of both (i) and (ii), any electronic records relating thereto requested by Buyer that can be generated by Seller using reasonable efforts.

“Reserve Data” shall mean that certain reserve data provided to Buyer under cover of a letter from Seller dated June 19, 2006, prepared by Seller with respect to the Subject Interests as of the Effective Time.

“Retained Asset” shall be as defined in Section 7.3.

“Retained Liabilities” shall mean all Covered Liabilities arising out of or attributable to (i) (a) all Actions listed on Schedule 4.1(f) and the matters listed on Schedule 4.1(u), (b) any royalties, delay rentals or shut in royalties that are owed by Seller relating to the Subject Interests with respect to any period prior to the Effective Time, (c) any contractors’ liens filed against the Assets securing the payment of expenses that were incurred by Seller incidental to the maintenance, development, production or operation of the Assets that are attributable to the period prior to the Effective Time and for which payment becomes delinquent before or after Closing, and (d) litigation that arises as a result of any claim for personal injury or death related to the ownership or operation of the Assets prior to the Effective Time (collectively, “General Retained Liabilities”), and (ii) (a) Title Defects asserted by Buyer in compliance with Section 6.2(a) that Seller does not timely cure but elects to treat as a Retained Liability pursuant to Section 6.2(d) or Section 6.5, and (b) the matter described in Schedule 4.1(h) (collectively, “Other Retained Liabilities”).

“Royalty Amounts” shall mean those amounts which are expressly identified and set forth in Schedule A-4 which Seller is holding which (i) are owing to third party owners of

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royalty, overriding royalty, working or other interests in respect of past production of oil, gas or other hydrocarbons attributable to the Subject Interests or (ii) may be subject to refund by royalty owners or other third parties to purchasers of past production of oil, gas or other hydrocarbons attributable to the Subject Interests.

“Seller Default” shall be as defined in Section 8.12.

“Seller Indemnified Parties” shall be as defined in Section 13.1.

“Seller Title Credit” shall be as defined in Section 6.4.

“Subject Interests” shall mean and include (i) the undivided interests specified in the Property Schedule in, to or under the Hydrocarbon Interests specifically described in the Property Schedule, and (ii) all other interests of Seller in, to or under any Hydrocarbon Interests in, to or under or derived from any lands covered by or subject to any of the Hydrocarbon Interests described in the Property Schedule, even though such interests of Seller may be incorrectly described or referred to in, or a description thereof may be omitted from, the Property Schedule.

“Taxes” shall mean all federal, state and local taxes or similar assessments or fees, together with all interest, fines, penalties and additions thereto.

“Title Defect” shall be as defined in Section 6.3.

“Title Defect Amount” shall be as defined in Section 6.2(d).

“Title Defect Property” shall be as defined in Section 6.2(c).

“Title Examination Period” shall be as defined in Section 6.2(a).

“Transfer Requirement” shall mean any consent, approval, authorization or permit of, or filing with or notification to, any Person that must be obtained, made or complied with for or in connection with any sale, assignment, transfer or encumbrance of any Asset or any interest therein in order (a) for such sale, assignment, transfer or encumbrance to be effective, (b) to prevent any termination, cancellation, default, acceleration or change in terms (or any right thereof from arising) under any terms, conditions or provisions of any Asset (or of any agreement, instrument or obligation relating to or burdening any Asset) as a result of such sale, assignment, transfer or encumbrance, or (c) to prevent the creation or imposition of any lien, charge, penalty, restriction, security interest or encumbrance on or with respect to any Asset (or any right thereof from arising) as a result of such sale, assignment, transfer or encumbrance; provided, however, “Transfer Requirement” shall not include required consents of or filings with any Governmental Authority in connection with the assignment of any federal or state leases or any interest therein.

“Working Interest” shall mean the percentage of costs and expenses attributable to the maintenance, development operation, Plugging and Abandonment and remediation of a Property.

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EXHIBIT A-1

ARBITRATION PROCEDURES

The Arbitration Procedures referred to in the Asset Purchase Agreement (the “Agreement”) to which this Exhibit A-1 is attached shall be as follows:

1.	Capitalized terms used herein, and not otherwise herein defined, shall have the meaning ascribed to such terms in the Agreement.

2.	(a) With respect to unresolved Deferred Adjustment Claims, on or before the Deferred Matters Date, Seller and Buyer shall each submit to the other the list of what such party considers to comprise the remaining unresolved Deferred Adjustment Claims. The two lists shall together comprise the “Disputed Issues” relating to Deferred Adjustment Claims which shall be resolved by the binding arbitration provided for herein.

(b) If, pursuant to Section 3.4 of the Agreement, either Buyer or Seller elect to submit any Final Adjustment Statement disagreements to arbitration, such disagreements will also constitute “Disputed Issues” to be resolved by the binding arbitration provided for herein.

3.

Seller and Buyer, each being duly authorized by all necessary corporate, partnership or other proceedings, shall submit the Disputed Issues to binding arbitration by a board of arbitration to be selected by the following procedures. Notices hereunder shall be sufficient if sent in accordance with the terms of the Agreement. With respect to Disputed Issues involving Deferred Adjustment Claims, within five (5) days after either Buyer or Seller provides the other party with written notice that such party desires to submit such Deferred Adjustment Claims not resolved by the Deferred Matters Date to arbitration, Seller shall by written notice name one arbitrator and Buyer shall by written notice name one arbitrator. With respect to Disputed Issues involving Final Adjustment Statement disagreements, within five (5) days after either Buyer or Seller provides the other party with written notice that such party desires to submit such Final Adjustment Statement disagreements to arbitration, Seller shall by written notice name one arbitrator and Buyer shall by written notice name one arbitrator. If a party fails to name an arbitrator, the other party shall by further written notice name the second arbitrator. The two arbitrators so appointed shall name the third arbitrator within ten (10) days after the selection of the second arbitrator. If they fail to do so, either arbitrator may request the judge of the United States District Court for the Southern District of Texas having greatest tenure, but not yet on retired or senior status, to appoint the third arbitrator. If that judge fails to do so within thirty (30) days, either party may request the judge of that court next senior to name the third arbitrator, and if that judge fails to do so after ten (10) days, either party may make the request of the judge of that court next senior, and so on, until the board of arbitration is constituted. With respect to Disputed Issues involving Deferred Adjustment Claims, each of the arbitrators shall be knowledgeable about matters affecting title to oil and gas properties in the state or other jurisdiction in which such properties are located, by virtue of managerial, land property administration, legal or

Exhibit A-1 Page 1

judicial experience. With respect to Disputed Issues involving Final Adjustment Statement disagreements, each of the arbitrators shall be knowledgeable about oil and gas related accounting matters. In addition, the third arbitrator, in each case, shall be required to meet the qualification requirements of the Commercial Arbitration Rules of the American Arbitration Association (the “AAA Rules”), whether appointed by the arbitrators or by a judge as provided above.

4.	If prior to rendering a decision an arbitrator resigns or becomes unable to serve, the arbitrator shall be replaced as follows. If that arbitrator was one of the two arbitrators appointed by the parties, the party that named him or her shall name a replacement; provided, however, that if that replacement is not named within five (5) days from notice of resignation or inability to serve, the other party shall name a replacement. If he or she was the third arbitrator, the other two arbitrators shall name a replacement; provided, however, that if they fail to agree on a replacement within ten (10) days, either arbitrator may follow the procedures specified in Paragraph 3 above and request judicial appoint of the replacement.

5.	No party subject to these Arbitration Procedures will commence or prosecute any suit or action against another party subject to these Arbitration Procedures relating to the Disputed Issues, other than as may be necessary to compel arbitration under these Arbitration Procedures or to enforce the award of the board of arbitration.

6.	The board of arbitration may in all matters act through a majority of its members on each matter if unanimity is not attained. It shall not be necessary that the same majority agree on each and every item; that is, the parties will be bound by majority rulings on each Disputed Issue even though the majority is not the same as to each Disputed Issue. In fulfilling their duties hereunder with respect to Deferred Adjustment Claims, each of the arbitrators shall be bound by the matters set forth in Article VI of the Agreement. The arbitrators shall not add any interest factor reflecting the time value of money to any Title Defect Amount.

7.	No matters whatsoever, other than the Disputed Issues, are subject to the agreement to arbitrate embodied in these Arbitration Procedures. The board of arbitration shall be empowered hereunder solely to resolve the Disputed Issues and shall be bound by the terms of the Agreement. The board of arbitration shall not have any authority to award indirect, consequential, exemplary or punitive damages. The sole forum for the arbitration shall be Harris County, Texas and all hearings shall be conducted in Harris County, Texas.

8.

The decision of the board of arbitration shall be rendered in writing and shall be final and binding upon the parties as to the Disputed Issues. The expenses of arbitration, including reasonable compensation to the third arbitrator, shall be borne equally by the parties. Each party shall bear the compensation and expenses of its own counsel, witnesses and employees and of any arbitrator it has appointed. If the testimony of a witness is obtained by both parties, the costs associated with obtaining such testimony shall be borne equally between the parties. With respect to Disputed Issues involving Final Adjustment Statement disagreements, the board of arbitration shall be required to adopt

Exhibit A-1 Page 2

the amount submitted by either Buyer or Seller for each such Disputed Issue, and the board of arbitration shall have no power whatsoever to reach any other result.

9.	Matters not specifically provided for in the Arbitration Procedures shall be governed by the AAA Rules.

Exhibit A-1 Page 3

EXHIBIT 8.3

GENERAL CONVEYANCE

THIS GENERAL CONVEYANCE (this “Conveyance”) executed by CABOT OIL & GAS CORPORATION, a Delaware corporation, and CODY ENERGY LLC, a Colorado limited liability company (“Assignor”), each of whose address is 1200 Enclave Parkway, Houston, Texas 77077-1607, to PHOENIX EXPLORATION COMPANY LP, a Delaware limited partnership (“Assignee”), whose address is 1200 Smith Street, Suite 1700, Houston, Texas 77002, dated effective at 7:00 a.m., Central Daylight Time, on August 1, 2006 (said hour and day hereinafter called the “Effective Time”).

ARTICLE I

Conveyance of Assets

Assignor, for Ten and No/100 Dollars ($10.00) and other good and valuable consideration in hand paid by Assignee, the receipt and sufficiency of which consideration are hereby acknowledged and confessed, by these presents does hereby GRANT, BARGAIN, SELL, CONVEY, ASSIGN, TRANSFER, SET OVER AND DELIVER unto Assignee, the following described assets and properties (except to the extent constituting Excluded Assets (hereinafter defined)) (collectively, the “Assets”):

(a) (i) All right, title and interest of Assignor in, to or under the Hydrocarbon Interests (defined below) described or referred to in Part I of Exhibit A in, to or under the Hydrocarbon Interests described or referred to in Part I of Exhibit A, and the undivided interests specified in Part II of Exhibit A in, to or under the Hydrocarbon Interests and the wells and other Property described or referred to in Part II of Exhibit A and (ii) all other interests of Assignor in, to or under any Hydrocarbon Interests described or referred to in Exhibit A and in, to, under or derived from any lands covered by or subject to any of the Hydrocarbon Interests described or referred to on Exhibit A, even though such interests of Assignor may be incorrectly described or referred to in, or a description thereof may be omitted from, Exhibit A (collectively, the “Subject Interests”). As used in this Conveyance, the term “Hydrocarbon Interests” shall mean (i) leases affecting, relating to or covering any oil, gas and other hydrocarbons and the leasehold interests and estates in the nature of working or operating interests under such leases, as well as overriding royalties, net profits interests, production payments, carried interests, rights of recoupment and other interests in, under or relating to such leases, (ii) mineral interests, mineral servitudes, and fee interests in oil, gas or other hydrocarbons, (iii) royalty interests in oil, gas or other hydrocarbons, (iv) any other interest in oil, gas or other hydrocarbons in place, (v) any economic or contractual rights, options or interests in and to any of the foregoing, including, without limitation, any farmout or farmin agreement or production payment affecting any interest or estate in oil, gas or other hydrocarbons, and (vi) oil and gas or oil, gas and mineral unitization, pooling and communitization agreements, declarations or orders relating to the Lands (defined below), and the units, pools or communitized areas, if any, created thereby (including, without limitation, all units, pools or communitized areas formed under orders, regulations, rules or other official acts of any Governmental Authority (defined below) having or asserting jurisdiction); all rights to oil, gas or other hydrocarbons from the unit, pool or communitized area allocated to the Lands, and all interests in any wells within the unit, pool or communitized area associated with the Lands, whether or not specifically mentioned herein, together with any and all rights and interests attributable or allocable thereto by virtue of any such pooling, unitization, communitization, production sharing or similar agreement, order or declaration. As used in this Conveyance, the term “Governmental Authority” shall mean (i) the United States of America, (ii) any state, county, municipality or other governmental subdivision within the United States of America, and (iii) any court or any governmental department, commission, board, bureau, agency or other instrumentality of the United States of America or of any state, county, municipality or other governmental subdivision within the United States of America. As used in this Conveyance, the term “Property” shall mean each well location, well, well completion, multiple well completion, unit, lease or other property described or referenced in Part II of Exhibit A;

(b) All right, title and interest of Assignor in and to the lands covered by or subject to the Subject Interests and in and to the lands more fully described on Exhibit A (the “Lands”);

(c) All right, title and interest of Assignor in and to or derived from the following insofar as the same are attributable to the Subject Interests and are assignable to Assignee: (i) all rights with respect to the use and occupancy of the surface of and the subsurface depths under the Lands, (ii) all rights with respect to any pooled, communitized or unitized acreage by virtue of any Subject Interest being a part thereof, (iii) all agreements and contracts, easements, rights-of-way, servitudes and other estates, including without limitation, surface leases; operating agreements; gas balancing agreements; oil, gas and condensate purchase and sale agreements; processing, gathering, compression and transportation agreements; joint venture agreements; farmout agreements, farmin agreements; dry hole agreements; bottom hole agreements; acreage contribution agreements; area of mutual interest agreements; salt water disposal agreements; surface use agreements; permits; escrow accounts (and the balances therein) pertaining to site specific trust arrangements; rights under warranties made by prior owners of the Assets other than Affiliates of Assignor; licenses; rights accruing under applicable statutes of limitation or prescription and other rights, estates and hereditaments incident or relating to the Subject Interests, (iv) all real and personal property and movable and immovable property located upon or appurtenant to the Lands and used or held for use in connection with the exploration, development or operation of the Subject Interests; including without limitation, platforms; wells (including, without limitation, the wells listed on Part II of Exhibit A); fixtures; equipment; gas gathering or processing systems; and all other improvements used in connection therewith or with the production, treatment, sale or disposal of oil, gas and other hydrocarbons or waste produced therefrom or attributable thereto; in each case including, without limitation, all right, title and interest of Assignor in and to or derived from the agreements and property set forth on Exhibit B insofar as the same are assignable to Assignee (the “Incidental Rights”). As used in this Conveyance, the term “Affiliate” shall mean as to any person or entity, any other person or entity that is controlled by, controls or is under common control with such person or entity. For purposes of this definition, “control” means the beneficial ownership of securities or other ownership interests of a person or entity representing more than 50% of the equity or more than 50% of the ordinary voting power of such person or entity;

(d) Except to the extent the transfer hereof may not be made without violating legal constraints or legal obligations or waiving any attorney/client privilege (other than title opinions, title reports and other title materials prepared by Assignor’s attorneys, all of which shall be included), (i) any and all lease files, land files, division order files, production marketing files, well files, production records, seismic, geological, geophysical and engineering data, and acquisition files relating primarily to all or a portion of the Assets, and (ii) except to the extent constituting Excluded Assets, all other files and maps arising out of or relating to the Subject Interests or the ownership, use, maintenance or operation of the Assets (collectively, “Records”);

(e) All right, title and interest of Assignor to any claims, causes of action, choses in action and similar rights to the extent attributable to ownership, use, construction, maintenance or operation of the Assets subsequent to the Effective Time, including, without limitation, past, present or future claims, whether or not previously asserted by Assignor (“Claims”);

(f) Those amounts which are expressly identified and set forth in Exhibit C which Assignor is holding which (i) are owing to third party owners of royalty, overriding royalty, working or other interests in respect of past production of oil, gas or other hydrocarbons attributable to the Subject Interests or (ii) may be subject to refund by royalty owners or other third parties to purchasers of past production of oil, gas or other hydrocarbons attributable to the Subject Interests (“Royalty Amounts”);

(g) All (i) oil, gas and other hydrocarbons produced from or attributable to the Subject Interests with respect to all periods subsequent to the Effective Time and (ii) proceeds from or of such oil, gas and other hydrocarbons; and

(h) All right, title and interest of Assignor in and to the Yscloskey Gas Plant and the Terrebonne Gas Plant, as more fully identified on Exhibit D.

There is excluded from this Conveyance and the Assets and reserved unto Assignor the following described interests, rights and properties (collectively, the “Excluded Assets”):

(a) Copies of all Records (to the extent copied by Assignor prior to the delivery of this Conveyance);

(b) Except to the extent constituting Royalty Amounts, all deposits, cash, checks, funds and accounts receivable attributable to Assignor’s interest in the Assets with respect to any period of time prior to the Effective Time;

(c) All (i) oil, gas and other hydrocarbons produced from or attributable to the Subject Interests with respect to all periods prior to the Effective Time, (ii) oil, gas and other hydrocarbons attributable to the Subject Interests which, at the Effective Time, are in storage within processing plants, in pipelines or otherwise held in inventory, and (iii) proceeds from or of such oil, gas and other hydrocarbons;

(d) All receivables and cash proceeds which were expressly taken into account and for which credit was given in the determination of “Net Cash Flow” pursuant to Section 3.3 of that certain Asset Purchase Agreement dated as of __________, 2006, by and between Assignor and Assignee (the “Agreement”), as adjusted pursuant to Section 3.4 of the Agreement;

(e) Claims of Assignor for refund of or loss carry forwards with respect to (i) Taxes (as defined in the Agreement) attributable to any period prior to the Effective Time or (ii) any Taxes attributable to the Excluded Assets;

(f) All corporate, financial, tax (other than copies of (i) ad valorem tax records directly related to the Assets for calendar year 2005 and (ii) severance tax records directly related to the Assets for the most recent available twelve (12) month period) and legal records of Assignor and all acquisition files of Assignor other than those relating exclusively to the acquisition of all or a portion of the Assets; and

(g) All rights, interests, assets and properties described or referred to in Exhibit E hereto.

TO HAVE AND TO HOLD the Assets, together with all and singular the rights and appurtenances thereunto in anywise belonging, unto Assignee, its successors and assigns, forever; subject, however, to the matters set forth herein.

ARTICLE II

Disclaimer of Warranties

Section 2.1 The Assets are assigned to and accepted by Assignee without any representation or warranty of title or value whatsoever, express, implied, statutory or otherwise, except that Assignor warrants to Assignee that Assignor has not executed any assignment or other conveyance of any Subject Interest noted with a single asterisk in Part II of Exhibit A hereto [Note: Properties described in Part II of Exhibit A to which a value has been allocated in the Allocated Value Schedule shall be noted with a single asterisk] that would reduce the Net Revenue Interest specified on Part II of Exhibit A hereto for such Subject Interest throughout the economic life of such Subject Interest, or that would obligate Assignor or Assignee to bear the costs and expenses attributable to the maintenance, development and operation of any Subject Interest in an amount greater than the Working Interest specified on Part II of Exhibit A hereto for such Subject Interest at any time throughout the economic life of such Subject Interest; provided, however, in no event shall any liability of Assignor to Assignee on account of the breach of the foregoing warranty as it relates to any Subject Interest noted with a double asterisk in Part II of Exhibit A hereto [Note: Those Properties described in Part II of Exhibit A to which a value of $1,000 has been assigned in the Allocated Value Schedule shall be noted with a double asterisk] ever exceed $1,000 per such Subject Interest.

ARTICLE III

Miscellaneous

Section 3.1 Separate Assignments. Any separate assignments which have been, or will be, executed for filing with and approval by applicable governmental agencies and authorities (a) shall evidence the conveyance and assignment of the applicable Assets herein made, and shall not constitute any additional conveyance or assignment of the Assets, (b) are not intended to modify, and shall not modify, any of the terms or provisions set forth in this Conveyance, and (c) shall be deemed to contain all of the terms and provisions of this Conveyance, as fully and to all intents and purposes as though the same were set forth at length in such separate assignments.

Section 3.2 Successors and Assigns. All of the provisions hereof shall inure to the benefit of and be binding upon the respective successors and assigns of Assignor and Assignee. All references herein to either Assignor or Assignee shall include their respective successors and assigns.

Section 3.3 Counterparts. This Conveyance is being executed in several original counterparts. Each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts shall constitute but one and the same assignment. Each such counterpart is identical except that, to facilitate recordation, there may be omitted from the Exhibits hereto properties, rights or interests not located within a particular recording jurisdiction.

IN WITNESS WHEREOF, Assignor and Assignee have caused this Conveyance to be executed on the dates of their respective acknowledgments set forth below, to be effective, however, as of the Effective Time.

ASSIGNOR:

WITNESSETH:	CABOT OIL & GAS CORPORATION

By:
Name:
Title:

WITNESSETH:	CODY ENERGY LLC

By:
Name:
Title:

ASSIGNEE:

WITNESSES:	PHOENIX EXPLORATION COMPANY LP

By:
Name:
Title:

STATE OF TEXAS	§
§
COUNTY OF HARRIS	§

This instrument was acknowledged before me this _____ day of ____________, 2006, by ______________________________, known to me to be the _____________ of Cabot Oil & Gas Corporation, a Delaware corporation, who affirmed that the foregoing instrument was signed on behalf of such corporation by authority of its Board of Directors and in the presence of the above witnesses and that the execution of this instrument was the free act and deed of such corporation.

Notary Public Signature

Commission Expires: _____________________

STATE OF TEXAS	§
§
COUNTY OF HARRIS	§

This instrument was acknowledged before me this _____ day of ____________, 2006, by ______________________________, known to me to be the _____________ of Cody Energy LLC, a Colorado limited liability company, who affirmed that the foregoing instrument was signed on behalf of such limited liability company by authority of its [Board of Managers] and in the presence of the above witnesses and that the execution of this instrument was the free act and deed of such limited liability company.

Notary Public Signature

Commission Expires:

STATE OF TEXAS	§
§
COUNTY OF HARRIS	§

This instrument was acknowledged before me this _____ day of ____________, 2006, by ______________________________, known to me to be the _____________ of Phoenix Exploration Company LP, a Delaware limited partnership, who affirmed that the foregoing instrument was signed on behalf of such limited partnership by authority of its _______________ and in the presence of the above witnesses and that the execution of this instrument was the free act and deed of such limited partnership.

Notary Public Signature

Commission Expires: ___________________

Exhibit A-2

Property Schedule – Part I

Acadia Parish, LA

Lse #		Lse Date	Lessor	Lessee	Book	Page	Entry
17-0002123		02/14/52	MOSS, AZEMA	F J MULLER	I-11	276	250589
17-0002124		02/02/52	BENOIT, OPHIE	F J MULLER	I-11	366	250624
17-0002125		01/31/52	WEBER, ALFRED ET AL	F J MULLER	I-11	371	250626
17-0002126		01/01/52	ARCENEAUX, WADDY ET UX	F J MULLER	I-11	376	250628
17-0002127		02/02/52	BLANCHARD, HOUSTON B	F J MULLER	I-11	386	250632
17-0002128	A	02/02/52	BENOIT, WILTON	F J MULLER	I-11	386	250634
17-0002128	B	02/02/52	MENARD, AMANDA	F J MULLER	J-11	80	250796
17-0002129		02/04/52	CORMIER, LOUIS	F J MULLER	I-11	396	250636
17-0002130		02/04/52	CORMIER, ARTHUR	F J MULLER	I-11	401	250638
17-0002131		02/13/52	GUSSMAN, CLEMENCE H	F J MULLER	J-11	36	250781
17-0002132		02/18/52	TRAHAN, URSIN	F J MULLER	J-11	41	250783
17-0002133		02/13/52	BREAUX, LEONCE	F J MULLER	J-11	46	250785
17-0002134		02/12/52	PETITJEAN, ADOLPH	F J MULLER	J-11	51	250787
17-0002135		02/13/52	FALCON, ROSA HULIN	F J MULLER	J-11	63	250791
17-0002136		02/04/52	MENARD, ANAISE G	F J MULLER	J-11	72	250794
17-0002138		02/18/52	TRAHAN, JOHN	F J MULLER	J-11	178	250838
17-0002139		02/28/52	RICHARD, J LEEWARD	F J MULLER	K-11	130	251056
17-0002140		02/29/52	HULIN, LENES J	F J MULLER	K-11	125	251054
17-0002141		02/13/52	HULIN, CECILE GRAY	F J MULLER	K-11	135	251058
17-0002142		02/13/52	COMEAUX, LILLIE H	F J MULLER	K-11	315	251143
17-0002143		02/13/52	HULIN, CLERPHE	F J MULLER	K-11	320	251145
17-0002144		03/27/52	SONNIER, BASIL	ALBERT D MILLER	G-16	457	286671
17-0002145		06/27/52	FALCON, FELIX	F J MULLER	R-11	375	253269
17-0002146		06/27/52	HANKS, ISAAC	F J MULLER	R-11	380	253271
17-0002147	A	11/03/52	ARCENEAUX, J WESTON	HENRY T DUSON	Y-11	287	255403
17-0002147	B	11/03/52	ARCENEAUX, J WALTER	HENRY T DUSON	Y-11	281	255401
17-0002147	C	12/06/52	KAHN, ARNOLD ET AL	HENRY T DUSON	A-12	296	255968
17-0002147	D	02/18/53	ROMERO, ANGES JANICE	HENRY T DUSON	F-12	306	257326
17-0002147	E	05/01/55	CRAVEN, JOHN HILDA YOUNGS ET AL	CONTINENTAL OIL COMPANY	W-15	12	283747
17-0002147	F	05/01/55	ARCENEAUX, EDWARD	CONTINENTAL OIL COMPANY	Q-15	116	281943
17-0002147	G	05/01/55	LYONS, WALKER D JR	CONTINENTAL OIL COMPANY	Q-15	145	281950
17-0002147	H	05/01/55	MONTAGUE, JIMMIE AGNES EASTHAM	CONTINENTAL OIL COMPANY	Q-15	128	281945

Exhibit A-2

Property Schedule – Part I

Acadia Parish, LA

17-0002147	I	05/01/55	ANDRUS, M WALTER	CONTINENTAL OIL COMPANY	Q-15	137	281948
17-0002147	J	05/01/55	ANDRUS, MADALINE MELCHIOR	CONTINENTAL OIL COMPANY	Q-15	131	281946
17-0002147	K	05/01/55	RUMORE, ELLEN ARCENEAUX ET AL	CONTINENTAL OIL COMPANY	Q-15	140	281949
17-0002147	L	05/01/55	ARCENEAUX, JAMES C JR	CONTINENTAL OIL COMPANY	Q-15	134	281947
17-0002147	M	05/01/55	GIST, LILLIE EASTHAM	CONTINENTAL OIL COMPANY	Q-15	125	281944
17-0002147	N	05/01/55	BROUSSARD, R J	CONTINENTAL OIL COMPANY			325071
17-0002147	O	05/01/55	ARCENEAUX, JOSEPH ALEX	CONTINENTAL OIL COMPANY			346100
17-0002147	P	05/01/55	FRAZIER, JEANNE ARCENEAUX	CONTINENTAL OIL COMPANY			354156
17-0002147	Q	05/01/55	ARCENEAUX, CHARLES	CONTINENTAL OIL COMPANY			355659
17-0002148	A	11/03/52	ARCENEAUX, J WARREN	HENRY T DUSON	Y-11	278	255400
17-0002148	B	12/15/54	DAVIS, NANCY MOUTON	CONTINENTAL OIL COMPANY	G-14	233	271991
17-0002148	C	12/14/54	MECHE, LUCILLE MOUTON	CONTINENTAL OIL COMPANY	F-14	539	271798
17-0002148	D	12/15/54	BREAUX, L C	CONTINENTAL OIL COMPANY	H-14	539	272408
17-0002148	E	12/15/54	CUPIT, CHARLA MOUTON	RUSSELL WADE	K-21	310	325896
17-0002148	F	12/15/54	BUTLER, BARBARA MOUTON	RUSSELL WADE	K-21	308	325895
17-0002150		11/03/52	ARCENEAUX, J TENAS	HENRY T DUSON	Y-11	284	255402
17-0002151		11/14/52	BEARB, JOHN	SUN OIL COMPANY	Y-11	526	255477
17-0002152		12/04/52	ROURK, ELISE CORMIER	F J MULLER	A-12	50	255827
17-0002155	A	03/25/53	ARCENEAUX, WARREN J	FREDDIE ARCENEAUX	I-12	303	258248
17-0002155	B	03/25/53	ARCENEAUX, FREDDIE	F J MULLER	I-12	308	258251
17-0002157		08/18/49	PETITJEAN, TELICE G	W BROOKE HAMILTON	W-9	55
17-0002158		09/01/49	CORMIER, EMILE O	W BROOKE HAMILTON	W-9	79
17-0002159		08/22/49	CORMIER, DUMAS	W BROOKE HAMILTON	W-9	73
17-0002160		09/08/49	CREDEUR, ELMO	W BROOKE HAMILTON	W-9	89
17-0002161		09/13/49	LYONS, J WILLIE	W BROOKE HAMILTON	W-9	91
17-0002162		08/19/49	ARCENEAUX, J OVEY	W BROOKE HAMILTON	W-9	59
17-0002163		09/01/49	ESTATE OF J S ARCENEAUX SR INC	W BROOKE HAMILTON	E-10	281
17-0002164		12/06/49	CORMIER, DUPREVILLE	W BROOKE HAMILTON	E-10	290
17-0002165		12/09/49	BLANCHARD, ALICIA ROACH	W BROOKE HAMILTON	E-10	294
17-0002166	A	09/01/49	ARCENEAUX, J WESTON	W BROOKE HAMILTON	E-10	298
17-0002166	B	12/22/53	ARCENEAUX, MEARL LOUIS	JAMES C ARCENEAUX JR	M-13	458	266328
17-0002166	C	12/22/53	MILLER, ALBERTA ARCENEAUX	JAMES C ARCENEAUX JR	M-13	461	266329
17-0002167		08/30/49	ARCENEAUX, J WALTER	W BROOKE HAMILTON	E-10	306
17-0002168		04/07/51	W PETITJEAN & COMPANY	M H MARR	C-11	199
17-0002169		08/29/49	DUGAS, CLABY	F J MULLER	V-9	23	221530
17-0002170		06/08/45	MOUTON, GERARD	F J MULLER	E-8	65	188771
17-0002171		08/29/49	DUPUIS, EUGENE ET AL	F J MULLER	V-9	25	266837

Exhibit A-2

Property Schedule – Part I

Acadia Parish, LA

17-0002172		01/20/49	STELLY, NOAH	W BROOKE HAMILTON	E-10	310
17-0002173	A	01/20/49	FAULL, ALLEN J	W BROOKE HAMILTON	E-10	286
17-0002173	B	01/02/54	STAMM-RAYMOND, INC	SUN OIL COMPANY	D-13	248	263978
17-0002174		08/19/49	ARCENEAUX, ELTON A ET AL	W BROOKE HAMILTON	W-9	71	224703
17-0002175		10/15/53	ARCENEAUX, HENRY	F J MULLER			261035
17-0002176		10/09/53	MECHE, CLARENCE	F J MULLER	S-12	29	260951
17-0002177		10/10/53	JOHNSON, CURTIS ET UX	F J MULLER	S-12	14	260947
17-0002179		12/01/54	ARCENEAUX, WADDY	SUN OIL COMPANY	Y-13	262	269941
17-0002180	A	02/07/55	CASTILLE, ANTONIA	SUN OIL COMPANY	E-14	248	271410
17-0002180	B	02/08/55	CASTILLE, JOHN	SUN OIL COMPANY	J-14	400	272852
17-0002180	C	07/28/55	DOMINGUE, EDGAR	SUN OIL COMPANY	R-14	67	275102
17-0002180	D	07/11/56	ARCENEAUX, HAMER ANDREW	SUN OIL COMPANY	V-15	259	283575
17-0002185	A	03/25/55	ALLEMAN, FELIX	CONTINENTAL OIL COMPANY	T-14	465	275780
17-0002185	B	05/07/56	ROMERO, FREEDIA THREASE SEAUX	CONTINENTAL OIL COMPANY			281357
17-0002185	C	01/09/54	ALLEMAN, OVEY	CONTINENTAL OIL COMPANY	H-13	343
17-0002185	D	05/28/57	ALLEMAN, LEROY	CONTINENTAL OIL COMPANY	P-16	114	288796
17-0002185	E	06/02/58	DOUGA, FELECIA ALLEMAN	CONTINENTAL OIL COMPANY			295776
17-0002187		02/17/55	STATE OF LOUISIANA - 2669	CONTINENTAL OIL COMPANY	T-14	465	275780
17-0002188	A	07/19/55	CREDEUR, AURELIEN	SUN OIL COMPANY	W-14	34	276579
17-0002188	B	09/07/55	CREDEUR, WILTON	SUN OIL COMPANY	W-14	549	276800
17-0002188	C	02/09/55	BRASSEAUX, EUCLIDE	CONTINENTAL OIL COMPANY			271113
17-0002188	D	09/07/55	CREDEUR, DELVIN	SUN OIL COMPANY	A-15	591	277958
17-0002188	E	01/27/56	FALL, HENRIETTA DELORES	SUN OIL COMPANY	D-15	585	278765
17-0002188	F	02/07/55	MIRE, LIZE	CONTINENTAL OIL COMPANY			271114
17-0002190	A	03/29/55	CREDEUR, DUPRE	CONTINENTAL OIL COMPANY			272612
17-0002190	B	03/29/55	CREDEUR, ELWOOD	SUN OIL COMPANY ET AL			293274
17-0002190	C	03/29/55	CREDEUR, JOSEPH	SUN OIL COMPANY ET AL			293273
17-0002190	D	03/29/55	BRACE, MARIE CELINE CORMIER	SUN OIL COMPANY ET AL			293272
17-0002190	E	03/29/55	HEBERT, MABEL CREDEUR	SUN OIL COMPANY ET AL			293603
17-0002190	F	03/29/55	CREDEUR, CLIFFORD	SUN OIL COMPANY ET AL	W-18	67	305451
17-0002190	G	03/29/55	MCARTHY, DORIS CREDEUR	CONTINENTAL OIL COMPANY			300905
17-0002190	H	03/29/55	ABSHIRE, IVEY	CONTINENTAL OIL COMPANY			310931
17-0002190	I	03/29/55	ABSHIRE, PERCY	CONTINENTAL OIL COMPANY			313190
17-0002190	J	03/29/55	SONNIER, ALICE CREDEUR	CONTINENTAL OIL COMPANY	R21	87	328049
17-0002190	K	03/29/55	DUNN, ANEISE TRAHAN	CONTINENTAL OIL COMPANY			329955
17-0002190	L	07/19/55	CREDEUR, VELMON	CONTINENTAL OIL COMPANY	X21	6	330099
17-0002190	M	03/29/55	TRAHAN, MARIE CREDEUR	CONTINENTAL OIL COMPANY	A-27	351	374596

Exhibit A-2

Property Schedule – Part I

Acadia Parish, LA

17-0002190	N	03/29/55	CORMIER, RAYMOND LESTER	SUN OIL COMPANY ET AL			293271
17-0002191	A	03/29/55	CREDEUR, JOSEPH ADONIS	CONTINENTAL OIL COMPANY			272613
17-0002191	B	03/29/55	DRONET, RAY	CONTINENTAL OIL COMPANY			323301
17-0002200		12/28/56	CORMIER, DUMAS	SUN OIL COMPANY	E-16	44	285935
17-0002201		02/21/57	BRASSEAUX, WHITNEY	SUN OIL COMPANY	H-16	158	286842
17-0002203		03/14/57	ACADIA PARISH POLICE JURY	ROBERT E ADAMS			287832
17-0002212		06/03/58	PETITJEAN, ADOLPH	CONTINENTAL OIL COMPANY	N-17	482	295775
17-0002213		06/09/58	TRAHAN, URSIN	CONTINENTAL OIL COMPANY	O-17	276	296008
17-0002214		06/06/58	DOUCET, GASTON	CONTINENTAL OIL COMPANY	O-17	280	296009
17-0002215		06/10/58	TRAHAN, JOHN	CONTINENTAL OIL COMPANY	O-17	272	296007
17-0002216		06/17/58	PETITJEAN, ADOLPH	CONTINENTAL OIL COMPANY	O-17	393	296059
17-0002217		02/03/59	SONNIER, NELDA THIBODEAUX	SUN OIL COMPANY	H-18	381	301306
17-0002220		11/13/59	MECHE, ELLA MAE GUIDRY	SUN OIL COMPANY	M-19	71	309789
17-0002221		11/07/58	BREAUX, LEONCE	CONTINENTAL OIL COMPANY	B18	523	299828
17-0002222	A	08/29/59	COMEAUX, ETA MOUTON	CONTINENTAL OIL COMPANY			309171
17-0002222	B	08/29/64	COMEAUX, ETA MOUTON	RICHARD T ALVES			347982
17-0002222	C	08/29/64	CONSTANTINE, MARTHA JEAN BOURGEOIS	RICHARD T ALVES			348534
17-0002225	A	11/05/59	MIRE, ALBERT	CONTINENTAL OIL COMPANY			309844
17-0002225	B	12/08/59	MIRE, JOE	CONTINENTAL OIL COMPANY	N-19	302	310186
17-0002227	A	06/24/60	PETITJEAN, ADOLPH	CONTINENTAL OIL COMPANY			317559
17-0002227	B	06/24/60	FAULK, CURTIS J	CONTINENTAL OIL COMPANY			318321
17-0002229	A	03/01/60	ARCENEAUX, LEAH SONNIER	SUN OIL COMPANY ET AL			323914
17-0002231		02/14/62	HULIN, DEYNODT	JAMES C ARCENEAUX	M-21	359	326683
17-0002235		02/04/60	TRAHAN, CLABY W	CONTINENTAL OIL COMPANY			330279
17-0002242		07/23/65	HULIN, DEYNODT	CONTINENTAL OIL COMPANY			355282
17-0002245		06/01/67	HULIN, THRESA	CONTINENTAL OIL COMPANY	I-26	144	368419
17-0002247	A	08/09/90	BOOTHE, ETHELYNE C ET AL	CONOCO INC	I-49	478	567755
17-0002247	B	08/09/90	PETITJEAN W & COMPANY ET AL	CONOCO INC	G-49	891	567196
17-0002248	A	08/30/90	HULIN, NELSON G ET AL	CONOCO INC	I-40	485	567756
17-0002248	B	08/30/90	HANKS, GEORGE F	CONOCO INC	I-49	495	567757
17-0002248	C	08/30/90	BARBIER, MAURICE ET AL	CONOCO INC	I-49	503	567758
17-0002249	A	08/30/90	HANKS, GEORGE F	CONOCO INC	I-49	521	567760
17-0002249	B	08/30/90	BARBIER, MAURICE ET AL	CONOCO INC	I-49	528	567761
17-0002249	C	08/30/90	HULIN, NELSON G ET AL	CONOCO INC	I-49	512	567759
17-0002250		11/05/90	BREAUX, BRADLEY J SR ET AL	CONOCO INC	L-49	145
17-0002251		09/04/90	PETITJEAN, SADIE R ET AL	CONOCO INC	I-49	399	567727
17-0002543		05/02/96	RICHARD, LENIS JR	SOUTHERN OIL & GAS CO. INC			96-015852

Exhibit A-2

Property Schedule – Part I

Acadia Parish, LA

17-0002725		03/28/00	ZAUNBRECHER, RICHARD A, ET AL	JAMES E MONCRIEF	H-57	746	672418
17-0002726		03/25/00	LAWSON, WILLIAM E, ET AL	JAMES E MONCRIEF	H-57	751	672419
17-0002727	A	03/25/00	HABETZ, CHARLES, ET AL	JAMES E MONCRIEF	H-57	887	673216
17-0002727	B	03/25/00	DUGAN, HENRY	JAMES E MONCRIEF	I-57	897	673217
17-0002727	C	03/25/00	BARLOW, ALBERTA HABETZ	JAMES E MONCRIEF	K-57	97	673944
17-0002728	A	03/25/00	HABETZ, LEONARD C, ET AL	JAMES E MONCRIEF	I-57	905	673218
17-0002728	B	03/25/00	HABETZ, JAMES SR, SUCCESSION OF	JAMES E MONCRIEF	S-57	361	678470
17-0002782	A	04/10/02	ATRIA, NICHOLAS D	SUNCOAST LAND SERVICES, INC	V-58	527	698591
17-0002782	B	05/16/02	ATRIA, JAMES A	EDWARD F LEBLANC	X-58	545	700107
17-0002782	C	05/16/02	ATRIA, MARK S, ET VIR	EDWARD F LEBLANC	X-58	550	700108
17-0002790	A	04/23/02	BELSOM, BERNARD D	SUNCOAST LAND SERVICES, INC	V-58	816	698842
17-0002790	B	05/15/02	THOMPSON, JERRL LOGAN	EDWARD F LEBLANC	P-59	7	713046
17-0002790	C	05/02/02	ROBINSON, CAMILLE BELSOM	CABOT OIL & GAS CORPORATION	O-59	892	712869
17-0002792		04/10/02	DAVIS, JAMES R, JR, ET UX	SUNCOAST LAND SERVICES, INC	V-58	534	698592
17-0002793		04/16/02	THOMPSON, JERRL LOGAN, INDV & TTE	SUNCOAST LAND SERVICES, INC	V-58	540	698593
17-0002794		04/16/02	THOMPSON, JERRL LOGAN, INDV & TTE	SUNCOAST LAND SERVICES, INC	V-58	546	698594
17-0002796		04/22/02	NOLAN, SANDRA HICKEY, ET AL	SUNCOAST LAND SERVICES, INC	V-58	558	698596
17-0002797		04/17/02	ACADIANA RAILWAY COMPANY, INC	SUNCOAST LAND SERVICES, INC	X-58	517	700094
17-0002798	A	05/07/02	DUGAS, SHELLEY FAY, ET AL	SUNCOAST LAND SERVICES, INC	W-58	441	699354
17-0002798	B	05/07/02	THOMPSON, DOY MAE SMITH	SUNCOAST LAND SERVICES, INC	X-58	212	699834
17-0002798	C	05/14/03	SMITH, PRESTON RUSSELL, ET AL	SUNCOAST LAND SERVICES, INC	S-59	577	716098
17-0002798	D	05/14/03	SMITH, GENE ALLEN	SUNCOAST LAND SERVICES, INC	S-59	585	716099
17-0002798	E	05/14/03	NOLAN, SANDRA HICKEY, ET AL	SUNCOAST LAND SERVICES, INC	S-59	591	716100
17-0002798	F	05/27/03	BELSOM, BERNARD D, ET AL	SUNCOAST LAND SERVICES, INC	S-59	598	716101
17-0002798	G	05/20/03	TRAYLOR, GERRY DUGAS	SUNCOAST LAND SERVICES, INC	U-59	531	717748
17-0002798	H	05/20/03	LUTZKE, KATHLEEN C	SUNCOAST LAND SERVICES, INC	U-59	537	717749
17-0002943		06/13/03	FABACHER, CLARENCE A, ET UX	SUNCOAST LAND SERVICES, INC	S-59	605	716102
17-0002944		06/13/03	RICHARD, RANDALL G, ET UX	SUNCOAST LAND SERVICES, INC	S-59	612	716103
17-0002945		06/13/03	FOREMAN, ROLAND R, JR, ET UX	SUNCOAST LAND SERVICES, INC	S-59	619	716104
17-0002946		06/19/03	MILLER, JAMES LUBERT, JR, ET UX	SUNCOAST LAND SERVICES, INC	S-59	626	716105
17-0002947		06/13/03	DUGAN, WARREN A, ET UX	SUNCOAST LAND SERVICES, INC	S-59	633	716106
17-0002948		06/13/03	MADDIE, JOSEPH, JR, ET UX	SUNCOAST LAND SERVICES, INC	S-59	640	716107
17-0002949		06/13/03	PERRODIN, JUDITH GAYLE	SUNCOAST LAND SERVICES, INC	S-59	647	716108
17-0002950		06/19/03	RUSSELL, DAVID W, ET UX	SUNCOAST LAND SERVICES, INC	S-59	654	716109
17-0002951		06/13/03	MURPHY, BOB J, ET UX	SUNCOAST LAND SERVICES, INC	S-59	661	716110
17-0002952		06/20/03	PIPPIN, KATHERINE COMEAUX	SUNCOAST LAND SERVICES, INC	S-59	668	716111
17-0002953		06/13/03	PREVOST, CLEMENTS J, ET AL	SUNCOAST LAND SERVICES, INC	S-59	675	716112
17-0002954		06/13/03	PREVOST, JAMES STEPHEN, ET AL	SUNCOAST LAND SERVICES, INC	S-59	683	716113
17-0002955		06/13/03	SCHULLER, WILLIAM H, ET UX	SUNCOAST LAND SERVICES, INC	S-59	689	716114
17-0003036	A	12/01/03	DAVIS, JAMES R, JR, ET AL	CABOT OIL & GAS CORPORATION	E-60	315	724923
17-0003430		05/24/02	LAWSON, WILLIAM E, ET AL	SAMSON RESOURCES COMPANY	B-59	266	702805

Exhibit A-2

Property Schedule – Part I

Cameron Parish, LA

Lse #		Lse Date	Lessor	Lessee	Book	Entry
17-0002427		05/15/86	DIXIE RICE AGRICULTURAL CORPORATION, INC	HUNT OIL CO	626	200656
17-0002428		12/16/86	DUFFY RACCA	BARRY C GALLO	636	202645
17-0002429		12/03/87	BROUSSARD, JOHN ROY & EVELYN H	JAMES D CORNAY		207067
17-0002430	A	12/04/87	WEEKLY, RAVIS J	JAMES D CORNAY		207068
17-0002430	B	12/04/87	WEEKLY, FRANCES KEBODEAUX	JAMES D CORNAY		207071
17-0002431		12/04/87	WEEKLY TRUST, ENOL RICHARD ET AL	JAMES D CORNAY		207069
17-0002432		12/19/87	VINCENT, THERESA SONNIER ET AL	JAMES D CORNAY		207298
17-0002433		05/12/88	SEAGRAVES, ETHEL JANE BROUSSARD, ET AL	ULTRAMAR OIL AND GAS LIMITED	668	209297
17-0002434		05/04/88	DIXIE RICE AGRICULTURAL CORPORATION INC	ULTRAMAR OIL AND GAS LIMITED		209298
17-0002435		06/24/88	BROUSSARD, ELSWORTH J, ET UX	ULTRAMAR OIL AND GAS LIMITED	670	209749
17-0002436		05/24/88	GALLETT, BRENETTA B, ET AL	ULTRAMAR OIL AND GAS LIMITED		209635
17-0002437		09/22/88	DIXIE RICE AGRICULTURAL CORPORATION INC	ULTRAMAR OIL AND GAS LIMITED	676	210949
17-0002438		09/23/88	BROUSSARD, EDSEL J, ET AL	ULTRAMAR OIL AND GAS LIMITED	676	210950
17-0002439	B	11/11/88	BROUSSARD, FLOYD L JR	ULTRAMAR OIL AND GAS LIMITED	682	211987
17-0002440		11/03/88	DAIGLE, JOSEPHINE HEINEN, ET AL	ULTRAMAR OIL AND GAS LIMITED	680	211401
17-0002441		01/11/89	MARTIN, JOHN E, ET UX	ULTRAMAR OIL AND GAS LIMITED	687	212824
17-0002442	A	12/16/88	DOLAND, IRMA W, ET AL	ULTRAMAR OIL AND GAS LIMITED	687	212825
17-0002442	B	02/10/89	SCHULTZ, FRANCES M, ET AL	ULTRAMAR OIL AND GAS LIMITED	688	212992
17-0002444	A	09/27/88	LEBLEU, ALTON O, ET AL	CGT, INC		211134
17-0002444	B	09/24/88	MECHE, ELIZABETH A THIBODEAUX, ET AL	CGT INC		211135
17-0002445		09/28/88	BROUSSARD, EDWARD J, ET AL	CGT INC		211125
17-0002456		08/14/89	STATE OF LOUISIANA #13559	HUNT OIL CO		215375

Exhibit A-2

Property Schedule – Part I

Iberia Parish, LA

Lse #		Lse Date	Lessor	Lessee	Book	Page	Entry
17-0002416	A	08/19/82	E A MCILHENNY ENTERPRISES, ET AL	C & K PETROLEUM, INC	801		82-9230
17-0002416	B	09/12/85	E A MCILHENNY ENTERPRISES, ET AL	ENSTAR CORPORATION	887		85-9167
17-0002417		12/13/94	E A MCILHENNY ENTERPRISES, INC	CODY ENERGY, INC	1087		95-793
17-0002418		04/01/96	TERRELL, JOSEPH R, ET AL	CODY ENERGY, INC	1112		96-3113
17-0002419		03/07/95	DAUTERIVE, HENRY J, JR, ET AL	CODY ENERGY, INC	1092		95-3338
17-0002420		12/01/95	IBERIA INVESTMENT CORPORATION	CODY ENERGY, INC	1109		96-1536
17-0002421		04/01/96	IBERIA INVESTMENT CORPORATION	CODY ENERGY, INC	1113		96-3643
17-0002624		03/19/02	E A MCILHENNY ENTERPRISES, INC	CABOT OIL & GAS CORPORATION	1235		02-4277
17-0002625		03/19/02	MCILHENNY RESOURCES, INC	CABOT OIL & GAS CORPORATION	1235		02-4278

Exhibit A-2

Property Schedule – Part I

Jefferson Davis Parish, LA

Lse #	Lse Date	Lessor	Lessee	Book	Page	Entry
17-0002458	05/14/90	STATE OF LOUISIANA #13759	ULTRAMAR OIL AND GAS LIMITED	718	611	494705

Exhibit A-2

Property Schedule – Part I

Lafayette Parish, LA

Lse #		Lse Date	Lessor	Lessee	Rec. Entry
17-0002524	A	08/23/95	LARRIVIERE COMPANY, A PARTNERSHIP	EL-OIL, INC.	95-034136
17-0002524	B	08/23/95	NORTH WIND INC	EL-OIL, INC.	95-034535
17-0002525		03/18/96	LEGER, CLEVELAND JR, ET AL	REBEL MINERALS, INC	96-016583
17-0002526	A	07/01/97	LARRIVIERE COMPANY, A PARTNERSHIP	EL-OIL, INC.	97-029033
17-0002526	B	07/01/97	NORTH WIND INC	EL-OIL, INC.	97-029032
17-0002527		08/15/97	HANKS, JOHN LARRY ET AL	LAFAYETTE MINERALS INC	97-033071
17-0002528		02/20/81	RICHARD, LENIS J & EDIA HANKS	MOORE OIL AND GAS, LTD	81-006144
17-0002529		08/20/82	RICHARD, EDIA HANKS, ET AL	ANGLO RESOURCES, INC	82-024718
17-0002530		02/18/80	HANKS, WALLACE	MATZINGER EXPLORATION CO	80-004415
17-0002531		05/15/82	HANKS, WALLACE, ET AL	MAY PETROLEUM, INC	82-013842
17-0002532		05/15/82	MOUTON, ELZIA HANKS, ET UX	MAY PETROLEUM, INC	82-13843
17-0002533		05/15/82	LEGER, CLEVELAND	MAY PETROLEUM, INC	82-13844
17-0002534		10/17/83	FONTENOT, ANDREA L ET AL	VERMILION OIL AND GAS CORPORATION	83-40151
17-0002535	A	10/20/83	MARTIN, FRANCES LUQUETTE, ET AL	PETROLEUM LAND SERVICES, INC	83-040982
17-0002535	B	10/20/83	FLOYD, DANIEL LEE, ET AL	PETROLEUM LAND SERVICES, INC	83-044320
17-0002536	A	03/09/90	LARRIVIERE COMPANY ET AL	AEC PARTNERSHIP	90-013809
17-0002536	B	03/09/90	SUCCESSION OF BENTON W. MAUBOULES	AEC PARTNERSHIP	90-008573
17-0002537	A	11/01/83	COMEAUX, ETTIWANDA MAUBOULES	PETROLEUM LAND SERVICES, INC	83-042524
17-0002537	B	11/01/83	MAUBOULES ESTATE, BENTON W	PETROLEUM LAND SERVICES, INC	83-046972
17-0002537	C	11/01/83	MAUBOULES, CARITA TERRY	PETROLEUM LAND SERVICES, INC	83-046971
17-0002538		03/06/90	FONTENOT, ANDRUS ET AL	AEC PARTNERSHIP	90-008570
17-0002539		03/09/90	HANKS, JOHN LARRY	AEC PARTNERSHIP	90-008573
17-0002540	A	04/01/97	MOUTON, HARVEY ET AL	HIGHLANDER PETROLEUM CORPORATION	97-027193
17-0002540	B	04/01/97	MOUTON, PATRICK	HIGHLANDER PETROLEUM CORPORATION	97-27290
17-0002541		04/11/96	HANKS, JOHN LARRY, ET AL	SOUTHERN OIL & GAS COMPANY, INC	96-013817
17-0002542		10/20/98	HANKS, JOHN LARRY, ET AL	REBEL MINERAL, INC	98-047473

Exhibit A-2

Property Schedule – Part I

LaFourche Parish, LA

Lse #		Lse Date	Lessor	Lessee	Book	Page	Entry
17-0002118		04/21/34	F B WILLIAMS CYPRESS CO LTD	SUN OIL COMPANY	71	379	26613
17-0002119		04/27/34	DIBERT, STARK & BROWN CYPRESS CO	SUN OIL COMPANY	71	415	26707
17-0002120		12/17/45	LEVERT-MORVANT INC	S P BENKENSTEIN	119	172	68461
17-0002121		10/07/46	LYRIC REALTY & PARKING CO INC	SUN OIL COMPANY	123	295	71120
17-0002866	B	09/02/03	HEBERT, CALISTE, ET AL	SUNCOAST LAND SERVICS, INC	1554		950596
17-0002867	C	08/27/03	DELATTE, ROSA TABOR, ET AL	SUNCOAST LAND SERVICS, INC	1554		950595
17-0002867	D	12/15/03	DELATTE, JEFFERY	LOUISIANA OIL AND GAS, INC	1554		950614
17-0003037		08/22/03	TABOR, ROLAND P, ET UX	SUNCOAST LAND SERVICS, INC	1554		950594
17-0003038		08/28/03	CORTEZ, KEVIN J	SUNCOAST LAND SERVICS, INC	1554		950597
17-0003039	A	08/28/03	DELATTE, KLEBERT, ET AL	SUNCOAST LAND SERVICS, INC	1554		950593

Fee Property
17-0002122	MIN	01/04/99	SUN OPERATING LIMITED PARTNERSHIP	CABOT OIL & GAS CORPORATION	1372		845468

Exhibit A-2 Property Schedule

Part I – List of Leases

Liberty County, TX

Lease No.		Lse Date	Lessor	Lessee	Book	Page	Entry
42-0003818	A	08/18/49	STONE, ALBERT ET AL	JOHN PATRICK WHITE	328	368
42-0003818	B	04/09/53	PARKER, JAMES F	SUN OIL COMPANY	386	299
42-0003818	C	08/12/59	WILLIAMS, N D	SUN OIL COMPANY	502	526
42-0003818	D	08/12/59	WILLIAMS, L L	SUN OIL COMPANY	502	529
42-0003818	E	08/12/59	ORGAIN, B D TRUSTEE	SUN OIL COMPANY	502	532

Fee Property
42-0003818	MN1	04/01/93	SUN OPERATING LTD PARTNERSHIP	CODY ENERGY, INC	1477	199
42-0003818	MN2	03/01/93	ATLANTIC RICHFIELD COMPANY	CODY ENERGY, INC	1468	67

Exhibit A-2

Property Schedule – Part I

Offshore

Lse #	Lse Date	Fed Lse #	Lessee	Area	Block	Parish/Co.	Entry
17-2737	05/01/02	OCS-G-23812	CABOT OIL & GAS CORPORATION	VERMILLION AREA	79	Vermilion	20208490
17-2848	06/01/02	OCS-G 23881	CAIRN ENERGY USA, INC	EUGENE ISLAND AREA - SOUTH	336	St Mary	277703
17-2849	05/01/03	OCS-G 24728	CABOT OIL & GAS CORPORATION, et al	WEST CAMERON - WEST	156	Cameron	281907
17-2850	05/01/03	OCS-G 24729	CABOT OIL & GAS CORPORATION, et al	WEST CAMERON - WEST	157	Cameron	281908
17-2851	07/01/03	OCS-G 24745	CABOT OIL & GAS CORPORATION, et al	WEST CAMERON - WEST	424	Cameron	281910
17-2852	07/01/03	OCS-G 24776	CABOT OIL & GAS CORPORATION, et al	WEST CAMERON - SOUTH	584	Cameron	281911
17-2853	05/01/03	OCS-G 24788	CABOT OIL & GAS CORPORATION, et al	EAST CAMERON AREA	29	Cameron	281909
17-2854	07/01/03	OCS-G 24802	CABOT OIL & GAS CORPORATION, et al	EAST CAMERON AREA	206	Cameron	281912
17-2855	05/01/03	OCS-G 24806	CABOT OIL & GAS CORPORATION, et al	EAST CAMERON AREA	255	Cameron	281913
17-2856	05/01/03	OCS-G 24911	CABOT OIL & GAS CORPORATION, et al	EUGENE ISLAND AREA - SOUTH	278	St Mary	281831
17-2857	05/01/03	OCS-G 24913	CABOT OIL & GAS CORPORATION, et al	EUGENE ISLAND AREA - SOUTH	335	St Mary	281832
17-2858	06/01/03	OCS-G 24949	CABOT OIL & GAS CORPORATION, et al	SHIP SHOAL AREA - SOUTH	316	Terrebonne	1154423
17-2859	06/01/03	OCS-G 24951	CABOT OIL & GAS CORPORATION, et al	SHIP SHOAL AREA - SOUTH	323	Terrebonne	1154424
17-2860	06/01/03	OCS-G 25004	CABOT OIL & GAS CORPORATION, et al	WEST DELTA	48	Plaquemines	3005265
17-2935	05/01/99	OCS-G 21142*	CASE POMEROY OIL CORPORATION	BRETON SOUND	41
17-2961	05/01/89	OCS-G 10794	AMERADA HESS CORPORATION, et al	SHIP SHOAL AREA - SOUTH	301		unrecorded
17-2962	07/01/89	OCS-G 10744	SANDEFER OFFSHORE OPERATING CO.	EUGENE ISLAND AREA - SOUTH	277		unrecorded
17-2973	05/01/04	OCS-G 26038	CABOT OIL & GAS CORPORATION	EUGENE ISLAND AREA - SOUTH	279		unrecorded
17-2974	06/01/04	OCS-G 25944	CABOT OIL & GAS CORPORATION	EAST CAMERON AREA	111		unrecorded
17-2975	07/01/04	OCS-G 25895	CABOT OIL & GAS CORPORATION	WEST CAMERON - WEST	317		unrecorded
17-2976	07/01/04	OCS-G 26019	CABOT OIL & GAS CORPORATION	EUGENE ISLAND AREA	20		unrecorded
17-2977	05/01/04	OCS-G 26073	CABOT OIL & GAS CORPORATION	SHIP SHOAL AREA - SOUTH	313		unrecorded
17-2978	05/01/04	OCS-G 26074	CABOT OIL & GAS CORPORATION	SHIP SHOAL AREA - SOUTH	314		unrecorded
17-2979	06/01/04	OCS-G 26188	CABOT OIL & GAS CORPORATION	VIOSCA KNOLL	69		unrecorded
17-2980	07/01/04	OCS-G 26148	CABOT OIL & GAS CORPORATION, et al	BRETON SOUND	39		unrecorded
17-3067	05/01/02	OCS-G 23876	POGO PRODUCING COMPANY	EUGENE ISLAND AREA - SOUTH	280		unrecorded
17-3080	06/01/89	OCS-G 10726**	NORCEN EXPLORER, INC, ET AL	EUGENE ISLAND AREA	142		unrecorded
17-3237	06/01/05	OCS-G 27142	CABOT OIL & GAS CORPORATION	SHIP SHOAL AREA - SOUTH	334		unrecorded
17-3238	06/01/05	OCS-G 27145	CABOT OIL & GAS CORPORATION	SHIP SHOAL AREA - SOUTH	353		unrecorded
17-3432	06/01/99	OCS-G 21065*	SONAT EXPLORATION GOM INC	EAST CAMERON AREA	109		unrecorded
42-4449	04/15/03	ST OF TX M-103040	CABOT OIL & GAS CORPORATION	MUSTANG ISLAND L. B.	750L	Nueces	2003028744
42-4450	04/15/03	ST OF TX M-103041	CABOT OIL & GAS CORPORATION	MUSTANG ISLAND L. B.	750L	Nueces	2003028745

Exhibit A-2

Property Schedule – Part I

Offshore

42-4453	12/01/02	OCS-G-24391	CABOT OIL & GAS CORPORATION	HIGH ISLAND L. B.	68	Jefferson	2003043968
42-4558	12/01/03	OCS-G-25525	CABOT OIL & GAS CORPORATION	GALVESTON	211	Galveston	2004003701
42-4559	10/01/03	OCS-G-25530	CABOT OIL & GAS CORPORATION	GALVESTON	257	Galveston	2003076455
42-4560	10/02/03	OCS-G-25531	CABOT OIL & GAS CORPORATION	GALVESTON	267	Galveston	2003076456
42-4565	10/01/04	OCS-G-26449	CABOT OIL & GAS CORPORATION	MATAGORDA ISLAND	649		unrecorded
42-4566	12/01/04	OCS-G-26531	CABOT OIL & GAS CORPORATION	HIGH ISLAND AREA - EAST ADD	A-170		unrecorded
42-4567	12/01/04	OCS-G-26532	CABOT OIL & GAS CORPORATION	HIGH ISLAND AREA - EAST ADD	A-173		unrecorded
	06/01/04	OCS-G-26041	RIDGELAKE	EUGENE ISLAND	324		unrecorded
	05/01/03	OCS-G-25054*	CHEVRON	VIOSCA KNOLL	248		unrecorded
	05/01/03	OCS-G-25055*	CHEVRON	VIOSCA KNOLL	249		unrecorded
Cadillac	07/01/89	OCS-G-10926*	CHEVRON	VIOSCA KNOLL	206		unrecorded
	07/01/93	OCS-G-13980*	CHEVRON	VIOSCA KNOLL	207		unrecorded
	07/01/89	OCS-G-10929*	CHEVRON	VIOSCA KNOLL	250		unrecorded
	07/01/89	OCS-G-10930*	CHEVRON	VIOSCA KNOLL	251		unrecorded
	07/01/89	OCS-G-10931*	CHEVRON	VIOSCA KNOLL	295		unrecorded
	07/01/89	OCS-G-10932*	CHEVRON	VIOSCA KNOLL	296		unrecorded
	07/01/89	OCS-G-10933*	CHEVRON	VIOSCA KNOLL	340		unrecorded

*	operating rights

**	stipulation of interest

Exhibit A-2

Property Schedule – Part I

St Mary Parish, LA

Lease #	Lse Date	Lessor	Lessee	Book	Page	Entry
17-0002094	05/01/36	BELLE ISLE CORPORATION	SUN OIL COMPANY	5-D		59516
17-0002095	08/20/53	STATE OF LOUISIANA - 2366	SUN OIL COMPANY	8-J		89127
17-0002096	08/19/54	STATE OF LOUISIANA - 2585	SUN OIL COMPANY	8-W		90797
17-0002097	04/02/50	ST MARY PARISH LAND CO	THE ATLANTIC REFINING COMPANY	7-M	474	80471
17-0002098	04/17/57	STATE OF LOUISIANA - 3184	SUN OIL COMPANY	9-T		98176
17-0002099	04/17/57	STATE OF LOUISIANA - 3185	SUN OIL COMPANY	9-T		98177
17-0002100	05/27/57	MIAMI CORPORATION	SUN OIL COMPANY	9-Z		99574
17-0002101	08/16/57	STATE OF LOUISIANA AGENCY	SUN OIL COMPANY	9-X		99214
17-0002102	10/06/58	ST MARY PARISH LAND CO	SUN OIL COMPANY	10-J		102232
17-0002103	10/06/58	ST MARY PARISH LAND COMPANY	SUN OIL COMPANY	10-J		102233
17-0002104	03/04/59	STATE OF LOUISIANA AGENCY	SUN OIL COMPANY	10-O		103339
17-0002105	09/26/59	STATE OF LOUISIANA AGENCY - 3586	SUN OIL COMPANY	10-X		105459
17-0002106	06/26/61	ST MARY PARISH LAND COMPANY	SUN OIL COMPANY	11-V		11936
17-0002107	04/23/62	ST MARY PARISH LAND COMPANY	SUN OIL COMPANY	12-L		116064
17-0002108	04/23/62	STATE OF LOUISIANA - 3909	SUN OIL COMPANY	12-E		114499
17-0002253	02/07/36	STATE OF LOUISIANA - 340	WILLIAM T BURTON	5-F	387	60191

Exhibit A-2

Property Schedule – Part I

Terrebonne Parish, LA

Lse #		Lse Date	Lessor	Lessee	Book	Page	Entry
17-0002088		06/15/71	COCKE, OSCAR R	J A DYKES	492		379202
17-0002089		05/06/36	REALTY OPERATORS INC	BARNSDALL OIL COMPANY	104	552	18255
17-0002090		01/28/42	STATE OF LOUISIANA 483	SHELL OIL COMPANY, INC	129		45206
17-0002091	A	09/24/40	PREVOST, FRANCIS MATTHEWS	FRANK WORZLOW	127		42946
17-0002091	B	09/24/40	MATTHEWS, GEORGE	FRANK WORZLOW	130		46207
17-0002091	C	09/24/40	MALLARD, EFFIE	FRANK WORZLOW	129		44605
17-0002091	D	09/24/40	ALSAYA, IDA SMITH	FRANK WORZLOW	130		46175
17-0002093		11/17/54	STATE OF LOUISIANA - 2620	SUN OIL COMPANY	214		137286
17-0002112		03/08/48	CONTINENTAL LAND & FUR CO	UNION PRODUCING COMPANY	160	562	73207
17-0002258		01/13/99	STATE OF LOUISIANA - 16363	HIGHLANDER PETROLEUM CORPORATION	1639		1041087
					1650		1047608
					1674		1063158
17-0002259		01/13/99	STATE OF LOUISIANA - 16364	HIGHLANDER PETORLEUM CORPORATION	1639		1041090
17-0002265		02/12/99	CONTINENTAL LAND & FUR CO, INC	CABOT OIL & GAS CORPORAITON	1640		1041613
17-0002267		02/12/99	CONTINENTAL LAND & FUR CO, INC	CABOT OIL & GAS CORPORATION, ET AL	1640		1041407
17-0002268		02/15/99	CONTINENTAL LAND & FUR CO, INC	UNION PACIFIC RESOURCES COMPANY, ET AL	1640		1041408
17-0002269		02/16/99	CONTINENTAL LAND & FUR CO, INC	UNION PACIFIC RESOURCES COMPANY, ET AL	1640		1041409
17-0002269					1674		1063158
17-0002306		12/27/99	CONTINENTAL LAND & FUR CO, INC	CABOT OIL & GAS CORPORATION	1684		1069230
17-0002309		08/11/99	STATE OF LOUISIANA - 16510	CABOT OIL & GAS CORPORATION	1666		1057718
17-0002310		08/11/99	STATE OF LOUISIANA - 16511	CABOT OIL & GAS CORPORATION	1666		1057719
17-0002314		04/17/00	STATE OF LOUISIANA - 16705	CABOT OIL & GAS CORPORATION	1689		1071869
17-0002338		01/09/97	CONTINENTAL LAND & FUR CO, INC	ENSERCH EXPLORATION, INC	1543		991799
17-0002339		08/09/88	CONTINENTAL LAND & FUR CO, INC	BREHM-BASIN EXPLORATION CO	1169		836154
17-0002340		02/17/89	CONTINENTAL LAND & FUR CO, INC	BREHM-BASIN EXPLORATION CO	1181		841783
17-0002341		10/10/88	CONTINENTAL LAND & FUR CO, INC	BREHM-BASIN EXPLORATION CO	1169		836155
17-0002342		11/09/88	STATE OF LOUISIANA - 13346	CABOT OIL & GAS CORPORATION	1173		837799
17-0002360		08/23/99	CONTINENTAL LAND & FUR CO, INC	HILLIARD PETROLEUM, INC	1661		1054399
17-0002361		09/06/86	CONTINENTAL LAND & FUR CO, INC	CONOCO, INC	1065		787949
17-0002364		01/10/01	STATE OF LOUISIANA - 16942	CABOT OIL & GAS CORPORATION	1725		1090561
17-0002365		01/10/01	STATE OF LOUISIANA - 16970	CABOT OIL & GAS CORPORATION	1725		1090562
17-0002366		01/10/01	STATE OF LOUISIANA - 16943	CABOT OIL & GAS CORPORATION	1725		1090563
17-0002504		03/01/01	CONTINENTAL LAND & FUR CO, INC	RME PETROLEUM COMPANY	1734		1095863
17-0002614		08/08/01	STATE OF LOUISIANA - 17210	RME PETROLEUM COMPANY	1752		1107273

Exhibit A-2

Property Schedule – Part I

Terrebonne Parish, LA

17-0002633		12/01/01	THE ALLAN COMPANY	LOUISIANA OIL AND GAS, INC.	1762		1112487
17-0002739		01/04/02	EAGLE LAKE ESTATE, LLC	LOUISIANA OIL & GAS, INC	1776		1120754
17-0002740		01/04/02	GREZAFFI, ROBERT RAY, ET AL	LOUISIANA OIL & GAS, INC			1120755
17-0002741		01/30/02	LANDECHE, ELLEN GAYRALL	LOUISIANA OIL & GAS, INC	1776		1120756
17-0002742		02/07/02	FRYE, RICHARD W, ET UX	LOUISIANA OIL & GAS, INC	1776		1120757
17-0002743		02/07/02	KEAGHEY, LAURA LANDECHE	LOUISIANA OIL & GAS, INC	1776		1120758
17-0002745		03/01/02	BUQUET, JOHNSON, A, ET AL	LOUISIANA OIL & GAS, INC	1776		1120760
17-0002752		03/01/02	ADAMS, EVELYN EMBREE, ET AL	LOUISIANA OIL & GAS, INC	1776		1120767
17-0002754		02/14/02	KENNEY, HELEN F, ET AL	LOUISIANA OIL & GAS, INC	1776		1120769
17-0002756		05/21/02	A WILBERTS SONS, LLC	LOUISIANA OIL AND GAS, INC	1776		1120771
17-0002762		08/21/02	ELLENDER ENTERPRISES, LLC	CABOT OIL & GAS CORPORATION	1789		1128368
17-0002936		05/27/03	JACKSON, ELAINE COLE LEJEUENE, ET AL	SUNCOAST LAND SERVICES, INC	1820		1149193
17-0002937		05/20/03	NYSSEN, JOHN JACOB, JR, ET UX	SUNCOAST LAND SERVICES, INC	1820		1149194
17-0002939		05/13/03	DANTIN, BEA SAVOIE	SUNCOAST LAND SERVICES, INC	1820		1149196
17-0002940		05/13/03	BRUNET, CASABEL DUGAS, ET AL	SUNCOAST LAND SERVICES, INC	1820		1149197
17-0002941		05/23/03	GREZAFFI, LUKE E, JR, ET UX	SUNCOAST LAND SERVICES, INC	1820		1149198
17-0002942		05/23/03	HARPER, JAMES C, ET AL	SUNCOAST LAND SERVICES, INC	1820		1149199
17-0002960		08/12/03	CL&F RESOURCES LP	CABOT OIL & GAS CORPORATION	1841		1162963
17-0002963		01/13/04	CL&F RESOURCES LP	CABOT OIL & GAS CORPORATION	1857		1173008
17-0003079		08/11/04	STATE OF LOUISIANA #18218	CABOT OIL & GAS CORPORATION	1887		1191717
17-0003235		12/01/04	CL&F RESOURCES LP	CABOT OIL & GAS CORPORATION	1901	75
17-0003311		01/18/05	TERREBONNE PARISH CONSOLIDATED GOVERNMENT	CABOT OIL & GAS CORPORATION	1920	724
Fee Properties
17-0002092	MIN	12/01/98	SUN OPERATING LIMITED PARTNERSHIP	CABOT OIL & GAS CORPORATION	1633		1036888
LA00250003	SUR	12/01/98	SUN OPERATING LIMITED PARTNERSHIP	CABOT OIL & GAS CORPORATION	1633		1036888
Leases Given
17-0002092	LS2	10/15/03	CABOT OIL & GAS CORPORATION	DENBURY RESOURCES INC	1842		1163516
17-0002092	LS3	01/10/06	CABOT OIL & GAS CORPORATION	OPTIMISTIC ENERGY, LLC	1961	525	1232935

Exhibit A-2

Property Schedule – Part I

Vermillion Parish, LA

Lse #		Lse Date	Lessor	Lessee	Book	Page	Entry
17-0002372		05/16/85	VOLLMER, LAWRENCE, ET UX	HENRY & SANDOZ, INC			8507465
17-0002373		05/16/85	VOLLMER, EUNICE L, ET AL	HENRY & SANDOZ, INC			8507466
17-0002374		05/15/85	MATTHEWS, CLABY, ET UX	HENRY & SANDOZ, INC			8507467
17-0002375		05/15/85	LEBOUEF, JAMES N, ET AL	HENRY & SANDOZ, INC			8507468
17-0002376		05/15/85	LOWE, ROBERT D, ET UX	HENRY & SANDOZ, INC			8508261
17-0002377		08/05/85	LELEUX, WARREN, ET UX	HENRY & SANDOZ, INC			8511570
17-0002378		08/05/85	BROUSSARD, AUBREY, ET AL	HENRY & SANDOZ, INC			8511571
17-0002379	A	08/13/85	LELEUX, EDWARD, ET AL	HENRY & SANDOZ, INC			8511703
17-0002379	B	08/13/85	LELEUX, RONALD	HENRY & SANDOZ, INC			8512381
17-0002380		08/30/85	SCHLESSINGER, LENORE	HENRY & SANDOZ, INC			8511708
17-0002381		04/09/86	DETRAZ, ANNIE MAE BROUSSARD	HENRY & SANDOZ, INC			8605695
17-0002382		04/02/86	LUQUETTE, MARIE NOEL, ET AL	HENRY & SANDOZ, INC			8605698
17-0002383		04/11/86	MOUTON, ADOLPH, ET AL	HENRY & SANDOZ, INC			8605798
17-0002384		04/23/86	LAMBERT, WILLIAM G, ET UX	HENRY & SANDOZ, INC			8606092
17-0002385		04/23/86	CLOSTIO, MICHAEL, ET UX	HENRY & SANDOZ, INC			8606093
17-0002386		04/11/86	MOUTON, VERNA HARRINGTON, ET AL	HENRY & SANDOZ, INC			8606094
17-0002387		05/02/86	FOSTER, CARLTON J	BRYAN P BERNARD			8606097
17-0002388		04/11/86	MOUTON, CHRIS MICHAEL, ET UX	HENRY & SANDOZ, INC			8606100
17-0002389		04/23/86	TRAHAN, GEORGE, ET UX	HENRY & SANDOZ, INC			8606101
17-0002390		08/18/87	VOLLMER, DONALD J	ULTRAMAR OIL & GAS LIMITED			8709113
17-0002391		01/21/91	BAUDOIN, JACK	SANDOZ & ASSOCIATES			9102684
17-0002392		05/01/92	AVICO/HEMUS MINERALS, INC	ULTRAMAR OIL AND GAS LIMITED			9208487
17-0002443	A	10/13/88	HUNDLEY, MARY I BROUSSARD, ET AL	CGT INC			8810113
17-0002443	B	10/15/88	LUEDKE, NOLIA MAE BROUSSARD	CGT INC			8810115
17-0002444	A	09/27/88	LEBLEU, ALTON O, ET AL	CGT, INC			881032
17-0002444	B	09/24/88	MECHE, ELIZABETH A THIBODEAUX, ET AL	CGT INC			8810133
17-0002445		09/28/88	BROUSSARD, EDWARD J, ET AL	CGT INC			8810123
17-0002446		10/01/88	VINCENT, CLEVELAND PAUL, ET AL	CGT INC			8810118
17-0002447		04/13/89	BROUSSARD, EDWARD J, ET AL	ULTRAMAR OIL AND GAS LIMITED			8905676
17-0002448	A	05/01/89	GALLET, BRENETTA B, ET AL	ULTRAMAR OIL AND GAS LIMITED			8912061
17-0002448	B	05/29/89	BREAUX, SHELTON J	ULTRAMAR OIL AND GAS LIMITED			8912063
17-0002449		05/01/89	GALLETT, BRENETTA B, ET AL	ULTRAMAR OIL AND GAS LIMITED	706		217504
17-0002450		06/01/89	GASPARD, HUBERT, ET UX	ULTRAMAR OIL AND GAS LIMITED			8912062
17-0002451		07/11/89	LABAUVE, DELIA B	ULTRAMAR OIL AND GAS LIMITED			214856

Exhibit A-2

Property Schedule – Part I

Vermillion Parish, LA

17-0002452		05/31/89	BONNIN, JACK C, ET UX	ULTRAMAR OIL AND GAS LIMITED			8908700
17-0002453		07/24/89	BROUSSARD, CLARENCE L, ET UX	LOUISE ANN BEGNAUD			8908699
17-0002454		07/24/89	R & R GAUGING SERVICES, INC	LOUISE ANN BEGNAUD			8908698
17-0002455		07/24/89	WEEKLY, RAVIS J	LOUISE ANN BEGNAUD			8908697
17-0002456		08/14/89	STATE OF LOUISIANA #13559	HUNT OIL CO			8909919
17-0002459		09/01/88	WEEKLY, RAVIS J	JAY L ARNOLD			8809917
17-0002460		03/19/54	HEBERT, LEO	ALBERT D MILLER	262	403
17-0002461		03/19/54	HOFFPAUIR, R A	ALBERT D MILLER	262	406
17-0002462		03/19/54	LEBLANC, PHILIP	ALBERT D MILLER	262	412
17-0002463		03/23/54	PICARD, LOUISE BROUSSARD, ET AL	ALBERT D MILLER	262	415
17-0002464		03/23/54	LATOUR, E A, ET UX	ALBERT D MILLER	262	409
17-0002465		05/13/54	SPELL, FRANK, SR	ALBERT D MILLER	266	533
17-0002466		05/13/54	FOREMAN, ELEE	ALBERT D MILLER	266	530
17-0002467		05/13/54	STUTES, CURTIS R	ALBERT D MILLER	266	527
17-0002468		05/13/54	FOREMAN, WILLIE J	ALBERT D MILLER	266	536
17-0002469	A	07/03/54	HARGRAVE, ALPHONSINE FEVERGENE, ET AL	ALBERT D MILLER	270	488
17-0002469	B	07/03/54	HARGRAVE, WESTON, ET AL	ALBERT D MILLER	270	492
17-0002469	C	03/25/55	HARGRAVE, LEON	SINCLAIR OIL & GAS COMPANY	291	4
17-0002469	D	03/14/55	FEVERJEAN, ALPHONSINE	SINCLAIR OIL & GAS COMPANY	291	1
17-0002470	A	03/03/55	REAUX, OTTO J	SINCLAIR OIL AND GAS COMPANY	287	315
17-0002470	B	07/26/56	LANDRY, THELMA REAUX	SINCLAIR OIL AND GAS COMPANY	322	529
17-0002470	C	08/07/56	REAUX, SHIRLEY ANN, ET AL	SINCLAIR OIL AND GAS COMPANY	323	285
17-0002470	D	07/26/56	COMEAUX, GERTIE REAUX	SINCLAIR OIL AND GAS COMPANY	323	282
17-0002471	A	03/03/55	REAUX, OTTO J, ET AL	SINCLAIR OIL AND GAS COMPANY	286	49
17-0002471	B	04/06/55	REAUX, SHIRLEY ANN, ET AL	SINCLAIR OIL AND GAS COMPANY	290	86
17-0002471	C	08/15/56	BAGGETT, CLAUDIA DOMINQUE REAUX	SINCLAIR OIL AND GAS COMPANY	323	626
17-0002472		01/01/54	HENRY, L T	ALBERT D MILLER	258	493
17-0002473		01/01/54	LEDOUX, ROBERT P	ALBERT D MILLER	258	513
17-0002474		01/01/54	MORGAN, ELIC	ALBERT D MILLER	258	531
17-0002475		01/01/54	DUBOSE, DERWIN L	ALBERT D MILLER	258	457
17-0002476		10/31/56	HENRY, L T	H S COLE, JR	328	232
17-0002477		10/31/56	LE DOUX, BEATRICE WALDRUM, ET AL	H S COLE, JR	328	264
17-0002478		08/13/73	REAUX, ALCIE J	PAUL MACKEY	756	720
17-0002479		08/13/73	HOFFPAUIR, IRENE FOREMAN, ET AL	PAUL MACKEY	756	706
17-0002480		08/13/73	MEAUX, ROSIE MONTET, ET AL	PAUL MACKEY	756	711
17-0002481		08/13/73	DUBOSE, LEROY F	PAUL MACKEY	756	716
17-0002482		08/13/73	REAUX, GRIFFIN, ET AL	PAUL MACKEY	756	696
17-0002483		08/13/73	MORGAN, GERVIS	PAUL MACKEY	756	724

Exhibit A-2

Property Schedule – Part I

Vermillion Parish, LA

17-0002484		08/13/73	MORGAN, ELIC	PAUL MACKEY	756	728
17-0002485		08/13/73	HENRY, FAY PULLIN, ET AL	PAUL MACKEY	756	701
17-0002486		08/17/77	BROUSSARD, AIMEE ST GERMAINE, et al	ATLANTIC RICHFIELD COMPANY	851	574
17-0002487	A	01/21/53	BROUSSARD, MARCUS A, ET AL	JAMES J ROY	242	487
17-0002487	B	01/24/53	VALLEE, MARION, ET UX	JAMES J ROY	242	485
17-0002487	C	01/24/53	BOYD, LOUISE VALLEE, ET VIR	JAMES J ROY	242	483
17-0002487	D	01/24/53	PERE, AMEDEA VALLEE	JAMES J ROY	242	481
17-0002488		01/22/53	GORDON, R D	JAMES J ROY	242	53
17-0002489		09/12/53	WHITE, PINKARD, ET UX	D C CHEESMAN	249		115293
17-0002490		09/12/53	HEBERT, ANTOINE	HOUSTON OIL COMPANY OF TEXAS	249	396	115208
17-0002491		09/12/53	HEBERT, IRIS WHITE	HOUSTON OIL COMPANY OF TEXAS	249	399	115209
17-0002492		09/18/53	RICHARD, IVY	PIERRE LACAZE	251	553
17-0002493		09/29/53	VINCENT, ODAY	HOUSTON OIL COMPANY OF TEXAS	251	521
17-0002494		10/01/52	GODCHAUX, FRANK A, SR, ET AL	JAMES J ROY	240	255	111593
17-0002495		10/07/52	STOVALL, FRED	JAMES J ROY	240	497	111844
17-0002496		10/19/53	WHITE, MANCEL	HOUSTON OIL COMPANY OF TEXAS	251	518
17-0002497		10/19/53	VEASEY, ARCENEAUX	HOUSTON OIL COMPANY OF TEXAS			20006225
17-0002498		10/12/53	BUATT, J MATT	HOUSTON OIL COMPANY OF TEXAS	251	527
17-0002499		10/12/53	PUGH, LAWRENCE G	HOUSTON OIL COMPANY OF TEXAS	251	530
17-0002500	A	12/04/53	FOSTER, VERNA	PIERRE LACAZE	253	89
17-0002500	B	12/03/53	FINN, BERNICE	PIERRE LACAZE	253	263
17-0002500	C	12/01/53	LEE, IRMA	PIERRE LACAZE	253	189
17-0002500	D	12/04/53	CHAMBERS, GLADYS	PIERRE LACAZE	255		116598
17-0002500	E	12/04/53	LEBLANC, DOROTHY MAE FOSTER	PIERRE LACAZE	253		116077
17-0002500	F	02/16/54	MERCHANTS NATL BANK Pt Arthur, Guard	PIERRE LACAZE	258	126
17-0002500	G	12/02/53	FOSTER, PINKARD JR	TEXAS INDEPENDENT OIL COMPANY	253	286
17-0002500	H	12/02/53	FOSTER, CARLTON J	TEXAS INDEPENDENT OIL COMPANY	256	587
17-0002500	I	10/01/55	WHERRY, R B ET AL	TEXAS INDEPENDENT OIL COMPANY	302	512
17-0002501		10/10/50	WHITE, ISAIAH	HOUSTON OIL COMPANY OF TEXAS	219		103966
17-0002502	A	10/10/50	PIERCE, CASEY	HOUSTON OIL COMPANY OF TEXAS	219		103962
17-0002502	B	10/10/50	WHITE, DAVID	HOUSTON OIL COMPANY OF TEXAS	219		103964
17-0002503		03/10/51	BERNARD, NUMA L	HOUSTON OIL COMPANY OF TEXAS	224	327	105507
17-0002505		09/26/51	LAPLACE, PAUL	HOUSTON OIL COMPANY OF TEXAS	226	317	107303
17-0002506		09/28/53	MILLER, PRESTON J	HOUSTON OIL COMPANY OF TEXAS	250	368	115424
17-0002507		03/10/51	BERNARD, CINDERELLA WHITE ET VIR	HOUSTON OIL COMPANY OF TEXAS	224	330	105598
17-0002508		12/08/53	ACADIA VERMILION RICE IRRIGATING CO, INC	HOUSTON OIL COMPANY OF TEXAS	254	203	116387
17-0002509		12/03/53	WHITE, HOWARD	HOUSTON OIL COMPANY OF TEXAS	254	208	116388
17-0002510		11/19/53	STATE OF LOUISIANA - 2412	HOUSTON OIL COMPANY OF TEXAS	253		116137

Exhibit A-2

Property Schedule – Part I

Vermillion Parish, LA

17-0002511	11/19/53	STATE OF LOUISIANA - 2413	HOUSTON OIL COMPANY OF TEXAS	253		116138
17-0002512	01/12/54	VOORHIES, P J	HOUSTON OIL COMPANY OF TEXAS			20006225
17-0002513	11/23/56	MILLER, PRESTON J	UNION OIL CO OF CALIFORNIA	330	109	132967
17-0002514	01/08/51	LOUISIANA FURS, INC	UNION OIL CO OF CALIFORNIA	222	117	104635
17-0002515	09/29/54	LEE, ROY J	E G NOXON	273	300
17-0002516	02/19/53	HEBERT, GASTON	THE SUPERIOR OIL COMPANY	242	297
17-0002517	02/19/53	WHITE, DAVIS	THE SUPERIOR OIL COMPANY	242	295	113055
17-0002518	02/20/53	WHITE, OLIN	THE SUPERIOR OIL COMPANY	242	303
17-0002519	10/05/92	EXXON CORPORATION	ATLANTIC RICHFIELD COMPANY			9306118
17-0002520	12/09/95	GODCHAUX, FRANK A III, ET AL	CODY ENERGY, INC			9601361
17-0002521	12/09/95	GODCHAUX, FRANK A III, ET AL	CODY ENERGY, INC			9601360
17-0002522	04/22/98	J C STOVALL TRUST, ET AL	CODY ENERGY, INC			20108381
17-0002544	03/19/54	COMEAUX, LINZEY	ALBERT D MILLER	262	400
17-0002730	02/24/59	HOFFPAUIR, EUGENIE PERRY, ET AL	SOUTHERN NATURAL GAS COMPANY	385	459
17-0002831	09/16/02	THERIOT, CYNTHIA MAYES, ET AL	JAMES G DIEHL			20212148
17-0002996	03/15/04	STATE OF LOUISIANA #18074	CABOT OIL & GAS CORPORATION			20406011
17-0003186	11/01/03	GODCHAUX, FRANK A, III, ET AL	CODY ENERGY, INC			20404857
17-0003187	11/10/98	GODCHAUX, FRANK A, III, ET AL	CODY ENERGY, INC, ET AL			20404853
17-0003234	11/01/03	GODCHAUX, FRANK A, III, ET AL	DUNHILL EXPLORATION & PRODUCTION LLC			20404858

Schedule 4.1(k)

Basic Documents

Item (1)	None

Item (2)	Field	Contract #	Purchaser
	Augen	OS78	Plains Marketing
Belle Isle
Kent Bayou
Shallow Horn

	Little Horn Bayou	OS75	Plains Marketing

	Ellender	OS69	Shell Trading (US)

	Avery Island	OS50	Plains Marketing

Item (3)	Prospect	Contract #	Date	Parties
	Bristol, Cadillac,	AL-CO-001	11/10/04	Chevron USA, Inc.,
	Impala, Satellite			COGC

	Chacahoula	LA-SA-002	6/11/96	Phillips Petroleum Co.
			eff 5/20/96	Flare Resources

Item (4)	Field	Contract #	Purchaser
	Lake Pelto	GC228	Chevron Natural Gas

	Little Horn	GC235	Atmos Energy
Shallow Horn

	Little Horn	OS75	Plains Marketing

	Avery Island	OS50	Plains Marketing

Morgan City Field Office lease agreements

Avery Island -	Compressor contract Production Handling Agreement (awaiting Palace Exploration Co.’s execution)

1

Belle Isle -	Production Handling Agreement (SL340) Production Handling Agreement (Rooster) - currently in negotiations

Ellis -	Compressor Contract

Hathaway -	Compressor Contract

Kent Bayou (Shallow Horn) -	Compressor Contract

Lake Pelto -	Dock Rental Agreement Production Handling Agreement Production Handling Agreement (awaiting Palace Exploration Co.’s execution)

Little Horn Bayou -	Compressor Contract

Live Oak -	Compressor Contract Production Handling Agreement (Vista)

Willow Woods -	Booster Compressor Contract Sales Compressor Contract Flash Gas Compressor Contract

2

FIRST AMENDMENT TO

ASSET PURCHASE AGREEMENT

THIS FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT (this “Amendment”), dated as of September 29, 2006, is by and between CABOT OIL & GAS CORPORATION, a Delaware corporation (“COGC”), and CODY ENERGY LLC, a Colorado limited liability company (“Cody”) (collectively, “Seller”), and, PHOENIX EXPLORATION COMPANY LP, a Delaware limited partnership (“Buyer”).

WHEREAS, Seller and Buyer have entered into that certain Asset Purchase Agreement between Seller and Buyer dated as of August 25, 2006 (the “Agreement”) pursuant to which Seller agreed to sell to Buyer, and Buyer agreed to purchase from Seller, certain oil and gas properties and related assets upon the terms and subject to the conditions set forth therein. All capitalized terms used but not defined herein shall have the meanings set forth in the Agreement.

WHEREAS, Seller and Buyer desire to amend the Agreement as hereinafter set forth; and

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

ARTICLE I.

AMENDMENTS TO THE AGREEMENT

Section 1.1 Election of Retained Liabilities. Without admitting that such matters constitute Title Defects, pursuant to Section 6.2(d) of the Agreement, Seller hereby elects to indemnify Buyer from and against any Covered Liabilities resulting from the following Title Defects alleged by Buyer in Buyer’s Assertion of Title Defects dated September 20, 2006, a copy of which is attached as Exhibit A hereto (“Assertion of Title Defects”), by electing to treat such alleged Title Defects as Retained Liabilities under the Agreement until such matters have been cured: Title Defects Number 1, 19, 24, 25, 32 and 35(i) (if, and only if, the Property related to such Title Defect Number 35(i) is conveyed to Buyer pursuant to the Agreement). Notwithstanding anything herein provided to the contrary, Buyer acknowledges that Seller shall have no liability arising out of or relating to such Retained Liabilities except to the extent that the aggregate Covered Liabilities actually incurred by Buyer on account thereof exceed the amount of Deductible that has not been exhausted pursuant to Section 6.2(d), Section 6.7 or Section 13.4(b). Furthermore, in no event shall Seller’s liability to Buyer on account of any such Retained Liability exceed the Title Defect Amount claimed by Buyer with respect to such alleged Title Defect in the Assertion of Title Defects. Buyer agrees that upon the cure of any such alleged Title Defect, Buyer shall promptly deliver to Seller a written release in form and substance reasonably acceptable to Seller of its indemnity obligations related thereto.

Section 1.2 Assignment of Indemnification of Kerr-McGee. Seller hereby assigns to Buyer all rights of Seller under and pursuant to that certain letter agreement dated May 24, 2000 from Kerr-McGee Oil & Gas Onshore LLC to Cabot Oil & Gas Corporation, a copy of which is attached hereto as Exhibit B.

1

Section 1.3 Buyer’s Waiver of Title Defects. Pursuant to Section 6.2(c) of the Agreement, Buyer hereby waives all Title Defects it asserted to Seller pursuant to the Assertion of Title Defects other than those set forth in Section 1.1 hereof.

Section 1.4 Waiver of Identified Claims and Breaches. Prior to the Closing Date, Seller and Buyer each identified certain alleged breaches of the Agreement or other claims by the other party. Seller and Buyer desire to resolve those breaches and claims without an admission of liability by either party. Except as expressly set forth in this Agreement, therefore, Seller and Buyer each hereby waives the right to recover damages for those breaches of the Agreement or other claims alleged by either party against the other on or prior to the date hereof. Notwithstanding the foregoing, nothing within this Amendment waives the rights of the parties as they relate to Retained Liabilities and Assumed Liabilities.

Section 1.5 Rights of Way. Seller hereby agrees to expressly convey with reasonable specificity all rights of way identified by Buyer as being related to or associated with the Subject Interests to Buyer within 30 days of the date hereof.

Section 1.6 TLS Data Sheets. Seller hereby agrees to provide Buyer with all TLS data sheets related to the Subject Interests as soon as reasonably practicable.

Section 1.7 Digital Shape Files. Seller hereby agrees to provide Buyer with electronic files of all digital shape files related to the Subject Interests as soon as reasonably practicable as long as the delivery thereof does not violate any contractual obligation or contain any confidential information.

Section 1.8 Levert-Morvant Settlement. Seller hereby confirms and agrees that all amounts paid to the lessors of that certain mineral lease dated December 27, 1945 by Levert-Morvant Inc. of record in Lafourche Parish, Louisiana, (the “Levert-Morvant Lease”), any decrease in the Net Revenue Interest attributable to the Levert-Morvant Lease to less than that set forth on the Allocated Value Schedule, and any other Covered Liabilities related to or arising out of the settlement of that certain threatened Action with Levert-Morvant set forth on Schedule 4.1(f) of the Agreement are Retained Liabilities under the Agreement.

ARTICLE II.

MISCELLANEOUS

Section 2.1 Reaffirmation of Agreement. This Amendment shall be deemed to be an amendment to the Agreement, and the Agreement, as amended hereby, is hereby ratified, approved and confirmed in each and every respect. All references to the Agreement in the Agreement (excluding this Amendment) shall hereafter be deemed to refer to the Agreement, as amended hereby.

Section 2.2 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

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Section 2.3 Governing Law. THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW RULES THAT WOULD DIRECT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

Section 2.4 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that the respective rights and obligations of the parties hereto shall not be assignable or delegable by any party hereto without the express written consent of the non-assigning or non-delegating party.

Section 2.5 Amendments and Waivers. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by Buyer and Seller. Any party hereto may, only by an instrument in writing, waive compliance by another party hereto with any term or provision of this Agreement on the part of such other party hereto to be performed or complied with. The waiver by any party hereto of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach.

Section 2.6 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any adverse manner to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

[Signature Page to Follow]

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IN WITNESS WHEREOF, this Agreement has been signed by or on behalf of each of the parties as of the day first above written.

SELLER:

CABOT OIL & GAS CORPORATION

By:
J. Scott Arnold Vice President–Land

CODY ENERGY LLC

By:
J. Scott Arnold Vice President–Land

BUYER:

PHOENIX EXPLORATION COMPANY LP

By:
William H. Flores President

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Exhibit A to

First Amendment to

Asset Purchase Agreement,

Dated as of September 29, 2006

Buyer’s Assertion of Title Defects, dated September 20, 2006

[Omitted]

Exhibit B to

First Amendment to

Asset Purchase Agreement

Dated as of September 29, 2006

Certain letter agreement dated May 24, 2000 from Kerr-McGee Oil & Gas Onshore LLC to Cabot Oil & Gas Corporation

[Omitted]